    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 2003

                                                       REGISTRATION NO. 333-[--]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                     THE PNC FINANCIAL SERVICES GROUP, INC.
             (Exact name of Registrant as Specified in Its Charter)

               PENNSYLVANIA                                   6712                                    25-1435979
     (State or Other Jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
      Incorporation or Organization)              Classification Code Number)                   Identification Number)

                                 ONE PNC PLAZA
                                249 FIFTH AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-2707
                                 (412) 762-2000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                             ---------------------
                               WILLIAM S. DEMCHAK
                   VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                     THE PNC FINANCIAL SERVICES GROUP, INC.
                                 ONE PNC PLAZA
                                249 FIFTH AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-2707
                                 (412) 762-2000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                                   COPIES TO:

                  EDWARD D. HERLIHY, ESQ.                                        TODD M. POLAND, ESQ.
               WACHTELL, LIPTON, ROSEN & KATZ                                    HOWARD KAILES, ESQ.
                    51 WEST 52ND STREET                                        MCCARTER & ENGLISH, LLP
                  NEW YORK, NEW YORK 10019                                       FOUR GATEWAY CENTER
                                                                                 100 MULBERRY STREET
                                                                               NEWARK, NEW JERSEY 07102

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.
                             ---------------------
    If the securities registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE           REGISTRATION
       SECURITIES TO BE REGISTERED(1)            REGISTERED(2)          PER SHARE        OFFERING PRICE(3)          FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per share,
  together with Preferred Stock Purchase
  Rights, if any.............................      6,900,000               N/A              $326,485,504           $26,413
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) As of the date hereof, rights to purchase Series G Junior Participating Preferred Stock, par value $1.00 per share, issued pursuant to the Rights Agreement, dated as of May 15, 2000, and amended as of January 1, 2003, between The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC") and The Chase Manhattan Bank, as Rights Agent, (the "Rights"), are attached to and trade with the common stock, par value $5.00 per share, of PNC (the "PNC Common Stock"). The value of the attributable Rights, if any, is reflected in the market price of PNC Common Stock.

(2) The maximum number of shares of PNC Common Stock issuable to shareholders of United National Bancorp, a New Jersey corporation ("United National"), upon consummation of the merger of United National with and into a subsidiary of PNC.

(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(c), (f)(1) and
    (f)(3) under the Securities Act, based on the aggregate market value on October 2, 2003 of the shares of United National common stock, par value $1.25 per share ("United National Common Stock"), expected to be exchanged in connection with the merger, the proposed maximum aggregate offering price is $326,485,504, which equals (i) the product of (A) the average of the high and low prices of United National Common Stock as reported on the Nasdaq National Market on October 2, 2003 ($33.66) and (B) 19,596,969, representing the maximum number of shares of United National Common Stock expected to be exchanged in connection with the merger, less (ii) the amount of cash paid by PNC in exchange for shares of United National Common Stock (which equals $333,148,473).

(4) Calculated by multiplying (i) the proposed maximum aggregate offering price for all securities to be registered ($326,485,504) by (ii) 0.00008090.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 2003

                         [UNITED NATIONAL BANCORP LOGO]

                                   [--], 2003

     The board of directors of United National Bancorp has unanimously agreed to merge with and into a subsidiary of The PNC Financial Services Group, Inc. If the merger is completed, you will be entitled to elect to receive PNC common stock or cash in the merger, subject to potential proration as described on pages 24-25. THE VALUE OF THE MERGER CONSIDERATION WILL FLUCTUATE WITH THE VALUE OF PNC COMMON STOCK AND WILL BE DETERMINED BASED ON THE FIVE-DAY AVERAGE CLOSING PRICE OF PNC COMMON STOCK SHORTLY BEFORE THE COMPLETION OF THE MERGER. AS EXPLAINED IN MORE DETAIL IN THIS DOCUMENT, WHETHER YOU MAKE A CASH ELECTION OR A STOCK ELECTION, THE VALUE OF THE CONSIDERATION THAT YOU WILL RECEIVE AS OF THE COMPLETION DATE WILL BE THE SAME BASED ON THE PNC STOCK PRICE USED TO CALCULATE THE MERGER CONSIDERATION. Based on the closing price of PNC common stock on [--], 2003, for each of your shares of United National common stock you would receive either approximately $[--] in cash or approximately [--] shares of PNC common stock. On August 20, 2003, the day before the merger agreement was executed, the closing price of PNC common stock was $48.53, which would imply a value per United National share of $33.89 in cash or approximately 0.698 shares of PNC common stock.

     We expect the merger to be generally tax-free with respect to PNC common stock you receive and generally taxable with respect to cash you receive.

     Regardless of your election to receive PNC common stock or cash in the merger, upon completion of the merger, each outstanding option to purchase or receive United National common stock granted under a United National stock plan will be cancelled and automatically converted into the right to receive from PNC, subject to applicable withholding taxes, an amount equal to the cash to be paid by PNC to each holder of United National common stock electing to receive cash in the merger less the per share exercise price for each share of United National common stock subject to those United National stock options.

     This proxy statement/prospectus contains detailed information about the proposed merger, and we urge you to read it carefully. In particular, you should carefully consider the discussion in "Risk Factors" beginning on page 16 of this proxy statement/prospectus. In addition, you may obtain information about PNC and United National from documents that each has filed with the Securities and Exchange Commission.

     The United National board of directors has unanimously determined that the merger is advisable and in the best interests of United National and its shareholders, and has approved the merger agreement. Accordingly, the United National board recommends that United National's shareholders vote FOR approval and adoption of the merger agreement.

     We have scheduled a special meeting of our shareholders to vote on the merger agreement, and you are cordially invited to attend the meeting at United National's offices located at 1130 Route 22 East, Bridgewater, New Jersey 08807-0010, on [DAY], [DATE], 2003 at 10:00 a.m., local time.

     YOUR VOTE IS VERY IMPORTANT. A majority of the votes cast at the United National special meeting is required to approve the merger agreement, and a majority of the outstanding United National common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If your shares are held in "street name," you must instruct your broker in order to vote.

                                         [SIGNATURE BLOCK INSERT]
                                         Thomas C. Gregor
                                         Chairman of the Board, Chief Executive
                                         Officer and President

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE SECURITIES TO BE ISSUED IN THE MERGER, AS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, NOR HAVE THEY DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. FURTHERMORE, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated [--], 2003, and is first being mailed to shareholders on or about [--], 2003.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about United National Bancorp and The PNC Financial Services Group, Inc. from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement/prospectus by accessing the Securities and Exchange Commission's website maintained at "http://www.sec.gov" or by requesting copies in writing or by telephone from the appropriate company at the following addresses:

           UNITED NATIONAL BANCORP                THE PNC FINANCIAL SERVICES GROUP, INC.
             1130 Route 22 East                                One PNC Plaza
     Bridgewater, New Jersey 08807-0010                      249 Fifth Avenue
      Attention: Shareholder Relations              Pittsburgh, Pennsylvania 15222-2707
               (908) 429-2406                         Attention: Shareholder Services
                                                              (800) 982-7652

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY [--], 2003 IN ORDER TO RECEIVE THEM BEFORE THE UNITED NATIONAL SPECIAL SHAREHOLDER MEETING. IF YOU REQUEST ANY DOCUMENTS INCORPORATED BY REFERENCE FROM US, WE WILL MAIL THEM TO YOU PROMPTLY BY FIRST-CLASS MAIL, OR SIMILAR MEANS.

     See "Where You Can Find More Information" on page 61.

                   [UNITED NATIONAL BANCORP LOGO -- TO COME]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A special meeting of shareholders of United National Bancorp will be held at United National's offices located at 1130 Route 22 East, Bridgewater, New Jersey 08807-0010, on [DAY], [DATE], 2003 at 10:00 a.m., local time, to consider and vote upon the following proposals:

     - To approve and adopt the Agreement and Plan of Merger, dated as of August 21, 2003, by and among The PNC Financial Services Group, Inc., PNC Bancorp, Inc., a wholly owned subsidiary of The PNC Financial Services Group, Inc., and United National Bancorp, which provides for, among other things, the merger of United National Bancorp with and into PNC Bancorp, Inc.

     - To adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger.

     - To transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

     The proposed merger is described in more detail in the accompanying proxy statement/prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Annex A to that document.

     The United National board of directors has set the close of business (5:00 p.m., Eastern time) on [--], 2003 as the record date for determining shareholders entitled to notice of and to vote at the special meeting. Only shareholders of record on that date are entitled to notice of, and to vote at, the United National special meeting and any adjournments or postponements of the United National special meeting.

     The United National board of directors has unanimously determined that the merger is advisable and in the best interests of United National and its shareholders. Accordingly, the United National board has approved the merger agreement and recommends that United National's shareholders vote FOR approval and adoption of the merger agreement at the special meeting.

     It is important that the enclosed proxy card be signed, dated and promptly returned in the enclosed envelope so that your shares will be represented, whether or not you plan to attend the special meeting. If you do attend the meeting and wish to vote, you may withdraw your proxy at that time. Please do not send your stock certificates with your proxy card.

                                          By Order of the Board of Directors,

                                          [SIGNATURE BLOCK INSERT]
                                          Leonard G. Gleason
                                          Vice President, Acting General Counsel
                                          & Acting Secretary

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL
  MEETING...................................................    i
SUMMARY.....................................................    1
MARKET PRICE AND DIVIDEND INFORMATION.......................    9
  Market Price Data.........................................    9
  Historical Market Prices and Dividends....................    9
  Comparative Unaudited Per Share Data......................   11
  Condensed Consolidated Financial Data of PNC and
     Subsidiaries...........................................   13
  Condensed Consolidated Financial Data of United National
     and Subsidiaries.......................................   15
RISK FACTORS................................................   16
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   18
THE SHAREHOLDERS MEETING....................................   20
  Purpose, Time and Place...................................   20
  Record Date; Voting Power.................................   20
  Votes Required............................................   20
  Share Ownership of Management and Certain Shareholders....   20
  Voting of Proxies.........................................   21
  Revocability of Proxies...................................   21
  Adjournments..............................................   21
  Solicitation of Proxies...................................   21
THE MERGER AGREEMENT........................................   22
  General...................................................   22
  Form of the Merger........................................   22
  Timing of Completion of the Merger........................   22
  Merger Consideration......................................   22
  Conversion of Shares; Exchange of Certificates; Elections
     as to Form of Consideration............................   25
  Fractional Shares.........................................   27
  Board of Directors and Officers Following the Merger......   27
  Representations and Warranties............................   27
  Certain Covenants.........................................   28
  No Solicitation...........................................   30
  Indemnification and Insurance.............................   31
  Conditions to the Consummation of the Merger..............   32
  Termination of the Merger Agreement.......................   32
  Termination Fee...........................................   33
  Adjustments to the Merger Consideration...................   34
THE MERGER..................................................   34
  Background of the Merger..................................   34
  Reasons for the Merger; Recommendation of PNC's and United
     National's Board of Directors..........................   36
  Opinion of United National's Financial Advisor............   38
  Public Trading Markets....................................   46
  PNC Dividends.............................................   46
  Absence of Appraisal Rights...............................   46

                                                              PAGE
                                                              ----
  Material Federal Income Tax Consequences of the Merger....   47
  Accounting Treatment......................................   49
  Regulatory Approvals......................................   50
  Interests of Certain Persons in the Merger................   50
  Restrictions on Resales by Affiliates.....................   53
COMPARISON OF RIGHTS OF SHAREHOLDERS OF PNC AND UNITED
  NATIONAL..................................................   53
  Authorized Capital........................................   54
  Voting Rights.............................................   54
  Board of Directors........................................   54
  Shareholder Action........................................   55
  Committees of the Board of Directors......................   56
  Officers..................................................   57
  Approval of Certain Transactions..........................   57
  Rights of Dissenting Shareholders.........................   59
  Amendment of Governing Documents..........................   59
  Charitable Contributions..................................   60
  Shareholders Rights Plan..................................   60
EXPERTS.....................................................   60
LEGAL MATTERS...............................................   61
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS..................   61
WHERE YOU CAN FIND MORE INFORMATION.........................   61
ANNEX A -- AGREEMENT AND PLAN OF MERGER
ANNEX B -- OPINION OF KEEFE, BRUYETTE & WOODS, INC.

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:  WHAT DO I NEED TO DO NOW?

A: With respect to the meeting -- after you have carefully read this document, indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at the shareholders meeting.

    If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals. For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" or "against" a proposal are counted. "Broker non-votes," if any are submitted by brokers or nominees in connection with the special meeting, will not be counted as votes "for" or "against" for purposes of determining the number of votes cast but will be treated as present for quorum purposes. "Broker non-votes" are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under the applicable Nasdaq National Market rules. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted "for" or "against" a proposal.

    With respect to the merger -- you should complete and return the election form, together with your stock certificates, to [--], the exchange agent for the merger, according to the instructions printed on the form or, if your shares are held in "street name," according to your broker's instructions.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES WITH MY PROXY CARD?

A: No. Please DO NOT send your stock certificates with your proxy card. Rather, prior to the election deadline of [--], 2003, you should send your United National common stock certificates to the exchange agent, together with your completed, signed election form, or, if your shares are held in "street name," according to your broker's instructions.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not vote your United National shares unless you follow the directions your broker or bank provides to you regarding how to vote your shares on the merger proposal.

Q:  WHAT DOES THE UNITED NATIONAL BOARD OF DIRECTORS RECOMMEND?

A: United National's board of directors has unanimously approved the merger agreement and recommends that United National's shareholders vote FOR the proposal to approve and adopt the merger agreement.

Q.  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: A majority of the votes cast at the special meeting is required to approve the merger agreement.

Q:  HOW IMPORTANT IS MY VOTE?

A: Because the merger cannot be completed without the affirmative vote of a majority of the votes cast at the special meeting, and because a majority of the outstanding United National common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting, every shareholder's vote is important.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: PNC and United National are working to complete the merger promptly, and hope to complete the merger in January 2004. However, delays in satisfying the conditions to the obligations of PNC and United National to complete the merger could delay completion.

Q:  CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

A: Yes, you can change your vote at any time before your proxy is voted at the special meeting. You can do this in three ways:

     - You can send a written statement that you would like to revoke your proxy to the [Secretary] of United National;

     - You can send United National a valid, later-dated proxy card; or

     - You can attend the special meeting and vote in person. However, your attendance alone will not revoke your proxy -- you must also vote in person.

    You should send your revocation or new proxy card to United National's Corporate Secretary at the address on the cover page.

    If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

Q:  CAN I CHANGE MY ELECTION AFTER I SUBMIT MY CERTIFICATES?

A: You can revoke your election and submit new election materials prior to the election deadline, which will be 5:00 p.m., Eastern time on [--], 2003, the day prior to the date of the special meeting. You may do so by submitting a written notice to the Exchange Agent that is received prior to the deadline at the following address:

    [EXCHANGE AGENT]
    [ADDRESS]
    [ADDRESS]

    The revocation must specify the account name and such other information as the Exchange Agent may request; revocations may not be made in part. New elections must be submitted in accordance with the election procedures described in this proxy statement/ prospectus. If you instructed a broker to submit an election for your shares, you must follow your broker's directions for changing those instructions.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

                            UNITED NATIONAL BANCORP
                               1130 ROUTE 22 EAST
                       BRIDGEWATER, NEW JERSEY 08807-0010
                                 (908) 429-2406
                        ATTENTION: SHAREHOLDER RELATIONS

                                       OR

                                [EXCHANGE AGENT]
                                   [ADDRESS]
                                   [ADDRESS]
                                  [TELEPHONE]

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: You can find more information about PNC and United National from various sources described under "Where You Can Find More Information" on page 61 of this proxy statement/prospectus.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you.

YOU WILL RECEIVE CASH AND/OR SHARES OF PNC COMMON STOCK IN THE MERGER DEPENDING ON YOUR ELECTION AND ANY PRORATION (PAGES 24-25)

     You will have the right to elect to receive merger consideration for each of your shares of United National common stock in the form of cash or shares of PNC common stock, subject to proration in circumstances described below.

     THE VALUE OF THE MERGER CONSIDERATION WILL FLUCTUATE WITH THE VALUE OF PNC COMMON STOCK AND WILL BE DETERMINED BASED ON THE FIVE-DAY AVERAGE CLOSING PRICE OF PNC COMMON STOCK SHORTLY BEFORE THE COMPLETION OF THE MERGER. AS EXPLAINED IN MORE DETAIL IN THIS DOCUMENT, WHETHER YOU MAKE A CASH ELECTION OR A STOCK ELECTION, THE VALUE OF THE CONSIDERATION THAT YOU WILL RECEIVE AS OF THE COMPLETION DATE WILL BE THE SAME BASED ON THE PNC STOCK PRICE USED TO CALCULATE THE MERGER CONSIDERATION. You may specify different elections with respect to different shares that you hold (if, for example, you own 100 shares, you could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

     In addition, regardless of your election to receive PNC common stock or cash in the merger, upon completion of the merger, each outstanding option to purchase or receive United National common stock granted under a United National stock plan will be cancelled and automatically converted into the right to receive from PNC, subject to any required withholding taxes, cash equal to the per share cash merger consideration less the per share exercise price for each share of United National common stock subject to the applicable United National stock options.

     Set forth below is a table showing a hypothetical range of prices for shares of PNC common stock and the corresponding consideration that a United National shareholder would receive in a cash election and a stock election under the merger consideration formula based on the number of shares of United National common stock currently outstanding. The table does not reflect the fact that cash will be paid instead of fractional shares.

      PNC COMMON STOCK                         UNITED NATIONAL COMMON STOCK
----------------------------   ------------------------------------------------------------
   HYPOTHETICAL FIVE-DAY       CASH ELECTION EXCHANGE   STOCK ELECTION EXCHANGE AMOUNT PER
AVERAGE CLOSING SALES PRICES      AMOUNT PER SHARE        SHARE (PNC SHARES/MARKET VALUE)
----------------------------   ----------------------   -----------------------------------
           $40.00                      $30.92                      0.773/$30.92
           $41.00                      $31.27                      0.763/$31.27
           $42.00                      $31.62                      0.753/$31.62
           $43.00                      $31.97                      0.743/$31.97
           $44.00                      $32.32                      0.734/$32.32
           $45.00                      $32.66                      0.726/$32.66
           $46.00                      $33.01                      0.718/$33.01
           $47.00                      $33.36                      0.710/$33.36
           $48.00                      $33.71                      0.702/$33.71
           $49.00                      $34.06                      0.695/$34.06
           $50.00                      $34.40                      0.688/$34.40
           $51.00                      $34.75                      0.681/$34.75
           $52.00                      $35.10                      0.675/$35.10
           $53.00                      $35.45                      0.669/$35.45
           $54.00                      $35.80                      0.663/$35.80
           $55.00                      $36.14                      0.657/$36.14
           $56.00                      $36.49                      0.652/$36.49
           $57.00                      $36.84                      0.646/$36.84

      PNC COMMON STOCK                         UNITED NATIONAL COMMON STOCK
----------------------------   ------------------------------------------------------------
   HYPOTHETICAL FIVE-DAY       CASH ELECTION EXCHANGE   STOCK ELECTION EXCHANGE AMOUNT PER
AVERAGE CLOSING SALES PRICES      AMOUNT PER SHARE        SHARE (PNC SHARES/MARKET VALUE)
----------------------------   ----------------------   -----------------------------------
           $58.00                      $37.19                      0.641/$37.19
           $59.00                      $37.54                      0.636/$37.54
           $60.00                      $37.88                      0.631/$37.88

     The examples above are illustrative only. The value of the merger consideration that you actually receive will be based on the average trading price of PNC common stock prior to completion of the merger, as described below. If that average price is not included in the table above, including because the price is outside the range of the amounts set forth above, we do not intend to resolicit proxies from United National shareholders in connection with the merger.

     The merger consideration will be based on the arithmetic average of the 4:00 p.m. Eastern time closing sales prices of PNC common stock reported on the New York Stock Exchange for the five consecutive trading days preceding, but not including, the trading day prior to the completion date of the merger. Based on the closing price of PNC common stock on [--], 2003, for each of your shares of United National common stock you would receive either approximately $[--] in cash or approximately [--] shares of PNC common stock, subject to possible proration. However, we will compute the actual amount of cash and number of shares of PNC common stock you will receive in the merger using the formula contained in the merger agreement, which may be subject to further adjustment, as described in the merger agreement:

     - as a result of exercises of options to purchase United National common stock;

     - to ensure that the merger qualifies as a "reorganization" for United States federal income tax purposes; or

     - to prevent termination of the merger agreement by United National under limited circumstances described under "The Merger
       Agreement -- Termination of the Merger Agreement" on page 32.

     The consideration to be paid to shareholders cannot be determined until the close of trading on the trading day immediately prior to the completion of the merger. We intend to announce these amounts when known. For a summary of the formula contained in the merger agreement, see "The Merger Agreement -- Merger Consideration" on page 22.

THE MERGER WILL BE GENERALLY TAX-FREE TO HOLDERS OF UNITED NATIONAL COMMON STOCK WHO RECEIVE ONLY PNC COMMON STOCK AND GENERALLY TAXABLE TO HOLDERS WHO RECEIVE CASH (PAGE 47)

     Neither PNC nor United National will be required to complete the merger unless it receives a legal opinion to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes. Accordingly, we expect the transaction to generally be tax-free to holders of United National common stock for United States federal income tax purposes to the extent that they receive shares of PNC common stock pursuant to the merger. Those holders receiving solely cash for their United National common stock will generally recognize gain or loss equal to the difference between the amount of cash received and their tax basis in their shares of United National common stock. Those holders receiving both PNC common stock and cash for their United National common stock will generally recognize gain equal to the lesser of (1) the amount of cash received and (2) the excess of the "amount realized" in the transaction (i.e., the fair market value of the PNC common stock at the effective time of the merger plus the amount of cash received) over their tax basis in their United National common stock. In certain circumstances, such gain or, in the case of recipients of cash only, the entire amount of cash received, could be taxable as ordinary income rather than capital gain. For a further summary of the United States federal income tax consequences of the merger to holders of United National common stock, please see "The Merger -- Material Federal Income Tax Consequences of the Merger" on page 47.

REGARDLESS OF WHETHER YOU MAKE A CASH ELECTION OR A STOCK ELECTION, YOU MAY NEVERTHELESS RECEIVE A MIX OF CASH AND STOCK (PAGE 24)

     The aggregate number of shares of PNC common stock which will be issued and the aggregate amount of cash which will be paid to United National shareholders as consideration in the merger are fixed at 6,551,806 shares and $319,990,218, respectively, subject to possible adjustment, as described under "The Merger Agreement -- Merger Consideration" on page 22. AS A RESULT, IF TOO MANY SHAREHOLDERS ELECT TO RECEIVE PNC COMMON STOCK OR CASH, SHAREHOLDERS ELECTING THE OVER-SUBSCRIBED FORM OF CONSIDERATION WILL BE PROPORTIONATELY CUT BACK AND WILL RECEIVE A PORTION OF THEIR CONSIDERATION IN THE OTHER FORM, DESPITE THEIR ELECTION.

     In addition, the number of shares of PNC common stock that will be issued in the merger to United National shareholders may be increased, and the aggregate amount of cash that will be issued to United National shareholders may be decreased, if adjustment is necessary to ensure that the merger qualifies as a "reorganization" for United States federal income tax purposes as described under "The Merger Agreement -- Merger Consideration -- Adjustments to Preserve Tax Treatment" on page 23. Such an adjustment would reduce the cash available and increase the likelihood that cash elections would be subject to proration, although it would have the opposite effect on stock elections.

     In the event that shares of United National common stock are issued upon the exercise of outstanding options to purchase or receive shares of United National common stock, the aggregate number of shares of PNC common stock to be issued as consideration in the merger will be increased, and the aggregate amount of cash to be issued to United National shareholders decreased, as described under "The Merger Agreement -- Merger Consideration" on page 22.

     Regardless of your election to receive PNC common stock or cash in the merger, outstanding options to purchase or receive United National common stock will be converted only into the right to receive cash as described above.

IN ORDER TO MAKE AN ELECTION, YOU MUST PROPERLY COMPLETE AND DELIVER THE FORM OF ELECTION THAT ACCOMPANIES THIS DOCUMENT (PAGE 25)

     Together with this proxy statement/prospectus, you are receiving a form of election with instructions for making cash and stock elections, which you must properly complete and deliver to the exchange agent along with your stock certificates (or a properly completed notice of guaranteed delivery). Do not send your stock certificates or form of election with your proxy card.

     Forms of election and stock certificates (or a properly completed notice of guaranteed delivery) must be received by the exchange agent by the election deadline, which will be 5:00 p.m., Eastern time, on [--], 2003, the day prior to the date of the special meeting. Once you tender your stock certificates to the exchange agent, you may not transfer your United National shares until the merger is completed, unless you revoke your election by written notice to the exchange agent which is received prior to the election deadline.

     If you fail to submit a properly completed form of election, together with your stock certificates (or a properly completed notice of guaranteed delivery), prior to the election deadline, you will be deemed not to have made an election. As a non-electing holder, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in PNC common stock, or in part cash and in part PNC common stock, depending on the remaining pool of cash and PNC common stock available for paying merger consideration after honoring the cash elections and stock elections that other shareholders have made.

     If you own shares of United National common stock in "street name" through a bank, broker or other financial institution and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election.

     If the merger is not approved at the United National special shareholder meeting, stock certificates will be returned by the exchange agent in the manner they were delivered, either through book-entry transfer or by first class mail.

COMPLETION OF THE MERGER IS SUBJECT TO A NUMBER OF CONDITIONS (PAGE 32)

     The completion of the merger depends upon satisfying a number of conditions, including the following:

     - approval of the merger and adoption of the merger agreement by United National shareholders;

     - receipt of all governmental consents and approvals required to complete the merger and, if determined by PNC, the bank combination;

     - receipt of all non-governmental third party approvals required to complete the transactions contemplated by the merger agreement; and

     - absence of any legal prohibition on completion of the merger.

     In addition, PNC's obligation to complete the merger is subject to, among other things:

     - the accuracy of the representations and warranties made by United National and the performance of obligations by United National as required under the merger agreement;

     - the absence of any condition imposed by a governmental entity in connection with any merger or bank regulatory approval that requires United National or its subsidiaries to be operated in a manner that would have a material adverse effect on United National or PNC; and

     - the receipt of an opinion of PNC's counsel to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes.

     In addition, United National's obligation to complete the merger is subject to, among other things:

     - the accuracy of the representations and warranties made by PNC and the performance of obligations by PNC as required under the merger agreement; and

     - the receipt of an opinion of United National's counsel to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes.

TERMINATION OF THE MERGER (PAGE 32)

     The merger may be terminated at any time prior to the completion of the merger:

     - by mutual written consent of PNC and United National;

     - by either PNC or United National if:

          - the merger is not completed by August 21, 2004 (other than because of a breach of the merger agreement caused by the terminating party);
          - the merger is not approved by United National's shareholders;

          - there exists any final nonappealable legal prohibition on completion of the merger; or

          - a required consent of a governmental entity has been denied and the denial is final and nonappealable;

          - by PNC if the United National board changes its recommendation for the merger with PNC or if United National fails to call or convene the special meeting of the United National shareholders;

          - by PNC if United National materially breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement;

          - by United National if PNC materially breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement; or

          - by United National if (i) the total value of the transaction declines by more than 15%, and (ii) PNC's stock price declines by more than 15% in comparison with an index of its peer companies; except that PNC will have 72 hours to increase the number of PNC common shares to be received by United National shareholders such that implied value of the merger would be equivalent to the minimum implied value that would have had to exist for the above price-based termination right to have not been triggered.

UNITED NATIONAL MUST PAY PNC A TERMINATION FEE UNDER LIMITED CIRCUMSTANCES (PAGE
33)

     United National must pay a termination fee of $25 million to PNC if the following events occur:

     A Third Party Proposes to Acquire United National. A third party makes a bona fide proposal to acquire United National, and the party does not withdraw such proposal before the merger agreement between PNC and United National is terminated.

     The Merger Agreement between PNC and United National is Terminated. Either PNC or United National terminates the merger agreement under any of the following circumstances:

     - The shareholders of United National vote against the merger (PNC or United National terminates the merger agreement)

     - United National's board of directors changes its recommendation that its shareholders approve and adopt the merger agreement or fails to hold a special meeting to vote on approving and adopting the merger agreement (PNC terminates the merger agreement)

     - United National willfully and materially breaches its representations and obligations under the merger agreement (PNC terminates the merger agreement)

     United National Completes a New Acquisition. Within 12 months after the date of termination of the merger agreement, United National completes an acquisition transaction or enters into a merger agreement or other similar document related to such acquisition transaction.

     In addition to the $25 million termination fee, United National will be obligated to reimburse PNC for out-of-pocket expenses incurred by PNC in connection with the merger agreement and the transactions contemplated by the merger agreement.

KEEFE, BRUYETTE & WOODS, INC. HAS DELIVERED A FAIRNESS OPINION TO UNITED NATIONAL'S BOARD STATING THAT, AS OF AUGUST 21, 2003, THE AGGREGATE MERGER CONSIDERATION TO BE RECEIVED BY UNITED NATIONAL SHAREHOLDERS WAS FAIR FROM A FINANCIAL POINT OF VIEW TO UNITED NATIONAL SHAREHOLDERS (PAGES 38 THROUGH 46)

     In deciding to approve the merger agreement, the United National board of directors considered the opinion, dated August 21, 2003, of its financial advisor, Keefe, Bruyette & Woods, Inc., that, as of that date and based upon and subject to the factors and assumptions set forth in Keefe, Bruyette & Woods's written opinion, the aggregate merger consideration to be received by all United National shareholders under the merger agreement was fair from a financial point of view to those shareholders. The written opinion of Keefe, Bruyette & Woods is attached as Annex B to this proxy statement/prospectus. We encourage you to read this opinion carefully and in its entirety. Under the terms of its engagement letter with United National, Keefe, Bruyette & Woods will receive a customary fee upon completion of the merger. In addition, United National has agreed to reimburse Keefe, Bruyette & Woods for its reasonable out-of-pocket expenses and indemnify Keefe, Bruyette & Woods against various liabilities.

MARKET PRICE INFORMATION (PAGE 9)

     PNC common stock trades on the New York Stock Exchange under the symbol "PNC" and United National trades on the Nasdaq National Market under the symbol "UNBJ."

     The following table presents closing sales prices for PNC and United National common stock on the NYSE and NASDAQ, respectively, on August 20, 2003, the last full trading day prior to our announcement of the signing of the merger agreement, and on [--], 2003, the latest practicable date prior to printing this proxy statement/ prospectus. The following table also presents the equivalent pro forma prices for United National common stock on those dates, as determined by multiplying the closing PNC sales prices on those dates by 0.698, and [--], each representing the fraction of a share of PNC common stock that United National shareholders electing to receive PNC common stock would receive in the merger for each share of United National common stock, based on the closing price of PNC common stock on August 20, 2003 and [--], 2003, respectively, and assuming no proration or adjustment.

                                 UNITED
                        PNC     NATIONAL   EQUIVALENT
                       COMMON    COMMON      PRICE
                       STOCK     STOCK     PER SHARE
                       ------   --------   ----------
August 20, 2003......  $48.53    $31.05      $33.89
[--], 2003...........  $  [--]   $  [--]     $  [--]

     The market prices of PNC and United National common stock will fluctuate prior to completion of the merger, along with the equivalent pro forma United National price. You should obtain current stock price quotations from a newspaper, on the Internet or by calling your broker.

HISTORICAL DIVIDENDS AND PNC'S POST-MERGER DIVIDEND POLICY (PAGE 9)

     The dividends paid by PNC and United National in recent periods are set forth under "Market Price and Dividend Information -- Historical Market Prices and Dividends" on page 9. Following the consummation of the merger, the declaration of dividends by PNC will be at the discretion of the PNC board of directors and will be determined by the board after the consideration of various factors, including, without limitation, the earnings and financial condition of PNC and its subsidiaries.

THERE ARE DIFFERENCES BETWEEN THE RIGHTS OF UNITED NATIONAL SHAREHOLDERS AND PNC SHAREHOLDERS

     United National shareholders who elect to receive shares of PNC common stock, or who receive PNC common stock as a result of proration, will become PNC shareholders as a result of the merger and, accordingly, their rights after the merger will be governed by PNC's amended and restated articles of incorporation, PNC's bylaws and the laws of the Commonwealth of Pennsylvania. Please read carefully the summary of the material differences between the rights of United National shareholders and PNC shareholders under the heading "Comparison of Rights of Shareholders of PNC and United National" on page 53.

INFORMATION ABOUT PNC AND UNITED NATIONAL

The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
(412) 762-2000

     PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation.

     PNC is one of the largest diversified financial services organizations in the United States, currently operating businesses engaged in regional community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services. PNC provides certain products and services nationally and others in PNC's primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC also provides certain asset management and global fund services internationally. At June 30, 2003, PNC's consolidated assets, deposits, and shareholders' equity were approximately $67.3 billion, $46.7 billion and $6.8 billion, respectively.

United National Bancorp
1130 Route 22 East
Bridgewater, New Jersey 08807-0010
(908) 429-2200

     United National Bancorp is a holding company for United Trust Bank, a state-chartered FDIC-insured commercial bank headquartered in Bridgewater, New Jersey, operating 52 community banking offices throughout Essex, Hunterdon, Middlesex, Morris, Somerset, Union and Warren counties in New Jersey and Lehigh and Northampton counties in Pennsylvania. The Bank provides retail banking, insurance services, business banking services, commercial lending, consumer and mortgage lending and trust and investment services. At June 30, 2003, United National's consolidated assets, deposits, and shareholders' equity were approximately $3.0 billion, $2.2 billion and $267 million, respectively.

UNITED NATIONAL SHAREHOLDERS DO NOT HAVE APPRAISAL RIGHTS (PAGE 46)

     United National is incorporated under New Jersey law. Under New Jersey law, the shareholders of United National do not have any right to dissent from the merger or seek an appraisal of the value of their shares in connection with the merger.

REASONS FOR THE MERGER (PAGES 36 THROUGH 38)

     The merger offers United National shareholders both the opportunity to realize a premium for the value of their shares, as well as the opportunity to participate in the growth and potential of PNC through the stock component of the merger consideration. Based on the closing price of PNC common stock on August 20, 2003, the value of the merger consideration to be received by United National shareholders in the merger represents a premium of approximately 9.15% over the closing price of United National common stock on the Nasdaq National Market on August 20, 2003, and a premium of approximately 17.21% over the weighted average closing price of United National common stock on the Nasdaq National Market for the thirty trading days prior to the approval of the transaction by the United National board of directors.

     To review the background and reasons for the merger in greater detail, see pages 34 through 38.

UNITED NATIONAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER (PAGE 37)

     The United National board of directors has unanimously determined that the merger is advisable and in the best interests of United National and its shareholders. Accordingly, the United National board has approved the merger agreement and recommends that United National shareholders vote FOR approval and adoption of the merger agreement.

UNITED NATIONAL OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM OR IN ADDITION TO THEIR INTERESTS AS SHAREHOLDERS (PAGES 50 THROUGH 53)

     Pre-Existing SERP Agreements. United National had entered into separate supplemental executive retirement plan ("SERP") agreements with certain of its executives to supplement the benefit such executives can receive under United National's 401(k) and defined benefit pension plans. The SERP agreements were designed to provide a retirement benefit (taking into account the benefits estimated to be provided under the tax-qualified plans) that was equal to 70% of the executive's final salary, in the case of Messrs. Gregor and Gerleit, and 60% of the executive's final salary, in the case of all other executives. United National has paid to a trust for the benefit of each executive who had a SERP agreement an amount that fully satisfies any obligation to the executives under the SERP agreements. The amount of such payments for Messrs. Gregor, Gerleit, Soles, Tappen and the other executive officers as a group is, respectively, $2,050,675, $984,855, $773,709, $435,604 and $1,080,957.

     Pre-Existing Employment and Change-in-Control Agreements. United National also had pre-existing employment and change-in-control agreements with each of Messrs. Gregor, Gerleit, Soles, Tappen and certain other executive officers, which were superseded by new agreements. Under the old agreements, upon consummation of the merger agreement, each executive would have been entitled to receive a lump-sum payment equal to a multiple of his five-year average compensation. The payments required to be made in connection with a change of control and payments made under pre-existing SERP agreements would be considered compensation for purposes of calculating the five-year average. In addition, the lump-sum payments would be subject to gross-ups in the event of the imposition of certain taxes.

     Employment, Non-Compete and Retention Agreements/Employment and Retention Agreements. At the time of execution and delivery of the merger agreement, PNC, United National and certain United National executives entered into certain agreements. Messrs. Gregor and Gerleit entered into Employment, Non-Compete and Retention Agreements and Messrs. Soles, Tappen and certain other executive officers entered into Employment and Retention Agreements, which generally become effective only upon completion of the merger but, effective upon signing, supersede each executive officer's existing Employment and Change-in-Control Agreements. If the merger is not completed, these agreements will be null and void and of no force and effect. The term of the agreements is three years from completion of the merger in the case of Messrs. Gregor and Gerleit and one year from completion of the merger in the case of each of the other executives.

     Each of the executives who are party to the agreements has agreed not to use or disclose any confidential information or to solicit customers and employees.

     Among other terms, described more fully at pages 51 - 52, these agreements provide that upon completion of the merger, each of the executives is entitled to a bonus, which represents a portion of the amount that they would have been entitled to receive under their old agreements. The amount of such payments for Messrs. Gregor, Gerleit, Soles, Tappen and the other executive officers as a group is, respectively, $650,000, $450,000, $500,000, $340,000 and $1,505,000.
In addition, in consideration of their future services to PNC and United National, on the second business day following the first anniversary of the completion of the merger, subject to the executives' continued employment with PNC and United National,

United National will pay each of the executives a stay bonus. The amount of such stay bonus for Messrs. Gregor, Gerleit, Soles, Tappen and the other executive officers as a group is, respectively, $985,000, $685,000, $695,000, $362,000 and
$932,450.

     These agreements also provide that during the term each of the executives will be entitled to receive an annual base salary (equal to the annual base salary as in effect as of the date of the merger agreement, which in the case of Mr. Gregor is $443,000 and in the case of Mr. Gerleit is $275,000) as well as certain other employee benefits and perquisites. Messrs. Gregor and Gerleit's agreements also provide for the payment of a discretionary annual bonus for each year during the term, paid in a combination of cash and restricted PNC common stock. The first year of such bonus is guaranteed. For Messrs. Gregor and Gerleit, the minimum bonus for the year in which the merger is completed will be equal to 40% and 25% of their respective annual base salaries.


     The non-competition provisions that apply to Messrs. Gregor and Gerleit restrict each executive's competitive activity in New Jersey, New York or Pennsylvania (and any other geographic area where the executive conducted significant business during his employment period). In consideration for their agreement not to compete, each of Messrs. Gregor and Gerleit will be entitled to receive a payment of $1,800,000 and $720,000, respectively, which will be payable over a period of 36 months following completion of the merger.

     PNC Advisory Board. PNC has agreed to establish an advisory board and, before completion of the merger, will offer each member of the United National board of directors an opportunity to become a member of this advisory board effective upon completion of the merger. Membership on the advisory board will be conditioned upon entering into a customary non-competition/non-solicitation agreement. The PNC advisory board will be maintained for at least two years from the completion date of the merger. Each member of the PNC advisory board will receive an annual retainer equal to $7,500 and may receive an additional fee of $16,000 conditioned upon achieving certain customer referral and new business goals. PNC has agreed to allow members of the advisory board who are currently participating in United National's director deferred compensation plans, and who agree to specified plan amendments, to defer advisory board fees into the existing plans and to fix in place the existing life insurance benefit provisions of the plans.

     Equity-Based Awards. Stock options representing the right to acquire 293,753 shares of United National common stock held by executive officers and non-employee directors of United National on August 20, 2003 under the equity plans sponsored by United National vested upon execution of the merger agreement. The United National stock options that are outstanding as of the completion of the merger will terminate and the holder of such option will be provided with an amount in cash equal to the excess, if any, of the cash merger consideration over the exercise price of the option.

     Indemnification and Insurance. Pursuant to the merger agreement, and subject to certain limitations, the surviving corporation will indemnify and hold harmless from liability for acts or omissions occurring at or prior to the effective time of the merger those current or former directors and officers of United National currently entitled to indemnification from United National and its subsidiaries as provided in the certificates of incorporation and by-laws (or comparable organizational documents) of United National and its subsidiaries. In addition, the surviving corporation is required to maintain these policies or similar policies in effect for six years following completion of the merger, subject to certain limitations described more fully at page 53.

MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICE DATA

     The principal trading markets for PNC and United National common stock are the New York Stock Exchange and the Nasdaq National Market, respectively.

HISTORICAL MARKET PRICES AND DIVIDENDS

     The following tables set forth, for the periods indicated, the high and low sales prices per share of PNC common stock and United National common stock on the NYSE and Nasdaq National Market, respectively, based on published financial sources, and cash dividends declared on PNC and United National common stock.

                                      PNC
                                  COMMON STOCK

CALENDAR PERIOD                                                HIGH        LOW       CASH DIVIDEND
---------------                                               ------   -----------   -------------
                                                                       (PER SHARE)
Fiscal 2001 (ended December 31, 2001)
  First Quarter.............................................  $75.81     $56.00          $0.48
  Second Quarter............................................  $71.11     $62.40          $0.48
  Third Quarter.............................................  $70.39     $51.14          $0.48
  Fourth Quarter............................................  $60.11     $52.30          $0.48
Fiscal 2002 (ended December 31, 2002)
  First Quarter.............................................  $62.80     $52.50          $0.48
  Second Quarter............................................  $61.49     $49.60          $0.48
  Third Quarter.............................................  $52.75     $32.70          $0.48
  Fourth Quarter............................................  $44.23     $36.02          $0.48
Fiscal 2003 (ending December 31, 2003)
  First Quarter.............................................  $45.95     $41.63          $0.48
  Second Quarter............................................  $50.11     $42.06          $0.48
  Third Quarter.............................................  $50.17     $46.41          $0.48
  Fourth Quarter (through October [--], 2003)...............  $  [--]    $  [--]         $0.50

                                UNITED NATIONAL
                                  COMMON STOCK

                                                                                         CASH
CALENDAR PERIOD                                               HIGH        LOW         DIVIDEND(1)
---------------                                              ------   -----------   ---------------
                                                                      (PER SHARE)
Fiscal 2001 (ended December 31, 2001)
  First Quarter............................................  $20.75     $17.44           $0.20
  Second Quarter...........................................  $22.68     $18.75           $0.20
  Third Quarter............................................  $25.50     $21.25           $0.20
  Fourth Quarter...........................................  $25.10     $21.00           $0.20
Fiscal 2002 (ended December 31, 2002)
  First Quarter............................................  $24.08     $21.42           $0.20
  Second Quarter...........................................  $23.50     $20.51           $0.20
  Third Quarter............................................  $23.25     $17.51           $0.20
  Fourth Quarter...........................................  $24.11     $19.48           $0.20

                                                                                         CASH
CALENDAR PERIOD                                               HIGH        LOW         DIVIDEND(1)
---------------                                              ------   -----------   ---------------
                                                                      (PER SHARE)
Fiscal 2003 (ending December 31, 2003)
  First Quarter............................................  $24.59     $23.00           $0.20
  Second Quarter...........................................  $28.90     $23.50           $0.20
  Third Quarter............................................  $33.95     $26.37           $0.20
  Fourth Quarter (through [--], 2003)......................  $  [--]    $  [--]          $ [--]

---------------

(1) Prior to completion of the merger, United National is restricted by the terms of the merger agreement from paying dividends, other than regular quarterly cash dividends not in excess of $0.20 per share on United National common stock and regular cash dividends on the United National REIT preferred stock.

     Post-Merger Dividend Policy. Following the merger, the declaration of dividends will be at the discretion of the PNC board of directors and will be determined by PNC's board of directors after consideration of various factors, including, without limitation, the earnings and financial condition of PNC and its subsidiaries.

                      COMPARATIVE UNAUDITED PER SHARE DATA

     The following table presents at the dates and for the periods indicated (i) historical and pro forma combined per share data for PNC Common Stock, and (ii) historical and pro forma equivalent per share data for United National Common Stock. The information is based upon and should be read in conjunction with the respective historical consolidated financial statements of PNC and United National incorporated by reference in this proxy statement/prospectus.

     The PNC Common Stock pro forma combined data give effect to the merger but do not reflect anticipated expenses and nonrecurring charges that may result from the merger. The pro forma per share data also do not reflect estimated expense savings and revenue enhancements anticipated to result from the merger.

     The United National Common Stock pro forma equivalent basic earnings per share, diluted earnings per share and book value per share amounts were computed by multiplying the respective PNC Common Stock pro forma combined amounts by the quotient determined by dividing the PNC common stock to be issued in the merger by the number of United National common shares to be converted into PNC common shares. This ratio represents the fraction of a share of PNC common stock a United National shareholder receiving only PNC common stock would receive. The United National Common Stock pro forma equivalent cash dividends per common share was computed by multiplying the PNC Common Stock historical cash dividends per common share by the quotient determined by dividing the PNC common stock to be issued in the merger by the number of United National common shares to be converted into PNC common shares. For purposes of these computations, the value of the merger consideration was based on the closing price of PNC common stock on August 20, 2003, the day before the merger agreement was executed. These computations assume that at closing: (i) there would be 18,822,954 United National common shares outstanding of which 9,380,930 would be converted into PNC common shares, (ii) total cash consideration to be paid would approximate $319.9 million, and (iii) 6,551,806 PNC common stock shares would be issued in the merger.

     The pro forma data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma data are presented or which will be attained in the future.

                                                              AS OF OR FOR THE   AS OF OR FOR THE
                                                              SIX MONTHS ENDED      YEAR ENDED
                                                                  JUNE 30,         DECEMBER 31,
                                                                    2003               2002
                                                              ----------------   ----------------
PNC COMMON STOCK:
Basic earnings per share from continuing operations
  Historical................................................       $ 1.58            $  4.23
  Pro Forma Combined........................................         1.59               4.20
Diluted earnings per share from continuing operations
  Historical................................................         1.57               4.20
  Pro Forma Combined........................................         1.58               4.17
Cash dividends per common share
  Historical................................................         0.96               1.92
Book value per share at period end
  Historical................................................        24.16              24.03
  Pro Forma Combined........................................        24.72              24.58
UNITED NATIONAL COMMON STOCK:
Basic earnings per share
  Historical................................................         0.80               1.25
  Pro Forma Equivalent......................................         1.11               2.93
Diluted earnings per share
  Historical................................................         0.80               1.24
  Pro Forma Equivalent......................................         1.10               2.91
Cash dividends per common share
  Historical................................................         0.40               0.80
  Pro Forma Equivalent......................................         0.67               1.34
Book value per share at period end
  Historical................................................        14.20              13.93
  Pro Forma Equivalent......................................        17.25              17.16

         CONDENSED CONSOLIDATED FINANCIAL DATA OF PNC AND SUBSIDIARIES

     The following table shows financial results of PNC as of and for the periods indicated. PNC's consolidated annual amounts are derived from PNC's audited consolidated financial statements, and have been prepared in conformity with accounting principles generally accepted in the United States of America. Amounts for the six months ended June 30, 2003 and 2002, are unaudited, but PNC believes the six-month amounts for 2003 and 2002 reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations as of or for these periods in accordance with generally accepted accounting principles. You should not assume that the results presented below are indicative of results for any future period.

                 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA

                              PNC AND SUBSIDIARIES

                                      SIX MONTHS ENDED
                                          JUNE 30,
                                         (UNAUDITED)                  YEAR ENDED DECEMBER 31,
                                      -----------------   -----------------------------------------------
                                       2003      2002      2002     2001(A)    2000      1999      1998
                                      -------   -------   -------   -------   -------   -------   -------
EARNINGS (IN MILLIONS)
  Net interest income...............  $ 1,024   $ 1,145   $ 2,197   $ 2,262   $ 2,164   $ 2,344   $ 2,488
  Provision for credit losses.......       93       171       309       903       136       163       225
  Non interest income...............    1,571     1,660     3,197     2,652     2,950     2,460     2,092
  Non interest expense..............    1,791     1,646     3,227     3,414     3,103     2,838     2,698
                                      -------   -------   -------   -------   -------   -------   -------
  Income from continuing operations
    before minority interest and
    income taxes....................      711       988     1,858       597     1,875     1,803     1,657
  Minority interest in income of
    consolidated entities...........       24        22        37        33        27        15         6
  Income taxes......................      241       329       621       187       634       586       571
                                      -------   -------   -------   -------   -------   -------   -------
  Income from continuing
    operations......................      446       637     1,200       377     1,214     1,202     1,080
  Income (loss) from discontinued
    operations, net of tax..........       --        --       (16)        5        65        62        35
                                      -------   -------   -------   -------   -------   -------   -------
  Income before cumulative effect of
    accounting change...............      446       637     1,184       382     1,279     1,264     1,115
  Cumulative effect of accounting
    change, net of tax..............       --        --        --        (5)       --        --        --
                                      -------   -------   -------   -------   -------   -------   -------
  Net income........................  $   446   $   637   $ 1,184   $   377   $ 1,279   $ 1,264   $ 1,115
                                      =======   =======   =======   =======   =======   =======   =======
PER COMMON SHARE DATA
  Basic earnings (loss)
    Continuing operations...........  $  1.58   $  2.25   $  4.23   $  1.27   $  4.12   $  3.98   $  3.53
    Discontinued operations.........       --        --     (0.05)     0.02      0.23      0.21      0.11
                                      -------   -------   -------   -------   -------   -------   -------
    Before cumulative effect of
      accounting change.............     1.58      2.25      4.18      1.29      4.35      4.19      3.64
    Cumulative effect of accounting
      change........................       --        --        --     (0.02)       --        --        --
                                      -------   -------   -------   -------   -------   -------   -------
    Net income......................  $  1.58   $  2.25   $  4.18   $  1.27   $  4.35   $  4.19   $  3.64
                                      =======   =======   =======   =======   =======   =======   =======

                                      SIX MONTHS ENDED
                                          JUNE 30,
                                         (UNAUDITED)                  YEAR ENDED DECEMBER 31,
                                      -----------------   -----------------------------------------------
                                       2003      2002      2002     2001(A)    2000      1999      1998
                                      -------   -------   -------   -------   -------   -------   -------
  Diluted earnings (loss)
    Continuing operations...........  $  1.57   $  2.23   $  4.20   $  1.26   $  4.09   $  3.94   $  3.49
    Discontinued operations.........       --        --     (0.05)     0.02      0.22      0.21      0.11
                                      -------   -------   -------   -------   -------   -------   -------
    Before cumulative effect of
      accounting change.............     1.57      2.23      4.15      1.28      4.31      4.15      3.60
    Cumulative effect of accounting
      change........................       --        --        --     (0.02)       --        --        --
                                      -------   -------   -------   -------   -------   -------   -------
    Net income......................  $  1.57   $  2.23   $  4.15   $  1.26   $  4.31   $  4.15   $  3.60
                                      =======   =======   =======   =======   =======   =======   =======
  Book value (at period end)........  $ 24.16   $ 22.46   $ 24.03   $ 20.54   $ 21.88   $ 19.23   $ 18.86
  Cash dividends declared...........  $  0.96   $  0.96   $  1.92   $  1.92   $  1.83   $  1.68   $  1.58
PERIOD END BALANCES (IN MILLIONS)
  Total assets......................  $67,262   $66,913   $66,377   $69,638   $69,921   $69,360   $70,829
  Total deposits....................   46,694    44,427    44,982    47,304    47,664    45,802    46,150
  Total borrowed funds..............    7,903    10,480     9,116    12,090    11,718    14,229    15,939
  Total shareholders' equity........    6,774     6,390     6,859     5,823     6,656     5,946     6,043

---------------

(a) See "2001 Strategic Repositioning" in the Consolidated Balance Sheet Review portion of the Financial Review section of PNC's 2002 Annual Report to Shareholders, included as Exhibit 13 to PNC's Annual Report on Form 10-K for the year ended December 31, 2002 for further information regarding items impacting the comparability of 2001 amounts with other periods presented.

   CONDENSED CONSOLIDATED FINANCIAL DATA OF UNITED NATIONAL AND SUBSIDIARIES

     The following table shows financial results of United National as of and for the periods indicated. United National's consolidated annual amounts are derived from United National's audited consolidated financial statements, and have been prepared in conformity with accounting principles generally accepted in the United States of America. Amounts for the six months ended June 30, 2003 and 2002, are unaudited, but United National believes the six-month amounts for 2003 and 2002 reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations as of or for these periods in accordance with generally accepted accounting principles. You should not assume that the results presented below are indicative of results for any future period.

                 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA
                        UNITED NATIONAL AND SUBSIDIARIES

                                    SIX MONTHS ENDED
                                        JUNE 30,
                                       (UNAUDITED)                     YEAR ENDED DECEMBER 31,
                                   -------------------   ----------------------------------------------------
                                   2003(A)      2002     2002(A)      2001       2000       1999       1998
                                   --------   --------   --------   --------   --------   --------   --------
EARNINGS (IN MILLIONS)
  Net interest income............  $   48.8   $   35.9   $   81.0   $   72.2   $   69.6   $   72.9   $   68.4
  Provision for credit losses....       3.1        9.0       11.2        2.8        4.7        3.8        3.4
  Noninterest income.............      16.1       11.7       23.0       22.7       26.6       21.1       24.2
  Noninterest expense............      42.1       31.2       68.7       57.9       57.4       73.0       61.4
                                   --------   --------   --------   --------   --------   --------   --------
  Income before income taxes.....      19.7        7.4       24.1       34.2       34.1       17.2       27.8
  Income taxes...................       4.5        0.4        3.7        9.4        9.4        5.3        8.2
                                   --------   --------   --------   --------   --------   --------   --------
  Net income.....................  $   15.2   $    7.0   $   20.4   $   24.8   $   24.7   $   11.9   $   19.6
                                   ========   ========   ========   ========   ========   ========   ========
PER COMMON SHARE DATA
  Basic earnings
  Net income.....................  $   0.80   $   0.48   $   1.25   $   1.64   $   1.60   $   0.76   $   1.26
                                   ========   ========   ========   ========   ========   ========   ========
  Diluted earnings
  Net income.....................  $   0.80   $   0.47   $   1.24   $   1.62   $   1.59   $   0.74   $   1.21
                                   ========   ========   ========   ========   ========   ========   ========
  Book value (at period end).....  $  14.20   $  10.79   $  13.93   $  10.53   $   9.27   $   7.61   $   9.97
  Cash dividends declared........  $   0.40   $   0.40   $   0.80   $   0.80   $   0.80   $   0.77   $   0.61
PERIOD END BALANCES (IN MILLIONS)
  Total assets...................  $3,031.9   $2,060.3   $2,867.7   $1,962.5   $2,112.2   $2,090.4   $1,916.8
  Total deposits.................   2,211.6    1,443.2    2,153.4    1,400.7    1,527.4    1,481.2    1,403.4
  Total borrowed funds...........     518.2      429.7      415.4      377.2      414.2      456.3      329.6
  Total shareholders' equity.....     267.1      157.4      264.7      156.6      141.3      119.1      158.7

---------------

(a) On August 21, 2002, Vista Bancorp, Inc. was merged with and into United National with United National being the surviving corporation in a transaction accounted for under the purchase method of accounting. See the United National Annual Report on Form 10-K for the year ended December 31, 2002 for further information. The comparability of information presented above for the six months ended June 30, 2003 and the year ended December 31, 2002 with other periods presented is impacted by this transaction.

                                  RISK FACTORS

     In addition to the other information included in this proxy statement/prospectus (including the matters addressed in "Special Note Regarding Forward-Looking Statements," on page 18), you should carefully consider the matters described below in determining whether to approve the merger agreement and make a cash or stock election. Please also refer to the additional risk factors identified in the periodic reports and other documents of PNC and United National incorporated by reference into this document and listed in "Where You Can Find More Information."

THE PRICE OF PNC COMMON STOCK MAY DECREASE BEFORE AND AFTER THE MERGER, WHICH WOULD DECREASE THE VALUE OF THE MERGER CONSIDERATION RECEIVED BY UNITED NATIONAL SHAREHOLDERS

     On August 20, 2003, the day before the merger was announced, the closing price of a share of PNC common stock was $48.53. On October [ -- ], 2003, the most recent practicable date before the mailing of this document, the closing price was $[ -- ]. The price of PNC common stock may decrease before the merger is completed. The amount of cash or stock that a United National shareholder will receive is based, in part, on the five-day average of PNC stock before the merger is completed. A decrease in the stock price would result in a reduction in the consideration to be received by a United National shareholder.

     In addition, fluctuations in the price of PNC stock will occur after completion of the merger. The trading price of PNC stock received by a United National shareholder in connection with the merger, therefore, could be lower than the trading price of PNC stock on August 20, October [ -- ] or the closing date of the merger. The market value of PNC stock fluctuates based upon general market economic conditions, PNC's business and prospects and other factors.

SHAREHOLDERS MAY RECEIVE A FORM OF CONSIDERATION DIFFERENT FROM WHAT THEY ELECT

     While each United National shareholder may elect to receive all cash or all PNC stock in the merger, the pools of cash or PNC stock available for all United National shareholders will be fixed amounts. As a result, if either a cash or stock election proves to be more popular among United National shareholders, and you choose the election that is more popular, you might receive a portion of your consideration in cash and a portion of your consideration in PNC stock.

IF YOU TENDER SHARES OF UNITED NATIONAL COMMON STOCK TO MAKE AN ELECTION, YOU WILL NOT BE ABLE TO SELL THOSE SHARES UNTIL AFTER THE MERGER, UNLESS YOU REVOKE YOUR ELECTION PRIOR TO THE ELECTION DEADLINE

     To make a cash or stock election, you must deliver your stock certificates (or follow the procedures for guaranteed delivery) to the exchange agent. The deadline, for doing this is 5:00 p.m. Eastern time, on [ -- ], 2003, the day before the special meeting of stockholders. You will not be able to sell any shares of United National common stock that you have delivered, unless you revoke your election before the deadline by providing written notice to the exchange agent. If you do not revoke your election, you will not be able to liquidate your investment in United National common stock for any reason, until you receive cash or PNC stock in the merger. In the time between delivery of your shares and the closing of the merger, the trading price of United National or PNC common stock may decrease, and you might otherwise want to sell your shares of United National to gain access to cash, make other investment opportunities, or reduce the potential for a decrease in the value of your investment. (See "-- The price of PNC common stock may decrease before and after the merger" above.)

     The date that you will receive your merger consideration depends on the completion date of the merger, which is uncertain. The completion date of the merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.

THE OPINION OBTAINED BY UNITED NATIONAL FROM ITS FINANCIAL ADVISOR WILL NOT REFLECT CHANGES IN CIRCUMSTANCES PRIOR TO THE MERGER

     Keefe, Bruyette & Woods, Inc., the financial advisor to United National, has delivered a "fairness opinion" to the board of directors of United National. The opinion states that as of August 21, 2003, the aggregate merger consideration to be received by United National shareholders was fair, from a financial point of view. The opinion does not reflect changes that may occur or may have occurred after August 20, 2003, including changes to the operations and prospects of PNC or United National, changes in general market and economic conditions or other factors. Any such changes, or other factors on which the opinion is based, may alter the relative value of PNC and United National. Because United National does not plan to ask Keefe, Bruyette & Woods to update its opinion, the August 21 opinion may not accurately address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed.

THE MERGER AGREEMENT LIMITS UNITED NATIONAL'S ABILITY TO PURSUE ALTERNATIVES TO THE MERGER

     The merger agreement contains terms and conditions that make it more difficult for United National to sell its business to a party other than PNC. These "no shop" provisions impose restrictions on United National that, subject to certain exceptions, limit United National's ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of United National.

     In addition, the board of directors of United National has agreed that it will not recommend a competing acquisition proposal and that it will not withdraw or negatively modify the recommendation that United National shareholders vote for the merger, and these agreements are subject to limited exceptions. While the board of directors could take such actions if it determined that the failure to do so would violate its fiduciary duties, doing so would entitle PNC to terminate the merger agreement and to receive a termination fee of $25 million. United National will also be required to pay the $25 million termination fee if a competing acquisition proposal has been made known to United National or its stockholders and the merger agreement is subsequently terminated for a variety of reasons (including because United National shareholders fail to approve the merger or because United National willfully breaches the merger agreement), and United National completes, or enters into an agreement for, an alternative acquisition transaction during the 12 months after the termination of the merger agreement.

     PNC required United National to agree to these provisions as a condition to PNC's willingness to enter into the merger agreement. However, these provisions might discourage a third party that might have an interest in acquiring all or a significant part of United National from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than the current proposed merger consideration, and the termination fee might result in a potential competing acquirer proposing to pay a lower per share price to acquire United National than it might otherwise have proposed to pay.

UNITED NATIONAL'S EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTEREST AS A UNITED NATIONAL SHAREHOLDER

     United National executive officers negotiated the merger agreement with PNC, and the board of directors approved the agreement and is recommending that United National shareholders vote for the agreement. In considering these facts and the other information contained in this document, you should be aware that United National's executive officers and directors have economic interests in the merger in addition to the interest that they share with you as a United National shareholder. As described in detail under the heading "Interests of Certain Persons in the Merger," there are substantial financial interests to be conveyed to each executive officer of United National, including Messrs. Gregor, Gerleit, Soles and Tappen, under either the terms of existing or new employment agreements and due to the accelerated vesting of stock options and restricted stock rights in respect of United National common stock. In addition, each member of the United National board of directors will have the opportunity to become a member of a PNC advisory board, and receive certain fees based in part upon the achievement of certain customer referral and new business goals.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus, and the documents that are made part of this proxy statement/prospectus by reference to other documents filed with the SEC, may contain forward-looking statements with respect to PNC's and United National's outlook or expectations for earnings, revenues, expenses, capital levels, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on PNC's and United National's business operations or performance. Forward-looking statements are typically identified by words or phrases such as "believe," "feel," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "position," "target," "assume," "achievable," "potential," "strategy," "goal," "objective," "plan," "aspiration," "outcome," "continue," "remain," "maintain," "seek," "strive," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may," or similar expressions. PNC and United National caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and PNC and United National assume no duty and do not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. The factors discussed elsewhere in this proxy statement/prospectus, and in documents filed with the Securities and Exchange Commission and incorporated into this proxy statement/prospectus by reference, and the following factors, among others, could cause actual results to differ materially from those anticipated in forward-looking statements or from historical performance:

     - Issues related to the completion of the merger of PNC and United National and the integration of United National's business into that of PNC, including the following:

      - completion of the merger is dependent on, among other things, receipt of shareholder and regulatory approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all;

      - the merger may be substantially more expensive to complete than anticipated, including as a result of unexpected factors or events;

      - the integration of United National's business and operations into PNC, which will include conversion of United National's different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to United National's or PNC's existing businesses;

      - the anticipated cost savings of the acquisition may take longer to be realized or may not be achieved in their entirety;

      - the anticipated benefits to PNC are dependent in part on United National's business performance in the future, and there can be no assurance as to actual future results, which could be affected by various factors, including the risks and uncertainties generally related to PNC's and United National's performance or due to factors related to the acquisition of United National and the process of integrating it into PNC;

     - changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which if adverse could result in:

      - a deterioration in credit quality, increased credit losses, and increased funding of unfunded loan commitments and letters of credit;

      - an adverse effect on the allowances for credit losses and unfunded loan commitments and letters of credit;

      - a reduction in demand for credit or fee-based products and services;

      - a reduction in net interest income, value of assets under management and assets serviced, value of private equity investments and of other debt and equity investments, value of loans held for sale or value of other on-balance sheet and off-balance sheet assets; or

      - changes in the availability and terms of funding necessary to meet United National's or PNC's liquidity needs;

      - the relative and absolute investment performance of assets under management;

      - the introduction, withdrawal, success and timing of business initiatives and strategies, decisions regarding further reductions in balance sheet leverage, the timing and pricing of any sales of loans held for sale, and PNC's inability to realize cost savings or revenue enhancements, or to implement integration plans relating to or resulting from mergers, acquisitions, restructurings and divestitures, including the merger with United National;

      - customer borrowing, repayment, investment and deposit practices and their acceptance of United National's or PNC's products and services;

      - the impact of increased competition;

      - how PNC chooses to redeploy available capital, including the extent and timing of any share repurchases and acquisitions or other investments in PNC businesses;

      - the inability to manage risks inherent in PNC's and United National's businesses;

      - the unfavorable resolution of legal proceedings or government inquiries; the impact of increased litigation risk from recent regulatory and other governmental developments; and the impact of reputational risk created by recent regulatory and other governmental developments on such matters as business generation and retention, the ability to attract and retain management, liquidity and funding;

      - the denial of insurance coverage for claims made by United National or PNC;

      - an increase in the number of customer or counterparty delinquencies, bankruptcies or defaults that could result in, among other things, increased credit and asset quality risk, a higher provision for credit losses and reduced profitability;

      - the impact, extent and timing of technological changes, the adequacy of intellectual property protection and costs associated with obtaining rights in intellectual property claimed by others;

      - actions of the Federal Reserve Board affecting interest rates, money supply or otherwise reflecting changes in monetary policy;

      - the impact of legislative and regulatory reforms and changes in accounting policies and principles;

      - the impact of the regulatory examination process, PNC's failure to satisfy the requirements of written agreements with regulatory and other governmental agencies, and regulators' future use of supervisory and enforcement tools; and

      - terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and United National or PNC.

     Most of these factors are difficult to predict accurately and are generally beyond the control of PNC and United National.

     You should consider the areas of risk described above in connection with any forward-looking statements that may be made by PNC or United National. Neither PNC nor United National undertakes any obligation to update any forward-looking statements which are only made as of the date of this document or the documents incorporated by reference.

                            THE SHAREHOLDERS MEETING

PURPOSE, TIME AND PLACE

     This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the United National board of directors from holders of United National common stock, the only class of United National capital stock outstanding, for use at the special meeting to be held at United National's offices located at 1130 Route 22 East, Bridgewater, New Jersey 08807-0010, on [DAY], [DATE], 2003 at 10:00 a.m., local time and at any adjournments or postponements of the special meeting. At the special meeting, holders of United National common stock will be asked to consider and vote upon a proposal to approve and adopt the merger agreement, a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger, and such other matters as may properly come before the special meeting.

RECORD DATE; VOTING POWER

     The United National board has fixed the close of business (5:00 p.m., Eastern time) on [--], 2003 as the record date for determining the holders of United National common stock entitled to notice of, and to vote at, the special meeting. Only holders of record of United National common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.

     At the date hereof, approximately [--] shares of United National common stock were issued and outstanding and entitled to vote at the special meeting. Holders of record of United National common stock are entitled to one vote per share on any matter which may properly come before the special meeting. Votes may be cast at the special meeting in person or by proxy.

     The presence at the special meeting, either in person or by proxy of the holders of a majority of the outstanding United National common stock entitled to vote, is necessary to constitute a quorum in order to transact business at the special meeting. However, if a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed in order to solicit additional proxies.

     United National intends to conduct the special meeting in accordance with the rules and procedures it has used in the past with respect to shareholder meetings. Election inspectors appointed for the meeting will tabulate the votes cast by proxy or in person at the meeting. The election inspectors will determine whether or not a quorum is present.

VOTES REQUIRED

     Under applicable New Jersey law, a majority of the votes cast at the United National special meeting is required to approve the merger agreement. For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" and "against" a proposal are counted. "Broker non-votes," if any are submitted by brokers or nominees in connection with the special meeting, will not be counted as votes "for" or "against" for purposes of determining the number of votes cast but will be treated as present for quorum purposes. "Broker non-votes" are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under the applicable Nasdaq National Market rules. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted "for" or "against" a proposal.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

     As of the date hereof, United National's directors and executive officers and their affiliates may be deemed to be the beneficial owners of approximately [--] outstanding shares of United National common stock (collectively representing approximately [--]% of the voting power of the common stock). It is currently expected that all directors and executive officers will vote in favor of approving the merger agreement.

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

VOTING OF PROXIES

     Shares represented by properly executed proxies (through the return of the enclosed proxy card) received in time for the special meeting will be voted at the special meeting in the manner specified by such proxies. If your proxy is properly executed but does not contain voting instructions, your proxy will be voted FOR approval of the merger agreement. If other matters are properly presented before the special meeting, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matters. It is not expected that any matter other than as described in this proxy statement/prospectus will be brought before the special meeting.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the special meeting by:

     - delivering, prior to the special meeting, to the Corporate Secretary of United National at 1130 Route 22 East, Bridgewater, New Jersey 08807-0010, a written notice of revocation bearing a later date or time than the proxy;

     - submitting another proxy by mail that is later dated and, if applicable, that is properly signed; or

     - attending the special meeting and voting in person.

     Attendance at the special meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of shareholders as of the record date to exercise their voting rights or to revoke any previously delivered proxies. United National does not expect to adjourn the special meeting for a period of time long enough to require the setting of a new record date for such meeting.

ADJOURNMENTS

     Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies in favor of the merger. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the shares of United National common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow United National shareholders who have already sent in their proxies to revoke them at any time prior to their use.

SOLICITATION OF PROXIES

     United National generally will bear the cost of soliciting proxies. In addition to solicitation by mail, the directors, officers and employees of United National and its subsidiaries may solicit proxies from shareholders by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and United National will reimburse such company's custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with doing so.

     In addition, United National has retained Georgeson Shareholder Communications, Inc. to assist United National in the solicitation of proxies from shareholders in connection with the special meeting. Georgeson Shareholder Communications, Inc. will receive a fee which United National expects will not exceed $12,500 as compensation for its services and reimbursement of its out-of-pocket expenses. United National has agreed to indemnify Georgeson Shareholder Communications, Inc. against certain liabilities arising out of or in connection with its engagement.

     UNITED NATIONAL SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                              THE MERGER AGREEMENT

GENERAL

     The PNC board of directors and the United National board of directors have each unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. The merger agreement contemplates the merger of United National with and into PNC Bancorp, Inc., a wholly owned subsidiary of PNC, with PNC Bancorp, Inc. continuing as the surviving corporation. This section of the proxy statement/prospectus describes material provisions of the merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. We urge you to read the merger agreement carefully and in its entirety.

FORM OF THE MERGER

     Under the terms of the merger agreement, United National will be merged with and into PNC Bancorp, Inc., a wholly owned subsidiary of PNC, and PNC Bancorp, Inc. will be the surviving corporation in the merger and will continue its corporate existence under Delaware law.

TIMING OF COMPLETION OF THE MERGER

     The completion of the merger will take place no later than the fifth business day after satisfaction or waiver of the conditions to the merger set forth in the merger agreement unless another time or date is agreed to by PNC and United National. However, the merger agreement provides that, unless otherwise determined by PNC and United National, the completion date of the merger will not occur before January 2, 2004.

MERGER CONSIDERATION

     As a result of the merger, United National shareholders will have the right, with respect to each of their shares of United National common stock, to elect to receive, subject to proration as described below, merger consideration consisting of either cash or shares of PNC common stock. The aggregate value of the merger consideration will fluctuate with the value of PNC common stock and will be determined based on the average of the closing prices of PNC common stock for the five trading days preceding but not including the trading day prior to completion of the merger. As explained in more detail in this proxy statement/prospectus, whether you make a cash election or a stock election, the value of the consideration that you will receive as of the completion date will be the same based on the PNC stock price used to calculate the merger consideration. Any United National shareholder who does not make a valid election in his or her form of election will receive cash, shares of PNC common stock or a mixture of cash and shares of PNC common stock, based on what is available after giving effect to the valid elections made by other shareholders, as well as the proration described below. In addition, United National shareholders may specify different elections with respect to different shares held by them (for example, a shareholder with 100 shares could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

     Cash Election. The merger agreement provides that each United National shareholder who makes a valid cash election will have the right to receive, in exchange for each share of United National common stock, an amount in cash equal to the Per Share Amount. Based on the closing price of PNC common stock on [--], 2003, the Per Share Amount was approximately $[--], subject to possible proration and adjustment. The total amount of cash that will be paid in the merger is fixed and as a result, even if you make a cash election, you may nevertheless receive a mix of cash and stock.

     The "PER SHARE AMOUNT" is the amount obtained by dividing the Closing Transaction Value by the number of shares of United National common stock outstanding immediately prior to completion of the merger.

     - The "CLOSING TRANSACTION VALUE" is the dollar amount of the sum of (A) the Aggregate Cash Amount and (B) the product of the Aggregate PNC Share Amount and the Closing PNC Share Value.

     - The "AGGREGATE CASH AMOUNT" is the amount obtained by multiplying $17.00 by the Aggregate Company Share Amount.

     - The "AGGREGATE COMPANY SHARE AMOUNT" is the number of shares of United National common stock equal to 18,822,954, increased prior to the effective time by the number of shares of United National common stock issued as a result of the exercise of outstanding United National stock options granted under United National stock plans.

     - The "AGGREGATE PNC SHARE AMOUNT" is the number of shares of PNC common stock obtained by multiplying the Aggregate Company Share Amount by $17.00 and dividing that product by $48.84.

     - The "CLOSING PNC SHARE VALUE" is the arithmetic average of the 4:00 p.m. Eastern time closing sales prices of PNC common stock reported on the NYSE composite transaction tape for the five consecutive trading days preceding, but not including, the trading day prior to the completion date of the merger.

     Stock Election. The merger agreement provides that each United National shareholder who makes a valid stock election will have the right to receive, in exchange for each share of United National common stock, a fraction of a share of PNC common stock equal to the Exchange Ratio. The total number of shares of PNC common stock that will be issued in the merger is fixed (subject to the adjustments set forth above) and as a result, even if you make a stock election, you may nevertheless receive a mix of cash and stock.

     The "EXCHANGE RATIO" is defined in the merger agreement as the number of shares of PNC stock obtained by dividing the Per Share Amount (determined as described above) by the Closing PNC Share Value (determined as described above).

     Non-Electing Shares. United National shareholders who make no election to receive cash or PNC common stock in the merger, and United National shareholders who do not make a valid election, will be deemed not to have made an "election." Shareholders not making an election may be paid in cash, PNC common stock or a mix of cash and shares of PNC common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other United National shareholders using the proration adjustment described below.

     Adjustments to Preserve Tax Treatment. The number of shares of PNC common stock that may be issued in the merger to United National shareholders may be increased, and the aggregate amount of cash that will be issued to United National shareholders may be decreased, as described in the formula below, if such adjustment is necessary to ensure that the merger qualifies as a "reorganization" for United States federal income tax purposes as described under "The Merger -- Material Federal Income Tax Consequences of the Merger" on page 47.

     The merger agreement provides that if the quotient obtained by dividing:

     - the product of the "Aggregate PNC Share Amount" (as defined above) and the arithmetic average of the high and low sales prices of PNC common stock reported on the NYSE composite transaction tape on the date of completion of the merger, by

     - the sum of the "Aggregate Cash Amount" (as defined above) and the product of (1) the Aggregate PNC Share Amount and (2) the arithmetic average of the high and low sales prices of PNC common stock reported on the date of completion of the merger, is less than 0.425, then for all purposes of the merger agreement the Aggregate PNC Share Amount will be increased by the fewest number of shares of PNC common stock required to prevent the quotient from being less than 0.425, and the market value of any additional PNC shares will be subtracted from the Aggregate Cash Amount.

     Proration. The total number of shares of PNC common stock that will be issued and cash that will be paid in the merger is fixed at 6,551,806 shares and $319,990,218, respectively, subject to adjustment only:

     - for increases in shares of United National common stock prior to the effective time of the merger as a result of the exercise of outstanding United National stock options issued under United National stock plans;

     - to preserve the intended tax treatment of the merger, as described above under "-- Adjustments to Preserve Tax Treatment"; and

     - to prevent termination of the merger agreement, as described below under "-- Termination of the Merger Agreement."

Therefore, the cash and stock elections are subject to proration to preserve this limitation on the number of shares of PNC common stock and cash to be issued in the merger. As a result, even if you make the cash election or stock election, you may nevertheless receive a mix of cash and stock.

     Proration if Too Much Stock is Elected. Cash may be paid to shareholders who make stock elections if the stock election is oversubscribed. The total number of shares of United National common stock for which valid stock elections are made is known as the "STOCK ELECTION NUMBER." The maximum number of shares of United National common stock that may be converted into shares of PNC common stock in the merger is equal to the Stock Conversion Number. The "STOCK CONVERSION NUMBER" is equal to the quotient obtained by dividing (1) the Aggregate PNC Share Amount by (2) the Exchange Ratio.

     If the Stock Election Number is greater than the Stock Conversion Number, the stock election is oversubscribed. If the stock election is oversubscribed, then:

     - United National shareholders making a cash election or no election will receive merger consideration consisting only of cash for each share of United National common stock;

     - United National shareholders will receive for each share of United National common stock with respect to which they made a stock election:

      - a number of shares of PNC common stock equal to the "Exchange Ratio" (as defined above) multiplied by the fraction with (1) a numerator equal to the Stock Conversion Number and (2) a denominator equal to Stock Election Number; and

      - an amount in cash equal to the product of the "Per Share Amount" (as defined above) and a fraction equal to one minus the fraction with (1) a numerator equal to the Stock Conversion Number and (2) a denominator equal to Stock Election Number.

     Proration if Too Much Cash is Elected. PNC common stock may be issued to shareholders who make cash elections if the cash election is oversubscribed. If the Stock Election Number is less than the Stock Conversion Number, the cash election is oversubscribed. The amount by which the Stock Election Number is less than the Stock Conversion Number is known as the "SHORTFALL NUMBER."

     If the cash election is oversubscribed, then all United National shareholders making a stock election will receive merger consideration consisting only of PNC common stock for each share of United National common stock.

     If the Shortfall Number is less than or equal to the number of shares for which no election was made, then:

     - United National shareholders making a cash election will receive merger consideration consisting only of cash for each share of United National common stock; and

     - United National shareholders will receive for each share of United National common stock deemed to be a non-electing share:

      - a number of shares of PNC common stock equal to the Exchange Ratio multiplied by the fraction with (1) a numerator equal to the Shortfall Number and (2) a denominator equal to the total number of non-electing shares; and

      - an amount in cash equal to the product of the Per Share Amount (as described above) and a fraction equal to one minus the fraction with (1) a numerator equal to the Shortfall Number and (2) a denominator equal to the total number of non-electing shares.

     If the Shortfall Number exceeds the number of non-electing shares, then:

     - United National shareholders who have not made a valid election of either cash or stock will receive merger consideration consisting only of PNC common stock based upon the Exchange Ratio for each share of United National common stock; and

     - United National shareholders will receive for each share of United National common stock with respect to which they made a cash election:

      - a number of shares of PNC common stock equal to the Exchange Ratio multiplied by the fraction with (1) a numerator equal to the amount by which the Shortfall Number exceeds the number of non-electing shares and
        (2) a denominator equal to the total number of cash election shares; and

      - an amount in cash equal to the product of the Per Share Amount and a fraction equal to one minus the fraction with (1) a numerator equal to the amount by which the Shortfall Number exceeds the number of non-electing shares and (2) a denominator equal to the total number of cash election shares.

     Treasury Shares and Shares Held by PNC or United National or Any of Their Subsidiaries. Any shares of United National common stock owned immediately prior to the effective time of the merger by United National will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for those shares. All shares of United National common stock owned directly by PNC or by a subsidiary of PNC or United National will be converted in the merger into PNC common stock.

     United National Stock Options. Upon completion of the merger, all outstanding stock options issued under a United National stock plan representing a right to receive United National common stock, whether or not such stock options are exercisable or vested, will be cancelled and converted into the right to receive from PNC, subject to any required withholding taxes, cash equal to the Per Share Amount less the per share exercise price for each share of United National common stock subject to such United National stock options.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES; ELECTIONS AS TO FORM OF CONSIDERATION

     The conversion of United National common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, [--], as exchange agent, will exchange certificates representing shares of United National common stock for merger consideration to be received in the merger pursuant to the terms of the merger agreement.

     Election Form. The merger agreement provides that at the time this proxy statement/prospectus is made available to shareholders, United National shareholders will be provided with a form of election and other appropriate and customary transmittal materials. Each election form will allow the holder to make cash or stock elections. The exchange agent will also make available forms of election to holders of United National common stock who request the form of election prior to the election deadline described below.

     Holders of United National common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the form of election. Shareholders who hold their shares in "street name" should follow their broker's instructions for making an election with respect to such shares. Shares of United National common stock as to which the holder has not made a valid election prior to the election deadline, which is 5:00 p.m., Eastern time, on [--], 2003, the day prior to the date of the special meeting, will be treated as though they had not made an election.

     To make an election, a holder of United National common stock must submit a properly completed election form, together with stock certificates, so that it is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions on the election form.

     An election form will be properly completed only if accompanied by certificates representing all shares of United National common stock covered by the election form (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in the election form). If a shareholder cannot deliver his or her stock certificates to the exchange agent by the election deadline, a shareholder may deliver a notice of guaranteed delivery promising to deliver his or her stock certificates, as described in the form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent by the time set forth in the guarantee of delivery.

     Generally, an election may be revoked or changed, but only by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed form of election. If an election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates to the shareholder who submitted those certificates via first-class mail or, in the case of shares of United National common stock tendered by book-entry transfer into the exchange agent's account at the Depository Trust Company, DTC, by crediting to an account maintained by such shareholder within DTC promptly following the termination of the merger or revocation of the election.

     Shareholders will not be entitled to revoke or change their elections following the election deadline. As a result, shareholders who have made elections will be unable to revoke their elections or sell their shares of United National common stock during the interval between the election deadline and the date of completion of the merger.

     Shares of United National common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If it is determined that any purported cash election or stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

     Letter of Transmittal. Soon after the completion of the merger, the exchange agent will send a letter of transmittal to only those persons who were United National shareholders at the effective time of the merger and who have not previously submitted an election form and properly surrendered shares of United National common stock to the exchange agent. This mailing will contain instructions on how to surrender shares of United National common stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

     If a certificate for United National common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.

     Dividends and Distributions. Until United National common stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time with respect to PNC common stock into which shares of United National common stock may have been converted will accrue but will not be paid. When duly surrendered, PNC will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of United National of any shares of United National common stock. If certificates representing shares of United National common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of United National common stock represented by that certificate have been converted.

     Withholding. The Exchange Agent will be entitled to deduct and withhold from the merger consideration payable to any United National shareholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If the Exchange Agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the shareholders from whom they were withheld.

FRACTIONAL SHARES

     No fractional shares of PNC common stock will be issued to any United National shareholder upon surrender of certificates previously representing shares of United National common stock. Instead, a cash payment will be paid in an amount equal to the product of (1) the fractional part of a share of PNC common stock such shareholder would otherwise be entitled to receive (taking into account all shares held by such shareholder), multiplied by (2) the arithmetic average closing sales prices of PNC common stock reported on the NYSE for each of the five trading days preceding, but not including, the trading day prior to the completion date of the merger.

BOARD OF DIRECTORS AND OFFICERS FOLLOWING THE MERGER

     The directors and officers of PNC will remain the directors and officers of PNC following the merger until their successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of PNC.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains certain customary mutual representations and warranties by each of PNC and United National. Some of the most significant of these relate to:

     - organization, standing and corporate power;

     - subsidiaries;

     - capital structure;

     - authority and noncontravention;

     - documents filed by each of PNC and United National with the SEC and other regulatory entities, the accuracy of information contained in those documents, as well as information to be supplied for inclusion in the proxy statement/prospectus and the registration statement, and the absence of undisclosed liabilities of each of PNC and United National;

     - absence of material changes or events with respect to each of PNC and United National since June 30, 2003;

     - employee benefits;

     - tax matters;

     - compliance with applicable laws; and

     - litigation.

     In addition, United National made additional representations to PNC regarding, among other things:

     - receipt of the opinion of Keefe, Bruyette & Woods stating that, as of the date of the merger agreement, the aggregate merger consideration was fair from a financial point of view to the shareholders of United National;

     - the inapplicability of state anti-takeover laws;

     - material contracts;

     - intellectual property;

     - real property;

     - loan portfolio; and

     - investment securities and commodities.

CERTAIN COVENANTS

     United National. Pending completion of the merger and subject to certain exceptions, including the reasonable consent of PNC, United National has agreed to, and to cause its subsidiaries to:

     - conduct their businesses in the ordinary course consistent with past practice and in compliance with applicable laws;

     - pay their material debts and material taxes when due; and

     - use all commercially reasonable efforts consistent with the other terms of the merger agreement to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve in all material respects their relationships with those persons having business dealings with them.

     In addition, pending completion of the merger and subject to certain exceptions, including the reasonable consent of PNC, United National agreed, and agreed to cause any of its subsidiaries to, refrain from taking certain other actions, including the following:

     - declaring or paying any dividends or distributions on any shares of its stock, except for cash dividends on (1) United National's common stock at a regular quarterly rate not to exceed $0.20 per share and (2) certain other United National securities;

     - splitting, combining or reclassifying any shares of its stock;

     - purchasing, redeeming or acquiring its capital stock;

     - issuing or encumbering or subjecting to any lien any shares of its capital stock;

     - amending its certificate of incorporation or by-laws;

     - acquiring or agreeing to acquire certain businesses, or opening, closing, selling or acquiring any branches;

     - selling, encumbering or subjecting to any lien any material properties or assets other than in the ordinary course of business;

     - other than certain short-term borrowings, incurring indebtedness, or making any loans, capital contributions to or investments in any person other than its wholly owned subsidiaries;

     - materially changing its accounting methods or methods of reporting income and deductions for federal income tax purposes;

     - materially changing investment or risk management policies;

     - creating, renewing, or amending any agreement or contract or other binding obligation of United National restricting United National from conducting business as it is presently being conducted or restricting United National or its subsidiaries from engaging in any type of activity or business;

     - incurring significant capital or other expenditures outside of the ordinary course of business;

     - terminating, amending, modifying or violating significant contracts or obligations other than amendments and modifications in the ordinary course of business;

     - altering its interests in any material business entity;

     - granting an increase in compensation or severance pay to, or entering into or amending benefit or other agreements with, current or former directors, officers or key employees of United National or its subsidiaries, other than as disclosed by United National to PNC, or as required by applicable law or certain arrangements in effect prior to the time of the merger agreement;

     - making or changing tax elections;

     - agreeing to any material agreements or material modifications of any existing agreements with any governmental entities;

     - settling or satisfying significant claims or obligations other than in the ordinary course of business consistent with past practice;

     - broadly distributing communications of a general nature to United National employees or customers without the approval of PNC, except for communications that are in the ordinary course of business and do not relate to the merger or related transactions; and

     - creating or effecting changes to insurance policies material to United National and its subsidiaries, taken as a whole.

     PNC. Pending completion of the merger and subject to certain exceptions, including the reasonable consent of United National, PNC agreed, and agreed to cause its subsidiaries to, refrain from taking certain actions, including the following:

     - amending its articles of incorporation or by-laws if such amendment would affect the economic benefit of the merger to United National shareholders;

     - knowingly taking any action that could reasonably be expected to jeopardize or materially delay receipt of required governmental approval of the merger;

     - entering into any agreement directly or indirectly to acquire or purchase all or substantially all of the assets or capital stock of another entity, unless such transaction would not materially delay completion of, or materially impair the prospects of completing, the merger; and

     - materially and adversely changing the nature of the business conducted by PNC and its subsidiaries, taken as a whole.

     Transition. PNC and United National have agreed to use their reasonable best efforts to facilitate the integration of United National with PNC. Both parties have agreed to consult with each other with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves), and with respect to the character, amount and timing of restructuring charges to be taken by either party.

     Affiliate Agreements. United National has agreed to deliver to PNC for each of its affiliates an agreement that such person will not dispose of any shares of PNC common stock in violation of the Securities Act.

     PNC Advisory Board. PNC has agreed to establish an advisory board and, before completion of the merger, will offer each member of the United National board of directors an opportunity to become a
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member of this advisory board effective upon completion of the merger. See "The
Merger -- Interests of Certain Persons in the Merger -- Advisory Board." Membership on the advisory board will be conditioned upon entering into a customary non-competition/non-solicitation agreement. The PNC advisory board will be maintained for at least two years from the completion date of the merger. Each member of the PNC advisory board will receive an annual retainer equal to $7,500 and may receive an additional fee of $16,000 conditioned upon achieving certain customer referral and new business goals. PNC has agreed to allow members of the advisory board who are currently participating in United National's director deferred compensation plans, and who agree to specified plan amendments, to defer advisory board fees into the existing plans and to fix in place the existing life insurance benefit provisions of the plans.

NO SOLICITATION

     The merger agreement provides that neither United National nor any of its subsidiaries, nor their respective officers, directors, agents or representatives until the earlier of the effective time of the merger and the termination of the merger agreement, may:

     - solicit, initiate, or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a "Company Takeover Proposal" as defined below;

     - participate in any discussions or negotiations regarding any Company Takeover Proposal;

     - enter into any agreement regarding any Company Takeover Proposal; or

     - make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal.

     The merger agreement defines a "COMPANY TAKEOVER PROPOSAL" as:

     - any proposal or offer from any person relating to any direct or indirect acquisition or purchase of (1) assets of United National and its subsidiaries that generate 20% or more of the net revenues or net income, or that represents 20% of more of the total assets of United National and its subsidiaries, taken as a whole, or (2) 20% or more of any class of equity securities of United National;

     - any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of United National; or

     - any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving United National (or one or more of its subsidiaries, individually or taken together, whose business constitutes 20% or more of the net revenues, net income or total assets of United National and its subsidiaries, taken as a whole), other than the transactions contemplated by the merger agreement.

     Notwithstanding the above restrictions, and subject to certain conditions, United National will be permitted to do the following in respect of a Company Takeover Proposal:

     - furnish information with respect to United National and any of its subsidiaries to the person making a Company Takeover Proposal pursuant to a customary confidentiality agreement;

     - participate in discussions and negotiations with the person making the proposal; and

     - make a change in the recommendation of United National's board of directors to its shareholders.

     In order for United National to take the actions listed above, the following conditions must be met:

     - the special meeting of United National shareholders to consider the merger must not have occurred;

     - the United National board of directors must determine in good faith, after consultation with outside counsel, that such action is necessary in order to act in a manner consistent with the board's
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

       fiduciary duties to United National's shareholders under applicable law in light of a bona fide Company Takeover Proposal that has not been withdrawn;

     - the Company Takeover Proposal must not have been solicited by the board and must not have otherwise resulted from a breach of United National's obligations under the "no solicitation" covenant described above; and

     - United National must have previously provided prior written notice to PNC of its decision to take such action.

     Except as permitted under circumstances described above, neither the board of directors of United National nor any committee of United National's board of directors may:

     - withdraw, modify or qualify (or propose to do so), in a manner adverse to PNC, the approval of the merger agreement, the merger or the other transactions contemplated by the merger agreement or the United National board's recommendation, or take any action or make any statement in connection with the United National shareholders meeting inconsistent with such approval or United National board recommendation; or

     - approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal.

     United National is required to promptly (and in any event within 24 hours) advise PNC of any request for information relating to a Company Takeover Proposal, or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. United National is also required to provide promptly (and in any event within 24 hours) to PNC copies of any such written request or Company Takeover Proposal.

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that the surviving corporation for a period of six years following the merger will indemnify and hold harmless from liability for acts or omissions occurring at or prior to the completion of the merger those current or former directors and officers of United National currently entitled to indemnification from United National and its subsidiaries as provided in the certificates of incorporation and by-laws (or comparable organizational documents) of United National and its subsidiaries, and any indemnification agreements or arrangements of United National will survive the merger and will continue in full force and effect in accordance with their terms. The merger agreement also provides that for six years after the effective time of the merger, the surviving corporation will maintain United National's current liability insurance covering acts or omissions occurring prior to the effective time of the merger for those persons who were covered by United National's directors' and officers' liability insurance policy on terms and in amounts no less favorable than those in effect on the date of the merger agreement. The surviving corporation, however, will not be required to pay more than 150% of the amount paid by United National in 2003 on an annualized basis to maintain such insurance.

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

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The completion of the merger depends upon meeting a number of conditions, including the following:

     - approval and adoption of the merger agreement by United National shareholders;

     - receipt of all governmental consents and approvals required to complete the merger and, if determined by PNC, the bank combination;

     - making or obtaining all other notices, consents or waivers from non-governmental third parties with respect to the transactions contemplated by the merger agreement, except as would not reasonably be expected to have a material adverse effect on PNC or United National;

     - absence of any legal prohibition on consummation of the merger or, if determined by PNC, the bank combination;

     - the registration statement, of which this proxy statement/prospectus is a part, having become effective under the Securities Act and no stop order or proceedings seeking a stop order having been entered or pending by the SEC; and

     - authorization by the NYSE of the listing of shares of PNC common stock issuable in the merger to United National shareholders on the NYSE.

     In addition, PNC's obligation to complete the merger is subject to, among other things:

     - the accuracy of the representations and warranties made by United National and the performance of obligations by United National as required under the merger agreement;

     - the absence of any condition imposed by a governmental entity in connection with any merger or bank regulatory approval that requires United National or its subsidiaries to be operated in a manner that would have a material adverse effect on United National or PNC; and

     - the receipt of an opinion of PNC's counsel to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes.

     In addition, United National's obligation to complete the merger is subject to, among other things:

     - accuracy of the representations and warranties made by PNC and the performance of obligations by PNC as required under the merger agreement; and

     - the receipt of an opinion of United National's counsel to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the completion of the merger:

     - by mutual written consent of PNC and United National;

     - by either PNC or United National if:

      - the merger is not completed by August 21, 2004 (other than because of a breach of the merger agreement caused by the terminating party);

      - the merger is not approved by United National's shareholders;

      - there exists any final nonappealable legal prohibition on completion of the merger; or

      - the consent of a required governmental entity has been denied and such denial is final and nonappealable.

     - by PNC if United National changes its recommendation of the merger, or fails to call or convene the meeting of the United National shareholders;

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

     - by PNC if United National breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement if the breach would result in the failure of the closing conditions contained in the merger agreement, unless the breach is capable of being cured and is cured within thirty days of notice of the breach;

     - by United National if PNC breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement if the breach would result in the failure of the closing conditions contained in the merger agreement, unless the breach is capable of being cured and is cured within thirty days of notice of the breach; or

     - by United National (1) if the total value of the transaction declines by more than 15%, and (2) PNC's stock price declines by more than 15% in comparison with an index of its peer companies, in accordance with the formula described below.

     In order for United National to terminate the merger agreement under the immediately prior provision, both of the following must be met:

     - First, the "Determination Date Value" (as described below) must be less than the product of 0.85 and the "Initial Value" (as described below). The "INITIAL VALUE" means $639,980,436. The "DETERMINATION DATE VALUE" means the sum of (1) $319,990,218 and (2) the product of (A) 6,551,806 and (B) the "PNC Average Price." The "PNC AVERAGE PRICE" means the arithmetic average of the 4:00 p.m. Eastern time closing sales prices of PNC common stock, taking into account certain adjustment events, reported on the NYSE composite transaction tape for the five consecutive NYSE trading days ending at the close of trading on the fifth business day prior to the first date on which receipt of the approval of the Federal Reserve of the merger and, if a condition to the completion of the merger, the approval of the bank combination, without regard to any waiting period in respect thereof; provided, however, that if that date would occur more than fifteen days prior to the completion date of the merger, the Determination Date Value will be calculated as of the third business day prior to the completion date of the merger.

     - Second, the number obtained by dividing the PNC Average Price by $48.84 must be less than the number obtained by dividing the "Index Price," as of the date the Determination Date Value is calculated, by $38.70 and subtracting 0.15 from such number. The "INDEX PRICE" means the weighted average of the closing prices of selected peer companies of PNC for the five consecutive trading days ending at the close of trading on the date at which the Determination Date Value is calculated.

     However, even if both of the above conditions are met and United National elects to exercise its termination right under the merger agreement, then during the 72 hour period commencing with the receipt by PNC of notice of United National's intended election to terminate the merger agreement, PNC will have the option of increasing the Aggregate PNC Share Amount (without modifying the Aggregate Cash Amount) by the fewest number of shares of PNC common stock such that the economic effect, with respect to the total value of the consideration received by United National shareholders, would be equivalent to the above price-based termination right not having been triggered.

TERMINATION FEE

     In the event a bona fide proposal is made by a third-party to acquire United National after the date of the merger agreement and not withdrawn before the merger agreement is terminated, and the merger agreement is terminated

     - by either PNC or United National if United National shareholders vote against the merger,

     - by PNC if United National's board of directors changes its recommendation that its shareholders approve and adopt the merger agreement or fails to hold a special meeting to vote on approving and adopting the merger agreement or

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

     - by PNC if United National willfully and materially breaches its representations and obligations under the merger agreement,

United National must pay to PNC a termination fee of $25 million if within twelve months after the date of termination of the merger agreement United National completes an acquisition transaction or enters into a merger agreement or other similar document related to such acquisition transaction. In addition, under these circumstances, United National will be obligated to reimburse PNC for out-of-pocket expenses incurred by PNC in connection with the merger agreement and the transactions contemplated by the agreement.

ADJUSTMENTS TO THE MERGER CONSIDERATION

     If prior to the effective time of the merger, the outstanding shares of PNC common stock are changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, merger or consolidation, or any similar event occurs, the merger consideration will be proportionately adjusted.

                                   THE MERGER

BACKGROUND OF THE MERGER

     United National's management has periodically explored and assessed, and has discussed with the United National board of directors, strategic options for United National, including strategies to grow United National's operations through business and marketing initiatives and through targeted acquisitions of other financial institutions, as well as the possibility of strategic business combinations with larger financial institutions. In this regard, from time to time the management and representatives of United National have communicated informally with senior representatives of other larger financial institutions, including PNC, with respect to their views regarding the banking industry and their respective companies' strategic direction. None of the discussions, other than with PNC as described below, proceeded beyond the exploratory stage and no understanding was reached with respect to the terms of any potential transaction.

     In early June 2003, Thomas C. Gregor, chairman and chief executive officer of United National, and Joseph C. Guyaux, president of PNC, met to discuss the general economic and industry environment in New Jersey. During that meeting, Mr. Guyaux noted that PNC and Mr. Gregor had communicated informally regarding the possibility of a transaction in the past. Although those discussions had never resulted in any negotiation of the terms of a potential transaction in light of the then existing economic and industry environment, Mr. Guyaux informed Mr. Gregor that PNC was interested in expanding its presence in New Jersey, and would be interested in discussing the possibility of a transaction. Mr. Gregor indicated that he would be willing to meet again with PNC to discuss a potential transaction.

     Later in June, members of the senior management of PNC and United National met again. At this meeting, PNC and United National discussed the possibility of a transaction. Among other things, the PNC and United National representatives discussed the potential merits of a transaction, noting that both companies had similar customer-focused cultures, and that there appeared to be opportunities to leverage PNC's existing infrastructure in United National's operations and to expand the product offerings available to United National's customers. The representatives also discussed the possibility of structuring the transaction as a part-cash/part-stock transaction, which would allow investors receiving PNC stock in a potential transaction to participate in the future of the combined company and, subject to due diligence and purchase price negotiations, would be expected to enable United National stockholders to realize a premium to United National's market price.

     On July 18, 2003, PNC and United National entered into a customary confidentiality agreement and began reciprocal due diligence investigations. Members of PNC's transaction team conducted a due diligence review of United National from operational, financial, accounting, tax and legal perspectives. This review included the review of documents, interviews with United National's senior management and tours

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

of United National facilities. Members of United National's team also conducted a due diligence review of PNC, including interviews with members of PNC's senior management, including the senior risk, financial and legal officers of PNC.

     During July and August of 2003, PNC and United National management, together with their respective legal and financial advisors, continued to discuss a range of issues potentially presented by an acquisition of United National, including the potential structure of the transaction, the form of merger consideration, anticipated transaction costs, the required regulatory approvals and the expected timing of the transaction. Working with their advisors, the parties reached preliminary understandings during August with respect to the outline of the terms of a possible transaction that, subject to the successful completion of due diligence and the negotiation of the definitive transaction agreement and related employment and retention agreements, they were willing to recommend to their respective boards, including: the part-cash, part-stock nature of the merger consideration; the total mix of the merger consideration; and the structuring of the transaction as a "reorganization" for purposes of Section 368 of the Internal Revenue Code. During this period legal counsel to PNC and United National began to draft definitive documentation with respect to the proposed transaction, and both parties worked to finalize their respective due diligence investigations.

     On August 19, 2003, the United National board of directors held a special meeting to review and discuss the proposed transaction, the proposed transaction agreement and related employment and retention agreements and the results of the due diligence investigation of PNC. Mr. Gregor also reviewed with the board prior discussions regarding strategic alternatives for United National and the course of discussions with PNC. Mr. Gregor also outlined the strategic rationale for the proposed merger, including continued consolidation, evolving trends in technology and increasing competition within the financial services industry, as well as other matters discussed below under "Reasons for the Merger; Recommendation of PNC's and United National's Board of Director -- United National." United National management and its advisors observed that, as the board had previously discussed in other board meetings, size and diversification beyond the level United National believed to be reasonably achievable on an independent basis were becoming increasingly important to continued success.

     At the August 19 meeting, the United National board of directors also reviewed with McCarter & English, LLP, special counsel to United National, the terms of the proposed definitive transaction agreements and the legal and fiduciary standards applicable to its decision to approve the agreements and the transactions contemplated by the agreements. Representatives of Keefe, Bruyette & Woods, Inc. then discussed financial information regarding PNC and the proposed transaction. The discussions covered a range of matters, including the structure and tax treatment of the merger, the merger consideration, business and financial information regarding the two companies, historical stock price performance, valuation methodologies and analyses and the other matters set forth in "-- Opinion of United National's Financial Advisor." After this discussion, Keefe, Bruyette & Woods indicated that it was prepared to deliver at the next board meeting its opinion that, as of the date of the opinion, and based on and subject to the assumptions, qualifications and limitations that would be set forth in its opinion, the merger consideration was fair to the holders of shares of United National common stock from a financial point of view. After additional discussions and questions, the United National board of directors directed United National's management to continue to work to finalize the definitive transaction documents, and determined to reconvene following the finalization of those materials.

     On August 20, 2003, the PNC board of directors held a special meeting to consider the proposed transaction. After consideration and review of the financial aspects of the proposed transaction, the terms of the definitive transaction agreement and related employment and retention agreements, the strategic implications of the proposed merger for the relevant businesses of PNC and related matters, the PNC board unanimously approved the merger agreement and the transactions contemplated by the agreement. Following their respective board meetings, PNC and United National, working with their legal advisors, finalized the merger agreement and executive employment agreements.

     On August 21, 2003, prior to the beginning of trading on the New York Stock Exchange and the Nasdaq National Market, the United National board of directors held another special meeting to review

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

the final terms of the proposed merger agreement. Mr. Gregor noted that the terms of the proposed transaction, including terms related to the benefits and employment of United National management, had not changed in any material respect from the terms as of the August 19 board meeting, and that no new material terms had arisen subsequent to that meeting. Keefe, Bruyette & Woods then delivered its written opinion that, as of that date, the aggregate merger consideration to be received by the United National stockholders under the merger agreement was fair to United National's stockholders from a financial point of view. The full text of the Keefe, Bruyette & Woods opinion is annexed to this proxy statement/ prospectus as Annex B. Thereafter, the members of the United National board, after consideration of the factors described under "-- Reasons for the Merger; Recommendation of PNC's and United National's Board of Directors -- United National," determined that the transactions contemplated by the agreements were fair to, and in the best interests of, United National and its stockholders. The United National board of directors then voted unanimously to approve the merger agreement and related documents.

     On August 21, 2003, PNC and United National executed the merger agreement and announced the transaction by a joint press release.

REASONS FOR THE MERGER; RECOMMENDATION OF PNC'S AND UNITED NATIONAL'S BOARD OF DIRECTORS

  PNC

     In connection with its approval of the United National transaction, the PNC board of directors reviewed the terms of the proposed acquisition and definitive agreements. The PNC board also discussed with management the fact that:

     - the acquisition will expand PNC's branch banking business, particularly in the fast-growing and affluent New Jersey market;

     - the acquisition offers the potential for PNC to leverage United National's existing business with PNC's business mix, product lines, distribution capabilities and technology platform; and

     - the merger is expected to be accretive to PNC earnings in the first year, with an internal rate of return of approximately 15%, which exceeds its expected rate of return on share repurchases.

The PNC board considered the possibility of revenue synergies resulting from the proposed acquisition, although its review of the transaction did not assume any value relating to potential revenue enhancements. The PNC board also considered cost-saving opportunities in corporate functions, back-office consolidations and the elimination of out-sourced operational functions, expected to be approximately $31 million on a pre-tax basis phased in over two years. However, the PNC board noted that there can be no assurances with respect to the amount and timing of revenue enhancements or cost-saving opportunities, if any. The PNC board also reviewed United National's business, operations, financial condition, earnings and prospects, taking into account the results of management's due diligence review of United National, and its fit with PNC's existing franchise in New Jersey and eastern Pennsylvania.

     The PNC board also considered potential risks associated with the acquisition in connection with its deliberations of the proposed transaction, including the challenges of integrating United National's businesses, operations and workforce with those of PNC, the need to obtain United National stockholder and regulatory approvals in order to complete the transaction, the risks associated with achieving the anticipated cost savings and the need to retain key management of United National. The foregoing discussion of the factors considered by the PNC board is not intended to be exhaustive, but, rather, includes all principal factors considered by the PNC board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the PNC board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The PNC board considered all these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

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

  UNITED NATIONAL

     The United National board of directors has unanimously determined that the merger is advisable and in the best interests of United National and its shareholders. Accordingly, the United National board has approved the merger agreement and determined to recommend that United National's shareholders approve and adopt the merger agreement.

     In reaching its decision to approve the merger agreement and recommend the merger to its shareholders, the United National board consulted with United National's management, as well as its legal and financial advisors, and considered a number of factors, including:

     - the fact that, based on the closing price of PNC common stock on August 20, 2003, the value of the merger consideration to be received by United National shareholders in the merger represented a premium of approximately 9.15% over the closing price of United National common stock on the Nasdaq National Market on August 20, 2003, and a premium of approximately 17.21% over the weighted average closing price of United National common stock on the Nasdaq National Market for the thirty trading days prior to the approval of the transaction by the United National board;

     - the fact that the cash/stock election feature of the merger consideration offers United National shareholders both the opportunity to participate in the growth and opportunities of PNC through the stock component and to realize cash for the value of their shares through the cash component, subject in some circumstances to the proration procedures in the merger agreement;

     - its knowledge of United National's business, operations, financial condition, earnings and prospects;

     - its knowledge of PNC's business, operations, financial condition, earnings and prospects, taking into account the results of United National's due diligence review of PNC;

     - its knowledge of the current environment in the financial services industry, including continued consolidation, evolving trends in technology, increasing nationwide and global competition and the competitive effects of these factors on financial institutions such as United National;

     - the presentations by senior members of United National management regarding the strategic advantages of combining with PNC, including, among other things, the opportunities that the merger could present for cost savings and the cross-selling of services by PNC and United National to their customers;

     - current financial market conditions and the historical market prices of United National's common stock;

     - the financial analyses presented by Keefe, Bruyette & Woods to the United National board, and the opinion delivered to the United National board by Keefe, Bruyette & Woods, annexed to this proxy statement/prospectus as Annex B, to the effect that, as of August 21, 2003 and based upon and subject to the considerations set forth in the opinion, the aggregate merger consideration to be received by all of United National's shareholders was fair from a financial point of view to United National's shareholders;

     - the structure of the merger and the financial and other terms of the merger agreement including the fact that the merger agreement provides for a price-based termination right;

     - the likelihood that the merger would be consummated, given the regulatory and other approvals required in connection with the merger, and the experience, reputation and financial resources of PNC;

     - the expected treatment of the merger as a "reorganization" for United States federal income tax purposes, which would generally allow United National shareholders to avoid recognizing gain or loss upon the conversion of shares of United National common stock into shares of PNC common stock;

     - the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

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

     - the termination fee of up to $25 million to be paid by United National to PNC if the merger agreement is terminated under certain circumstances, including the risk that the termination fee might discourage third parties from offering to acquire United National by increasing the cost of a third party acquisition, and the financial impact on United National if it had to pay the termination fee;

     - that the value of the merger consideration is determined by an exchange ratio, and the possibility that the market value of PNC common stock might decrease, resulting in less aggregate value being paid to United National shareholders;

     - the fact that some of United National's directors and executive officers have interests in the merger that are in addition to their interests as United National shareholders (see "-- Interests of Certain Persons in the Merger"); and

     - the risk that the merger will not be completed.

     The foregoing discussion of the factors considered by the United National board is not intended to be exhaustive, but, rather, includes all material factors considered by the United National board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the United National board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The United National board considered all these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

OPINION OF UNITED NATIONAL'S FINANCIAL ADVISOR

     United National engaged Keefe, Bruyette & Woods to render financial advisory and investment banking services. Keefe, Bruyette & Woods agreed to assist United National in analyzing, structuring, negotiating and effecting the merger of United National with and into a wholly owned subsidiary of PNC. United National selected Keefe, Bruyette & Woods because Keefe, Bruyette & Woods is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with United National and its business. As part of its investment banking business, Keefe, Bruyette & Woods is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

     As part of its engagement, representatives of Keefe, Bruyette & Woods attended the meeting of the United National board held on August 21, 2003, at which the United National board evaluated the proposed merger with PNC. At this meeting, Keefe, Bruyette & Woods reviewed the financial aspects of the proposed merger and rendered a verbal opinion, subsequently confirmed in writing, that, as of such date, the consideration to be received by United National shareholders in the merger was fair to those shareholders from a financial point of view. The United National board approved the merger agreement at this meeting. The full text of Keefe, Bruyette & Woods's written opinion is annexed as Annex B to this proxy statement/prospectus and is incorporated herein by reference. United National's shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Keefe, Bruyette & Woods. The description of the opinion set forth below is qualified in its entirety by reference to the full text of such opinion.

     KEEFE, BRUYETTE & WOODS'S OPINION SPEAKS ONLY AS OF THE DATE OF THE OPINION. THE OPINION IS DIRECTED TO THE UNITED NATIONAL BOARD AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO THE UNITED NATIONAL SHAREHOLDERS. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY UNITED NATIONAL SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE UNITED NATIONAL SPECIAL MEETING ON THE MERGER OR ANY RELATED MATTER.

     In rendering its opinion, Keefe, Bruyette & Woods:

     - reviewed, among other things,

      - the merger agreement,

      - Annual Reports to shareholders and Annual Reports on Form 10-K of PNC,

      - Quarterly Reports on Form 10-Q of PNC,

      - Annual Reports to shareholders and Annual Reports on Form 10-K of United National, and

      - Quarterly Reports on Form 10-Q of United National;

     - held discussions with members of senior management of PNC and United National regarding

      - past and current business operations,

      - regulatory relationships,

      - financial condition and

      - future prospects of the respective companies;

     - reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for PNC and United National and compared them with those of certain publicly traded companies that Keefe, Bruyette & Woods deemed to be relevant;

     - compared the proposed financial terms of the merger with the financial terms of certain other transactions that Keefe, Bruyette & Woods deemed to be relevant; and

     - performed other studies and analyses that it considered appropriate.

     In conducting its review and arriving at its opinion, Keefe, Bruyette & Woods relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Keefe, Bruyette & Woods or that was discussed with, or reviewed by, Keefe, Bruyette & Woods, or that was publicly available. Keefe, Bruyette & Woods did not attempt or assume any responsibility to verify such information independently. Keefe, Bruyette & Woods relied upon the management of PNC and United National as to the reasonableness and achievability of the financial and operating forecasts and projections (as well as on the assumptions and bases of such forecasts and projections) provided to Keefe, Bruyette & Woods. Keefe, Bruyette & Woods assumed, without independent verification, that the aggregate allowances for loan and lease losses for PNC and United National are adequate to cover those losses. Keefe, Bruyette & Woods did not make or obtain any evaluations or appraisals of any assets or liabilities of PNC or United National, or examine or review any individual credit files.

     The projections furnished to Keefe, Bruyette & Woods and used by it in certain of its analyses were prepared by PNC's and United National's senior management teams. PNC and United National do not publicly disclose internal management projections of the type provided to Keefe, Bruyette & Woods in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. For purposes of rendering its opinion, Keefe, Bruyette & Woods assumed that, in all respects material to its analyses:

     - the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

     - the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

     - each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

     - all conditions to the completion of the merger will be satisfied without any waivers; and

     - in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

     Keefe, Bruyette & Woods further assumed that the merger will be accounted for as a purchase under accounting principles generally accepted in the United States, and that the conversion of United National common stock into PNC common stock will be tax-free for PNC and United National. Keefe, Bruyette & Woods's opinion is not an expression of an opinion as to the prices at which shares of United National common stock or shares of PNC common stock will trade following the announcement of the merger or the value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger. In performing its analyses, Keefe, Bruyette & Woods made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Keefe, Bruyette & Woods, PNC and United National. Any estimates contained in the analyses performed by Keefe, Bruyette & Woods are not necessarily indicative of values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Keefe, Bruyette & Woods opinion was among several factors taken into consideration by the United National board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the United National board with respect to the fairness of the merger consideration.

     The following is a summary of the material analyses presented by Keefe, Bruyette & Woods to the United National board in connection with the delivery of its fairness opinion on August 21, 2003. The summary is not a complete description of the analyses underlying the Keefe, Bruyette & Woods opinion or the presentation made by Keefe, Bruyette & Woods to the United National board, but summarizes the analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Keefe, Bruyette & Woods did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Keefe, Bruyette & Woods did not address whether any individual analysis did or did not support the overall fairness conclusion. The financial analyses summarized below include information presented in tabular format. Accordingly, Keefe, Bruyette & Woods believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

     Summary of Proposal. United National shareholders will receive approximately $320 million in cash and 6.6 million shares of PNC common stock, subject to proportionate increase in the event that any stock options of United National are exercised subsequent to August 21, 2003, and prior to the effective time of the merger. Based upon PNC's closing share price on August 12, 2003 of $48.84 and 18,811,333 United National common shares outstanding as of June 30, 2003 and 768,558 options outstanding as of December 31, 2002, Keefe, Bruyette & Woods calculated a $34.00 price per United National share.

     Selected Peer Group Analysis. Keefe, Bruyette & Woods compared the financial performance and market performance of PNC to those of a group of comparable super regional bank holding companies and, similarly, United National to those of a group of comparable mid-Atlantic bank holding companies with assets between $1.0 billion and $10.0 billion.

     Companies included in PNC's peer group were:

     - Bank of America Corporation

     - Wells Fargo & Company

     - Wachovia Corporation

     - Bank One Corporation

     - Washington Mutual, Inc.

     - FleetBoston Financial Corporation

     - U.S. Bancorp

     - SunTrust Banks, Inc.

     - National City Corporation

     - KeyCorp

     - Fifth Third Bancorp

     - BB&T Corporation

     - Comerica Incorporated

     - AmSouth Bancorporation

     - Zions Bancorporation

     Companies included in United National's peer group were:

     - Valley National Bancorp

     - Wilmington Trust Corporation

     - Fulton Financial Corporation

     - Hudson United Bancorp

     - Riggs National Corporation

     - Susquehanna Bancshares, Inc.

     - Provident Bankshares Corporation

     - First Commonwealth Financial Corporation

     - Trust Company of New Jersey (The)

     - NBT Bancorp, Inc.

     - National Penn Bancshares, Inc.

     - Community Bank System, Inc.

     - S&T Bancorp, Inc.

     - U.S.B. Holding Co., Inc.

     - Harleysville National Corporation

     - Sandy Spring Bancorp, Inc.

     - Yardville National Bancorp

     - Sun Bancorp, Inc.

     - Sterling Financial Corporation

     - Financial Institutions, Inc.

     - BSB Bancorp, Inc.

     - Community Banks, Inc.

     - Tompkins Trustco, Inc.

     - Sterling Bancorp

     - State Bancorp, Inc.

     - Suffolk Bancorp

     - Lakeland Bancorp, Incorporated

     - Arrow Financial Corporation

     - Interchange Financial Services Corp.

     - Royal Bancshares of Pennsylvania, Inc.

     - Omega Financial Corporation

     - PennRock Financial Services Corp.

     - Patriot Bank Corp.

     To perform this analysis, Keefe, Bruyette & Woods used the financial information as of and for the quarter ended June 30, 2003. Market price information was as of August 20, 2003, and 2003 and 2004 earnings estimates were taken from a nationally recognized earnings estimate consolidator for comparable companies, management estimates for United National, or, if not available, a Keefe, Bruyette & Woods Corporate Finance Department estimate.

     Keefe, Bruyette & Woods's analysis showed the following concerning PNC's and United National's financial performance:

                                                    PNC
                                                    PEER                      UNITED NATIONAL
                                                   GROUP                        PEER GROUP
                                            PNC    MEDIAN   UNITED NATIONAL       MEDIAN
                                           -----   ------   ---------------   ---------------
Core Return on Average Assets............   1.50%   1.31%         0.98%             1.28%
Core Return on Average Equity............  14.47%  15.78%        10.97%            13.69%
Net Interest Margin......................   3.93%   3.81%         3.92%             3.97%
Fee Income/Revenue.......................   59.0%   40.5%         19.8%             23.8%
Efficiency Ratio.........................   65.0%   56.2%         56.7%             57.6%

     Keefe, Bruyette & Woods's analysis showed the following concerning PNC's and United National's financial condition:

                                                    PNC
                                                    PEER                      UNITED NATIONAL
                                                   GROUP                        PEER GROUP
                                            PNC    MEDIAN   UNITED NATIONAL       MEDIAN
                                           -----   ------   ---------------   ---------------
Equity/Assets............................  10.07%   8.66%        8.81%             8.00%
Tangible Equity/Assets...................   6.35%   6.54%        5.81%             6.81%
Loans/Deposits...........................   74.0%   93.3%        86.0%             81.2%
Securities/Tangible Assets...............   23.8%   20.1%        27.6%             32.8%
Loan Loss Reserves/Loans.................   1.95%   1.66%        1.16%             1.34%
NPA/Loans + OREO.........................   1.17%   1.09%        0.74%             0.66%
Net Charge Offs Avg. Loans...............   0.72%   0.81%        0.22%             0.20%

     Keefe, Bruyette & Woods's analysis showed the following concerning PNC's and United National's market performance:

                                                PNC
                                                PEER                        UNITED NATIONAL
                                               GROUP                           PEER GROUP
                                        PNC    MEDIAN   UNITED NATIONAL          MEDIAN
                                        ----   ------   ---------------   --------------------
One Year Price Change.................   8.7%    2.8%        42.3%                14.0%
Market/Book Value(x)..................  2.01x  2.08x        2.19x                2.11x
Market/Tangible Book Value(x).........  3.32x  2.62x        3.43x                2.51x
Price/2003 GAAP EPS(x)................  12.9x  12.9x        18.1x                15.6x
Price/2004 GAAP EPS(x)................  11.6x  11.9x        16.2x                14.0x
Dividend Yield........................   4.0%    3.6%         2.6%                 2.7%
2003 Dividend Payout..................  50.9%   43.3%        46.5%                42.0%

     Financial Impact Analysis. Keefe, Bruyette & Woods performed pro forma merger analyses that combined the projected income statements of PNC and United National. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of PNC. The analysis assumed the 2004 First Call consensus earnings per share estimate of $4.18 and 10% growth thereafter for PNC. For United National, the analysis assumed 2004 management's internal estimated earnings per share of $1.92 and 10% growth thereafter. This analysis indicated that the merger is expected to be accretive to PNC's estimated earnings per share in 2004, and accretive to cash earnings per share in 2004. Cash earnings were estimated by adding the anticipated core deposit intangible amortization expense to earnings calculated in accordance with generally accepted accounting principles. This analysis was based on certain assumptions provided by PNC with regard to cost savings, merger related charges and the amortization of intangibles. For all of the above analyses, the actual results achieved by PNC following the merger will vary from the projected results, and the variations may be material.

     Comparable Transaction Analysis. Keefe, Bruyette & Woods reviewed certain financial data related to comparably sized acquisitions of bank holding companies announced after January 1, 2001, with aggregate transaction values between $150 million and $1 billion. The transactions included in the group were (survivor/acquired entity):

     - Citizens Financial Group, Inc./Community Bancorp, Inc.

     - Wells Fargo & Company/Pacific Northwest Bancorp

     - Cathay Bancorp, Inc./GBC Bancorp

     - Mercantile Bankshares Corp./F&M Bancorp

     - F.N.B. Corporation/Charter Banking Corp.

     - Chittenden Corporation/Granite State Bankshares, Inc.

     - Royal Bank of Canada/Admiralty Bancorp, Inc.

     - UCBH Holdings, Inc./Bank of Canton of California

     - Rabobank Group/VIB Corp.

     - Fifth Third Bancorp/Franklin Financial Corporation

     - Umpqua Holdings Corp./Centennial Bancorp

     - Marshall & Illsley Corporation/Mississippi Valley Bancshares, Inc.

     - Sky Financial Group Inc./Three Rivers Bancorp, Inc.

     - Banknorth Group, Inc./Bancorp Connecticut, Inc.

     - Marshall & Illsley Corporation/Richfield State Agency, Inc.

     - United National Bancorp/Vista Bancorp, Inc.

     - BB&T Corporation/AREA Bancshares Corporation

     - BB&T Corporation/Mid-America Bancorp

     - Associated Banc-Corp/Signal Financial Corp.

     - Sovereign Bancorp, Inc./Main Street Bancorp, Inc.

     - Greater Bay Bancorp/SJNB Financial Corp.

     - F.N.B. Corporation/Promistar Financial Corporation

     - Marshall & Illsley Corporation/National City Bancorporation

     - Bank of Montreal/First National Bancorp, Inc.

     - North Fork Bancorporation, Inc./Commercial Bank of New York

     - BB&T Corporation/Virginia Capital Bancshares

     Transaction multiples for the merger were derived from the $34.00 (based on PNC's closing share price on August 12, 2003) per share price for United National. Keefe, Bruyette & Woods also relied upon 2003 United National earnings per share estimates provided by United National management. Keefe, Bruyette & Woods compared these results with announced multiples and, for transactions with stock components, multiples adjusted to reflect changes in individual buyer stock prices from announcement to August 20, 2003. The results of the analysis are set forth in the following table.

                                                                    ANNOUNCED       ADJUSTED
                                                                    COMPARABLE     COMPARABLE
                                                   PNC/UNITED      TRANSACTIONS   TRANSACTIONS
                                                    NATIONAL          MEDIAN         MEDIAN
                                                 ---------------   ------------   ------------
Price/Last Twelve Months EPS(x)................        23.0x           19.1x          21.1x
Price/2003 Estimated EPS(x)....................        19.8x           16.8x          18.7x
Price/Book Value (6/30/03).....................         239%            222%           260%
Price/Tangible Book Value (6/30/03)............         375%            251%           279%
Core Deposit Premium...........................        23.6%           19.6%          21.8%
One Day Market Premium.........................         9.5%           24.3%          26.8%

     No company or transaction used as a comparison in the above analysis is identical to United National, PNC or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the various companies surveyed.

     Discounted Cash Flow Analysis. Keefe, Bruyette & Woods estimated the present value of United National's common stock based on a continued independence scenario by adding (i) the present value of the estimated future dividend stream that United National could generate over the period beginning January 2003 and ending in December 2007, and (ii) the present value of the terminal value of United National common stock. The earnings assumptions that formed the basis of the analysis were based on Keefe, Bruyette & Woods's estimated earnings per share for 2003 and 2004 under a Normal Growth Scenario and a High Performance Scenario. The Normal Growth Scenario assumed an earnings growth rate of 10% for 2005 to 2007. For a projected dividend stream, Keefe, Bruyette & Woods assumed dividend growth between $0.04 and $0.06 per share per year. A sensitivity table was presented with a range of terminal multiples of 16 times to 18 times (based on a 12.0% discount rate) and a range of earnings growth rates from 8.0% to 12.0%. This resulted in a range of values from $25.15 to $30.75. An additional sensitivity table based on this scenario was presented with a range of discount rates from 10.0% to 14.0% (based on a 17 times terminal multiple), and a range of earnings growth rates from 8.0% to 12.0%. This resulted in a range of values from $24.39 to $31.84 per share. The High Performance Scenario assumed earnings growth rates of 18.2% to 19.9% for 2005 to 2007. For a projected dividend stream, Keefe, Bruyette & Woods assumed dividend growth between $0.04 and $0.06 per share per year. A sensitivity table was presented with a range of terminal multiples of 16 times to 18 times (based on a 12.0% discount rate) and a range of earnings growth rates from 16.0% to 20.0%. This resulted in a range of values from $30.40 to $37.08 per share. An additional sensitivity table based on this scenario was presented with a range of discount rates from 10.0% to 14.0% (based on a 17 times terminal multiple) and a range of earnings growth rates from 16.0% to 20.0%. This resulted in a range of values from $29.50 to $38.39 per share.

     Keefe, Bruyette & Woods stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of United National common stock.

     Other Analyses. Keefe, Bruyette & Woods compared the financial and market performance of PNC and United National to a variety of relevant industry peer groups and indices. Keefe, Bruyette & Woods reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for PNC and United National.

     The United National board retained Keefe, Bruyette & Woods as an independent contractor to act as financial adviser to United National regarding the merger. As part of its investment banking business, Keefe, Bruyette & Woods is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe, Bruyette & Woods has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe, Bruyette & Woods may, from time to time, purchase securities from, and sell securities to, PNC and United National. As a market maker in securities Keefe, Bruyette & Woods may from time to time have a long or short position in, and buy or sell, debt or equity securities of PNC and United National for Keefe, Bruyette & Woods's own account and for the accounts of its customers.

     United National and Keefe, Bruyette & Woods have entered into an agreement relating to the services to be provided by Keefe, Bruyette & Woods in connection with the merger. United National agreed to pay Keefe, Bruyette & Woods a cash fee equal to 0.85% of the aggregate market value of the consideration paid for United National, 20% of which was paid upon the execution of the merger agreement, 20% of which is to be paid upon the mailing of this proxy statement and 60% of which is to be paid upon closing. Pursuant to the Keefe, Bruyette & Woods engagement agreement, United National also agreed to reimburse Keefe, Bruyette & Woods for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify Keefe, Bruyette & Woods and certain related parties against certain liabilities, including liabilities under the federal securities laws.

PUBLIC TRADING MARKETS

     PNC common stock is currently included for quotation on the New York Stock Exchange under the symbol "PNC." United National common stock is currently included for quotation on the Nasdaq National Market under the symbol "UNBJ." Upon completion of the merger, United National common stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended. The newly issued PNC common stock issuable pursuant to the merger agreement will be included for quotation on the New York Stock Exchange.

     The shares of PNC common stock to be issued in connection in the merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an affiliate of United National, as discussed in "The Merger -- Restrictions on Resales by Affiliates" on page 53.

     As reported on the New York Stock Exchange, the closing sale price per share of PNC common stock on August 20, 2003 was $48.53. The closing sale price per share of United National common stock on August 20, 2003 was $31.05, as reported on the Nasdaq National Market. Based on these closing sale prices per share, the implied per share value of United National common stock was $33.89 as of that date. The closing sale price per share of PNC common stock on the New York Stock Exchange on [--], 2003, the last practicable trading day before the date of this document, was $[--]. The closing sale price per share of United National common stock on the Nasdaq National Market on [--], the last practicable trading day before the date of this document, was $[--]. The implied per share value of United National common stock was $[--] as of that date. Because the stock price of both companies will fluctuate, you should obtain current quotations of these prices.

     PNC may from time to time repurchase shares of PNC common stock and purchase shares of United National common stock and United National may from time to time repurchase shares of United National common stock and purchase shares of PNC common stock. During the course of the solicitation being made by this proxy statement/prospectus, PNC or United National may be bidding for and purchasing shares of United National common stock.

PNC DIVIDENDS

     On October 2, 2003, the board of directors of PNC approved a quarterly cash dividend of $0.50 per share, an increase of $0.02 from the prior quarterly dividend of $0.48 per share. During the first half of 2003, United National paid cash dividends totaling $0.40 per share, and PNC paid cash dividends totaling $0.96 per share.

     PNC shareholders will be entitled to receive dividends when and if declared by the PNC board of directors out of funds legally available for dividends. The PNC board of directors will periodically consider the payment of dividends, taking into account PNC's financial condition and level of net income, PNC's future prospects, economic conditions, industry practices and other factors, including applicable banking laws and regulations. Prior to completion of the merger, United National is restricted by the terms of the merger agreement from paying dividends, other than regular quarterly cash dividends not in excess of $0.20 per share on United National common stock and regular cash dividends on the United National REIT preferred stock.

ABSENCE OF APPRAISAL RIGHTS

     Appraisal rights are statutory rights that enable shareholders who object to extraordinary transactions, such as mergers, to demand that the corporation pay the value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to such rights are set forth in the laws of New Jersey, which is the state of incorporation of United National. These exceptions are applicable with respect to the rights of United National shareholders in the merger.

     United National shareholders are not entitled to appraisal rights under New Jersey law in connection with the merger because the shares of United National common stock are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion addresses the material United States federal income tax consequences of the merger to holders of United National common stock. The discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to United National shareholders that hold their United National common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, each of which we refer to in this document as a "HOLDER." Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular shareholder in light of its personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws, including:

     - banks or trusts,

     - tax-exempt organizations,

     - insurance companies,

     - dealers in securities or foreign currency,

     - traders in securities who elect to apply a mark-to-market method of accounting,

     - pass-through entities and investors in such entities,

     - foreign persons,

     - shareholders who received their United National common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation, and

     - shareholders who hold United National common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

     In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger.

     EACH HOLDER OF UNITED NATIONAL COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

     The completion of the merger is conditioned upon the delivery by each of Wachtell, Lipton, Rosen & Katz, counsel to PNC, and McCarter & English, LLP, counsel to United National, of its opinion to the effect that, on the basis of the facts, assumptions, and representations set forth in such opinion and certificates to be obtained from officers of PNC, PNC Bancorp, Inc. and United National, the merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code. Neither of these opinions are binding on the Internal Revenue Service or the courts, and neither United National nor PNC intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which such opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected. The remainder of this discussion assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

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     The United States federal income tax consequences of the merger to a holder generally will depend on whether the holder exchanges its United National common stock for cash, PNC common stock or a combination of cash and PNC common stock.

     Exchange Solely for Cash. In general, if, pursuant to the merger, a holder exchanges all of the shares of United National common stock actually owned by it solely for cash, that holder will recognize gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of United National common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the holder's holding period with respect to the United National common stock surrendered is more than one year at the effective time of the merger. If, however, the holder constructively owns shares of United National common stock that are exchanged for shares of PNC common stock in the merger or owns shares of PNC common stock actually or constructively after the merger, the consequences to that holder may be similar to the consequences described below under the heading "Exchange for PNC Common Stock and Cash," except that the amount of consideration, if any, deemed to be a dividend may not be limited to the amount of that holder's gain.

     Exchange Solely for PNC Common Stock. If, pursuant to the merger, a holder exchanges all of the shares of United National common stock actually owned by it solely for shares of PNC common stock, that holder will not recognize any gain or loss except in respect of cash received instead of a fractional share of PNC common stock (as discussed below). The aggregate adjusted tax basis of the shares of PNC common stock received in the merger (including fractional shares deemed received and redeemed as described below) will be equal to the aggregate adjusted tax basis of the shares of United National common stock surrendered for the PNC common stock, and the holding period of the PNC common stock (including fractional shares deemed received and redeemed as described below) will include the period during which the shares of United National common stock were held.

     Exchange for PNC Common Stock and Cash. If, pursuant to the merger, a holder exchanges all of the shares of United National common stock actually owned by it for a combination of PNC common stock and cash, the holder will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the PNC common stock received pursuant to the merger over that holder's adjusted tax basis in its shares of United National common stock surrendered) and (2) the amount of cash received pursuant to the merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisors regarding the manner in which cash and PNC common stock should be allocated among different blocks of United National common stock. Any recognized gain will generally be long-term capital gain if the holder's holding period with respect to the United National common stock surrendered is more than one year at the effective time of the merger. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the holder's ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See "-- Possible Treatment of Cash as a Dividend" below.

     The aggregate tax basis of PNC common stock received (including fractional shares deemed received and redeemed as described below) by a holder that exchanges its shares of United National common stock for a combination of PNC common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of United National common stock surrendered for PNC common stock and cash, reduced by the amount of cash received by the holder pursuant to the merger (excluding any cash received instead of a fractional share of PNC common stock) and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below but excluding any gain or loss resulting from the deemed receipt and redemption of fractional shares described below), if any, recognized by the holder on the exchange. The holding period of the PNC common stock (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of United National common stock surrendered.

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     Possible Treatment of Cash as a Dividend.  In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder's deemed percentage stock ownership of PNC. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of United National common stock solely for PNC common stock and then PNC immediately redeemed, which we refer to in this document as the "DEEMED REDEMPTION," a portion of the PNC common stock in exchange for the cash the holder actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is
(1) "substantially disproportionate" with respect to the holder or (2) "not essentially equivalent to a dividend."

     The deemed redemption will generally be "substantially disproportionate" with respect to a holder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a holder will depend upon the holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the holder's deemed percentage stock ownership of PNC. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of PNC that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of PNC that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder's option to purchase such stock in addition to the stock actually owned by the holder.

     The Internal Revenue Service has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs is generally considered to have a "meaningful reduction" if that shareholder has a relatively minor (e.g., approximately 3%) reduction in its percentage stock ownership under the above analysis; accordingly, the gain recognized in the exchange by such a shareholder would be treated as capital gain.

     These rules are complex and dependent upon the specific factual circumstances particular to each holder. Consequently, each holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder.

     Cash Received Instead of a Fractional Share. A holder who receives cash instead of a fractional share of PNC common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the holder's aggregate adjusted tax basis of the shares of United National common stock exchanged in the merger which is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of United National common stock is more than one year at the effective time of the merger.

     Reporting Requirements. A holder of United National common stock receiving PNC common stock as a result of the merger may be required to retain records related to such holder's United National common stock and file with its United States federal income tax return a statement setting forth facts relating to the merger.

ACCOUNTING TREATMENT

     PNC intends to treat the merger as a purchase by PNC under accounting principles generally accepted in the United States. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of United National will be recorded, as of completion of the merger, at their respective fair values. The excess of the purchase price over the net assets acquired will be recorded as goodwill. Goodwill resulting from the merger will not be amortized, but will be reviewed for impairment

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

at least annually. Core deposit and other intangibles with finite useful lives recorded in connection with the merger will be amortized.

     Financial statements and reported results of operations of PNC issued after completion of the merger will not be restated retroactively to reflect the historical financial position or results of operations of United National.

REGULATORY APPROVALS

     Under the merger agreement, PNC and United National have agreed to use their reasonable best efforts to obtain all necessary actions or nonactions, waivers, consents and approvals from any governmental authority necessary to consummate and make effective the merger, the bank combination and other transactions contemplated by the merger agreement. The required regulatory approvals include approvals of various federal and state agencies as described below.

     Federal Banking Approvals. The merger is subject to the prior approval of the Federal Reserve Board, which we refer to in this document as the "FEDERAL RESERVE," under the Bank Holding Company Act of 1956, as amended, and related Federal regulations. In addition, the bank combination is subject to the prior approval of the Comptroller of the Currency, which we refer to in this document as the "OCC."

     The merger and the combination of UnitedTrust Bank and PNC Bank, National Association, if approved by Federal Reserve and the OCC, respectively, may not be consummated before thirty (30) calendar days after such approval or, if there has not been any adverse comment from the Department of Justice of the United States relating to competitive factors, such shorter period of time as may be prescribed by the regulators, but in no event less than fifteen (15) calendar days after the date of approval.

     State Regulatory Approvals. Completion of the merger and the bank combination will also require the prior approval of the New Jersey Department of Banking and Insurance under the New Jersey Banking Act of 1948.

     While PNC and United National believe that they will receive the requisite regulatory approvals for the merger and the bank combination, there can be no assurance regarding the timing of the approvals or the ability of the companies to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals or otherwise. There can likewise be no assurance that any state attorney general or other domestic regulatory authority will not attempt to challenge the merger or the bank combination, or, if such a challenge is made, as to the result thereof. The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the merger and, if determined by PNC, the bank combination required to complete the merger and, if determined by PNC, the bank combination. In addition, the merger is conditioned upon the absence of any condition or requirement having been imposed by a governmental entity in connection with any required approval of the merger and, if determined by PNC, the bank combination that requires United National or its subsidiaries to be operated in a manner that would have a material adverse effect on United National or PNC. See "The Merger Agreement -- Conditions to the Consummation of the Merger" on page 32. PNC has filed all applicable applications for approval of the merger and the bank combination with the Federal Reserve, OCC and the New Jersey Department of Banking and Insurance.

     PNC is not aware of any regulatory approvals that would be required for consummation of the transactions contemplated by the merger agreement other than as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The executive officers and directors of United National may have interests in the merger that are in addition to their interests as shareholders of United National. The United National board considered these interests, among other matters, in approving the merger. Except as described below, the execution of the

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merger agreement constituted a change of control for purposes of each of the plans and agreements described below.

     Pre-Existing SERP Agreements. United National had entered into separate supplemental executive retirement plan ("SERP") agreements with certain of its executives to supplement the benefit such executives could receive under United National's 401(k) and defined benefit pension plans. The SERP agreements were designed to provide a retirement benefit (taking into account the benefits estimated to be provided under the tax-qualified plans) that was equal to 70% of the executive's final salary, in the case of Messrs. Gregor and Gerleit, and 60% of the executive's final salary, in the case of all other executives. If an executive's employment was involuntarily terminated for any reason (other than for cause, death or disability) or voluntarily terminated in connection with a change in control, the executive would be entitled to have an amount deposited in a trust for that executive's benefit. The amount would be equal to: (1) the full contribution required to be made for the plan year in which the termination occurs; (2) the present value of all remaining contributions to the fund; and
(3) a tax gross-up amount, such that the executive would be provided with after-tax benefits, beginning at his benefit age, in an amount equal to the benefit that would have been payable to the executive if no trust had been implemented. United National has paid to a trust for the benefit of each executive who had a SERP agreement, and who is party to the new agreements described below, an amount that fully satisfies any obligations to the executives under the SERP agreements. The amount of such payments for Messrs. Gregor, Gerleit, Soles, Tappen and the other executive officers as a group is, respectively, $2,050,675, $984,855, $773,709, $435,604 and $1,080,957.

     Pre-Existing Employment and Change-in-Control Agreements. United National had pre-existing employment and change of control agreements with each of Messrs. Gregor, Gerleit, Soles, Tappen and certain other executive officers, which were superseded by new agreements, as described below. Under the old agreements, upon consummation of a merger agreement, each executive would have been entitled to receive a lump sum cash payment equal to a multiple of his average W-2 compensation over the five-year period (or such fewer years as the executive was employed by United National). The payments required to be made under the pre-existing SERP agreements and the payments required to be made in connection with a change of control are included in the average W-2 compensation for purposes of calculating the lump-sum cash payment. For Messrs. Gregor and Gerleit, the multiple would have been 2.99 and, in the case of all other executives, the multiple would have been two. The amount of such payments (excluding the amounts to be paid under the SERP agreements discussed above) for Messrs. Gregor, Gerleit, Soles, Tappen and certain other executive officers as a group would have been, respectively, $2,993,550, $1,609,584, $1,067,130,
$614,668 and $2,155,880. In addition, if any payments and distributions to an executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then United National would have paid to the executive a gross-up payment such that, after taking into account all taxes payable on such gross-up payment, the executive would have retained an amount of the gross-up payment equal to the excise tax imposed on the total payments and distributions.

     Employment, Non-Compete and Retention Agreements/Employment and Retention Agreements. At the time of execution and delivery of the merger agreement, PNC, United National and certain United National executives entered into certain agreements. Messrs. Gregor and Gerleit entered into Employment, Non-Compete and Retention Agreements and Messrs. Soles, Tappen and certain other executive officers entered into Employment and Retention Agreements, which generally become effective only upon completion of the merger but, effective upon signing, supersede each executive officer's existing Employment and Change-in-Control Agreements. If the merger is not completed, these agreements will be null and void and of no force and effect. The term of the agreements is three years from completion of the merger in the case of Messrs. Gregor and Gerleit and one year from completion of the merger in the case of each of the other executives.

     During the term, Mr. Gregor's agreement provides that he will serve as Regional President with duties commensurate with such position and the other executives' agreements generally provide that they will serve and perform services as requested by PNC to assist in the orderly consolidation of PNC's and United National's businesses. Pursuant to the agreements, the executives agreed that, except for options

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

that would expire between signing of the agreements and completion of the merger, they would not exercise any of their options prior to that time. Each of these provisions is effective as of signing the agreements.

     Upon completion of the merger, each of the executives is entitled to a signing bonus, which represents a portion of the amount that they would have been entitled to receive under their old agreements. The amount of such payments for Messrs. Gregor, Gerleit, Soles, Tappen and the other executive officers as a group is, respectively, $650,000, $450,000, $500,000, $340,000, and $1,505,000.
In addition, in consideration of their future services to PNC and United National, on the second business day following the first anniversary of the completion of the merger, subject to the executives' continued employment with PNC and United National, United National will pay each of the executives a stay bonus. The amount of such stay bonus for Messrs. Gregor, Gerleit, Soles, Tappen and the other executive officers as a group is, respectively, $985,000, $685,000, $695,000, $362,000 and 932,450.

     The agreements also provide that during the term each of the executives will be entitled to receive an annual base salary (equal to the annual base salary as in effect as of the date of the merger agreement, which in the case of Mr. Gregor is $443,000 and in the case of Mr. Gerleit is $275,000) as well as certain other employee benefits and perquisites. Messrs. Gregor and Gerleit's agreements also provide for the payment of a discretionary annual bonus for each year during the term, paid in a combination of cash and restricted PNC common stock. The first year of such bonus is guaranteed. For Messrs. Gregor and Gerleit, the minimum bonus for the year in which the merger is completed will be equal to 40% and 25% of their respective annual base salaries.

     If an executive's employment is terminated during the term by PNC without cause or the executive resigns during the term because of a material breach by PNC of the new agreement, the executive will generally be entitled to receive any unpaid portion of his annual base salary for the remainder of the term, any unpaid stay bonus and, in the case of Mr. Gregor and Gerleit only, any unpaid guaranteed first-year bonus amount. In addition, any restricted PNC common stock will vest and Mr. Gregor and Mr. Gerleit will continue to receive medical benefits, use of a company-provided automobile and payment of country club dues for the remainder of the term of the agreement.

     If any payments or benefits provided under the agreements become subject to the excise tax under Section 4999 of the Internal Revenue Code, each executive will be entitled to an additional amount such that he will be placed in the same after-tax position as if no excise tax had been imposed on such payments.

     Each of the executives has agreed not to use or disclose confidential information or to solicit United National's or PNC's employees and clients during the term and for a period of three years following the executive's termination of employment, in the case of Messrs. Gregor and Gerleit, and during the term and for a period of one year following the executive's termination of employment, in the case of all other executives who are party to the agreements. In addition, Messrs. Gregor and Gerleit have agreed not to compete with United National or PNC during the term and for a period of three years following termination of their employment. The non-competition provisions that apply to Messrs. Gregor and Gerleit restrict such executive's competitive activity in New Jersey, New York or Pennsylvania (and any other geographic area where the executive conducted significant business during his employment period). In consideration for their agreement not to compete, each of Messrs. Gregor and Gerleit will be entitled to receive a payment of $1,800,000 and $720,000, respectively, which will be payable over a period of 36 months following completion of the merger.

     PNC Advisory Board. PNC has agreed to establish an advisory board and, before completion of the merger, will offer each member of the United National board of directors an opportunity to become a member of this advisory board effective upon completion of the merger. Membership on the advisory board will be conditioned upon entering into a customary non-competition/non-solicitation agreement. The PNC advisory board will be maintained for at least two years from the completion date of the merger. Each member of the PNC advisory board will receive an annual retainer equal to $7,500 and may receive an additional fee of $16,000 conditioned upon achieving certain customer referral and new business goals.

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PNC has agreed to allow members of the advisory board who are currently participating in United National's director deferred compensation plans, and who agree to specified plan amendments, to defer advisory board fees into the existing plans and to fix in place the existing life insurance benefit provisions of the plans.

     Equity-Based Awards. Stock options representing the right to acquire 293,753 shares of United National common stock held by executive officers and non-employee directors of United National on August 20, 2003 under the equity plans sponsored by United National vested upon execution of the merger agreement. The United National stock options that are outstanding as of the completion of the merger will terminate and the holder of such option will be provided with an amount in cash equal to the excess, if any, of the cash merger consideration over the exercise price of the option.

     Indemnification and Insurance. Pursuant to the merger agreement, the surviving corporation will indemnify and hold harmless from liability for acts or omissions occurring at or prior to the effective time of the merger those current or former directors and officers of United National currently entitled to indemnification from United National and its subsidiaries as provided in the certificates of incorporation and by-laws (or comparable organizational documents) of United National and its subsidiaries, and any indemnification agreements or arrangements of United National will survive the merger and will continue in full force and effect in accordance with their terms. The merger agreement also provides that for six years after the effective time of the merger, the surviving corporation will maintain United National's current liability insurance covering acts or omissions occurring prior to the effective time of the merger for those persons who were covered by United National's directors' and officers' liability insurance policy on terms and in amounts no less favorable than those in effect on the date of the merger agreement. The surviving corporation, however, will not be required to pay more than 150% of the amount paid by United National in 2003 on an annualized basis to maintain such insurance.

RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of PNC common stock to be issued to United National shareholders in the merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of United National as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of United National must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the directors and certain executive officers of United National (as well as to certain other related individuals or entities).

        COMPARISON OF RIGHTS OF SHAREHOLDERS OF PNC AND UNITED NATIONAL

     PNC is a Pennsylvania corporation subject to the provisions of the Pennsylvania Business Corporation Law, which we refer to in this document as the "PBCL." United National is a New Jersey corporation governed by the New Jersey Business Corporation Act, which we refer to in this document as the "NJBCA." Upon consummation of the merger, shareholders of United National, whose rights are governed by United National's certificate of incorporation, which we sometimes refer to in this document as its "CHARTER," and by-laws and by the NJBCA, will become shareholders of PNC, and their rights will be governed by PNC's amended and restated articles of incorporation, which we sometimes refer to in this document as its "CHARTER," and by-laws and by the PBCL.

     The following is a summary of the material differences between the rights of shareholders of PNC and United National. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the certificate of incorporation and by-laws of United National, and the amended and restated articles of incorporation and by-laws of PNC, respectively. In addition, the identification of some of the differences in the rights of these shareholders as material is not intended to indicate that other differences that are equally important do not exist. We urge you to read
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carefully the relevant provisions of Pennsylvania and New Jersey law, as well as the certificate of incorporation and by-laws of United National, and the amended and restated articles of incorporation and by-laws of PNC. Copies of these charter and by-law documents are incorporated by reference into this document and will be sent to you upon request. See "Where You Can Find More Information" on page 61.

AUTHORIZED CAPITAL

     United National. The authorized capital stock of United National consists of:

     - 25,000,000 shares of common stock, par value $1.25 per share, of which there were 18,822,954 issued and outstanding and 2,180,223 were held in treasury, as of August 20, 2003; and

     - 1,000,000 shares of preferred stock, without par value, of which there were none issued and outstanding and none were held in treasury, as of August 20, 2003.

     PNC.  The authorized capital stock of PNC consists of:

     - 800,000,000 shares of common stock, par value $5.00 per share, of which there were 279,738,578 issued and outstanding and 73,084,189 were held in treasury, as of August 20, 2003; and

     - 20,000,000 shares of preferred stock, par value $1.00 per share, of which there were 446,953 issued and outstanding in four series and none were held in treasury, as of August 20, 2003.

     - Information with respect to the relative rights and preferences of PNC common stock and PNC preferred stock is included in the description of PNC Common Stock incorporated herein by reference. See "Where You Can Find More Information." The PNC board may establish and designate additional series of PNC preferred stock and fix and determine the terms thereof by resolution.

VOTING RIGHTS

     United National. At any meetings of shareholders, holders of United common stock are entitled to one vote per share. Except as indicated below, actions and authorizations to be taken or given by shareholders generally require the approval of a majority of the votes cast by holders of United common stock at a meeting at which a quorum is present. Under New Jersey corporate law, shareholders of a New Jersey corporation do not have cumulative voting rights in the election of directors unless the certificate of incorporation so provides. United National's charter does not provide for cumulative voting. United National's charter does not provide for United National shareholders to have preemptive rights with respect to issuances of stock by the corporation.

     PNC. Each holder of common stock of the corporation has the right to one vote for each share for each share of common stock standing in his name on the books of the corporation. No holder of any class of capital stock is permitted to cumulate his or her vote for the election of directors. PNC's charter provides that no holder of the corporation's capital stock will have any preemptive rights with respect to issuances of stock by the corporation.

BOARD OF DIRECTORS

     United National. The board of directors of United National has 15 directors. The by-laws of United National provides that the number of directors will be not less than five nor more than 25. The NJBCA permits classification of the board of directors if the charter so provides. United National's charter provides for three classes of directors. If the number of directors are changed, the change will be apportioned as equally as possible among all three classes. In no case will a decrease in the number of directors shorten the term of any incumbent director. The number of directors will be fixed by a two-thirds vote of the board. The number of directors may not be increased by more than two from the number determined by the board in connection with the last annual election of directors. Directors may act by written consent in lieu of a meeting.
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     No person who is age 72 or older will be nominated for election as a director. No person is eligible for election or reelection as a director if they have violated certain applicable laws. A director's failure to attend at least 75% of all meetings combined of the board of United National and any affiliate or subsidiary will constitute cause for removal from the United National board upon the vote by a majority of all the remaining directors. Any such vacancy will be filled by a vote of the majority of the remaining directors. Under the NJBCA, directors may only be removed by shareholders for cause or without cause by the affirmative vote of the majority of voting shareholders. The directors remaining in office, acting by at least a two-thirds affirmative vote, may fill any vacancies or newly created directorships in the board.

     PNC. The board of directors of PNC has 16 directors. Although Pennsylvania law permits a corporation to adopt a classified board, PNC has not done so. The by-laws of PNC provides that the number of directors will be not less than five nor more than 36. Vacancies in the board, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. Directors may act by written consent in lieu of a meeting.

     The PBCL provides that any director, or all of them, may be removed by a vote of shareholders entitled to elect directors. Shareholder removal of directors is restricted if the board of directors is classified, if shareholders vote cumulatively when electing directors, or if the by-laws contain provisions addressing shareholder removal of directors, but none of these restrictions applies to PNC. Directors may remove a fellow director if he or she has been judicially declared of unsound mind, has been convicted of an offense punishable by imprisonment for more than one year or has failed to accept the office, or upon any other proper cause that the by-laws may specify. A court may remove a director upon application in a derivative suit in case of fraudulent or dishonest acts, gross abuse of authority or discretion, or for any other proper cause. PNC's by-laws provide that following their election by shareholders, directors will hold office until the next succeeding annual meeting and until their successors will have been elected and qualified.

SHAREHOLDER ACTION

     United National. Special meetings of the shareholders may be called, at any time, by the chairman of the board, president or the majority of the board. At all shareholder meetings, shareholders owning a majority of the outstanding shares of capital stock entitled to vote at such meeting will constitute a quorum, but less than a quorum will have the power to recess the meeting. The NJBCA provides that a special meeting of shareholders may be called by the president or the board, or by such other officers, directors or shareholders as may be provided for in the by-laws. In addition, upon the application of the holder or holders of not less than 10% of all the shares entitled to vote at a meeting, the New Jersey Superior Court, in an action in which the court may proceed in a summary manner, for good cause shown, may order a special meeting of the shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in such order.

     Except as otherwise provided by the charter (United National's charter is silent on this issue) New Jersey corporate law permits any action required or permitted to be taken at any meeting of a corporation's shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under applicable New Jersey law, a shareholder vote on a plan of merger or consolidation may be effected only:

     - at a shareholders' meeting;

     - by unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders; or

     - by written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

     PNC. A nomination for the election of a director or a proposal for action at an annual meeting may be made by a shareholder only if written notice of such nomination or proposal has been received by the Secretary of PNC not later than 90 days prior to such annual meeting (unless another date is specified in the proxy materials distributed to shareholders), or, if the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the date of such meeting. Any such nomination for the election of a director or a proposal for action at an annual meeting will conform to the requirements set out in PNC's by-laws that are applicable to such nominations or proposals.

     Special meetings of the shareholders may be called, at any time, only by the board of directors, the chairman of the board, the president or a vice chairman of the board. While the PBCL provides generally that in addition to the foregoing persons, a group of shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting may call a special meeting, this provision does not apply to, among others, corporations, such as PNC, that are registered under the Exchange Act. Since PNC is registered under the Exchange Act, shareholders of PNC are not entitled to call a special meeting. Only business brought before the meeting (i) pursuant to PNC's notice of such meeting, (ii) by the presiding officer or (iii) at the direction of a majority of the board, may be conducted at such special meeting of shareholders.

     Under the PBCL, any action required or permitted to be taken at a meeting of the shareholders of PNC may be taken without a meeting only if written consents are obtained from all shareholders who would be entitled to vote at a meeting for such purpose. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders will be entitled to cast on the particular matter will constitute a quorum for the purpose of considering such matter.

COMMITTEES OF THE BOARD OF DIRECTORS

     United National. The by-laws of United National designate the following standing committees, in addition to such other committees as the board may deem advisable:

     - an audit committee;

     - a by-laws committee;

     - a committee on directors nominations;

     - a committee on director-officer compensation;

     - a committee for the administration of the equity plans;

     - an executive committee; and

     - a strategic planning committee.

     PNC. The by-laws of PNC designate the following standing committees, in addition to such other committees as the board may deem advisable:

     - an executive committee;

     - an audit committee;

     - a nominating and governance committee;

     - a personnel and compensation committee;

     - a credit committee; and

     - a finance committee.

OFFICERS

     United National. The by-laws of United National provide that the corporation's officers may include a president, one or more executive vice presidents, senior vice presidents, vice presidents, and assistant vice presidents, a secretary, a treasurer, and such additional officers, including a chairman, as the board may from time to time deem advisable. The chairman will serve as the chief executive officer of the corporation. Officers will hold their office until their respective successors are elected and qualify, or until their death, resignation, retirement or removal. Any officer may be removed or suspended, with or without cause, by the chief executive officer, or in the case of the chief executive officer, by the affirmative vote of a majority of the board.

     PNC. The by-laws of PNC designate the following officers of the corporation: a chairman of the board, a president, one or more vice chairmen, one or more vice presidents of whom one or more may be designated senior executive vice president, executive vice president or senior vice president, a corporate secretary, a treasurer, a controller, a general auditor, and such other officers as the chairman, the president, or the vice chairman may from time to time designate. The board will designate from among the chairman, the president and the vice chairman, one of them to be the chief executive officer. All officers having the rank of senior vice president or higher will be elected by the board and serve at the board's pleasure.

APPROVAL OF CERTAIN TRANSACTIONS

     United National. United National's charter contains a "minimum price" provision. No "transaction" (which includes a merger, consolidation, liquidation or the like) between United National and an "interested person" (defined in the charter to include persons who, together with their affiliates, own 3% or more of the voting power of United National's capital stock) is valid or can be consummated unless:

     - the proposed transaction is first approved by a majority of "disinterested directors" (defined in the charter as directors (other than the interested person) who became directors prior to the time the interested person became an interested person, or who were subsequently nominated for director by a majority of other disinterested directors);

     - the proposed transaction is first approved by the affirmative vote of two-thirds of the votes cast by "disinterested shareholders" (defined in the charter as shareholders entitled to vote on the transaction, other than an interested person); or

     - the disinterested shareholders are offered consideration in an amount equal to or in excess of an amount determined in accordance with a formula contained in the charter.

     Under New Jersey corporate law, unless a greater vote is specified in the certificate of incorporation, the affirmative vote of a majority of the votes cast by shareholders entitled to vote on the matter is required to approve:

     - any amendment to a New Jersey corporation's certificate of incorporation;

     - the voluntary dissolution of the corporation;

     - the sale or other disposition of all or substantially all of a corporation's assets otherwise than in the ordinary course of business; or

     - the merger or consolidation of the corporation with another corporation.

Other than as described above, United National's charter does not contain provisions specifying a greater vote in such circumstances.

     The New Jersey Shareholders Protection Act limits certain transactions involving an "interested shareholder" and a "resident domestic corporation." An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The New Jersey Shareholders Protection Act prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the interested shareholder's stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless (1) the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, (2) the combination is approved by the board prior to the interested shareholder's stock acquisition date or (3) certain fair price provisions are satisfied. The New Jersey Shareholders Protection Act applies to United National.

     New Jersey corporate law provides that in determining whether a proposal or offer to acquire a corporation is in the best interest of the corporation, the board may, in addition to considering the effects of any action on shareholders, consider any of the following:

     - the effects of the proposed action on the corporation's employees, suppliers, creditors and customers;

     - the effects on the community in which the corporation operates; and

     - the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that those interests may be served best by the continued independence of the corporation.

     The statute further provides that if, based on those factors, the board determines that any such offer is not in the best interest of the corporation, it may reject the offer. These provisions may make it more difficult for a shareholder to challenge the United National board's rejection of, or may facilitate the board's rejection of, an offer to acquire the corporation.

     In addition to and aside from shareholder voting rights provided for under New Jersey law, Nasdaq rules governing corporations whose shares are listed on the Nasdaq, require shareholder approval before the issuance of securities in connection with the acquisition of the stock or assets of another company if the securities issued will have voting power equal to 20% or more of the voting power outstanding before the issuance or will be convertible into common stock equal to 20% or more of the common stock outstanding before the issuance.

     PNC. Under the PBCL, a plan of merger or consolidation, a plan of share exchange or a plan of transfer of all or substantially all of the assets of a corporation may be adopted if, among other conditions, it receives the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. No shareholder vote is required for a merger where the articles of incorporation of the surviving corporation are identical to those of the corporation being merged, or for a merger of an 80%-owned subsidiary into the parent. In certain circumstances, shareholders may be entitled to dissent from such transactions and obtain fair value in cash for their shares. See "-- Rights of Dissenting Shareholders." In addition to and aside from shareholder voting rights provided by Pennsylvania law, NYSE rules governing corporations whose stock is listed on the NYSE, such as PNC, require a shareholder vote on a merger if stock being issued in connection therewith possesses voting power equal to at least 20% of the voting power of the common stock outstanding immediately before the merger.

     Pennsylvania corporate law permits the board in determining the best interests of the corporation to consider:

     - the interests of the corporation's shareholders, employees, customers, creditors, suppliers and communities in which it is located;

     - the long-term and short-term interests of the corporation, including the possibility that these interests may be best served by its continued independence;

     - the resources, intent and conduct (past, present and potential) of any person seeking to acquire control; and

     - all other pertinent factors.

     These provisions may make it more difficult for a shareholder to challenge the PNC board's rejection of, or may facilitate the board's rejection of, an offer to acquire the corporation.

     In its by-laws, PNC has expressly opted out of the protection of Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. PNC has also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable PNC to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, PNC remains subject to certain other provisions of Pennsylvania law that may have the effect of discouraging a takeover of PNC. First, persons who, through a "control transaction," acquire the right to cast at least 20% of the votes required for an election of directors, become subject to the obligation to pay objecting shareholders fair value for their shares. Second, business combinations with a 20%-plus shareholder are subject to heightened voting and approval requirements. None of these Pennsylvania laws applies to the merger.

RIGHTS OF DISSENTING SHAREHOLDERS

     United National. Shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, when the stock of the New Jersey corporation: (1) is listed on a national securities exchange; (2) is held of record by not less than 1,000 holders; or (3) is exchanged for consideration to be received pursuant to the merger, consolidation or sale consisting of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders. Since the PNC common stock that will be received by United National shareholders in the merger is listed on the NYSE, United National shareholders have no dissenters' rights in this merger.

     PNC. Under the PBCL, certain corporate actions trigger a shareholder's right to dissent from that action and obtain payment of the fair value of his shares. However, no dissenters' rights are available for shareholders of a corporation (i) listed on a national securities exchange, or (ii) the shares of which are held of record by more than 2,000 shareholders, except in very limited circumstances. In addition, the PBCL provides for certain quasi-appraisal rights, under particular circumstances, upon specified acquisitions of 20% or more of a corporation's voting power. Because PNC common stock is listed on the NYSE and PNC has more than 2,000 shareholders, dissenters' rights that would otherwise be provided under Pennsylvania law are generally not available to holders of PNC common stock.

AMENDMENT OF GOVERNING DOCUMENTS

     United National. The "minimum price" provisions in United National's charter can be amended only with the consent of two-thirds of the votes cast by shareholders entitled to vote thereon, subject to certain limitations specified in the charter. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, the charter will not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     The by-laws of United National may be amended by an affirmative vote of at least two-thirds of the board at any regular or special meeting of the board. By-laws adopted or amended by the board are subject to repeal or alteration by shareholders. Under New Jersey corporate law, the board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's by-laws, unless such powers are reserved in the certificate of incorporation to the shareholders. United National's charter presently does not reserve such powers to its shareholders.

     PNC. Under the PBCL, an amendment to PNC's charter can be proposed by adoption of a resolution by the PNC board. While the PBCL provides generally that an amendment to a corporation's articles of incorporation can be proposed also by a petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon, Pennsylvania law eliminates that right in the case of a corporation, such as PNC, that is registered under the Exchange Act. An amendment must be submitted to a vote and be approved by a majority of the shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote, except for amendments on matters specified in Section 1914(c) of the PBCL that do not require shareholder approval. Amendments affecting the relative rights and preferences of shares are subject to special restrictions. Amendments of PNC's charter that materially affect the rights of the holders of shares of Series G Preferred Stock, which would be issued under certain circumstances pursuant to the shareholders rights plan discussed below, require the consent of two-thirds of such holders, voting together as a single class.

     PNC's by-laws may be altered, amended, added to or repealed by a vote of a majority of the PNC board at any regular meeting of the PNC board or at any special meeting of the PNC board called for that purpose. However, PNC's charter provides that the authority to make, amend and repeal by-laws, while vested in the PNC board, is subject to the power of the shareholders to change such action. Moreover, the PNC board may not adopt or change a by-law on certain subjects committed expressly to the shareholders by Section 1504(b) of the PBCL.

CHARITABLE CONTRIBUTIONS

     United National. United National's by-laws have no provisions with respect to charitable contributions.

     PNC. The by-laws of PNC expressly permit it to authorize charitable contributions that the board of directors deems conducive to the public welfare.

SHAREHOLDERS RIGHTS PLAN

     United National. United National has adopted a shareholders rights plan that would likely have the effect of making it prohibitively expensive for any person or group of persons to acquire beneficial ownership of more than 12% of United National's outstanding common stock without the approval of its board of directors.

     PNC. PNC has adopted a shareholders rights plan that would likely have the effect of making it prohibitively expensive for any person or group of persons to acquire beneficial ownership of more than 10% of PNC's outstanding common stock without the approval of its board of directors.

                                    EXPERTS

     The consolidated financial statements of United National as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

     The audit report covering United National's December 31, 2002 consolidated financial statements refers to a change in accounting for stock-based compensation.

     The consolidated financial statements of PNC as of December 31, 2002, and for the one year period ended December 31, 2002, incorporated into this proxy statement/prospectus by reference from PNC's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of PNC as of December 31, 2001, and for the years in the two-year period ended December 31, 2001, appearing in PNC's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and are incorporated by reference in this proxy statement/prospectus. Such consolidated financial statements are incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the PNC common stock to be issued pursuant to the merger will be passed upon for PNC by Thomas R. Moore, Senior Counsel and Corporate Secretary to PNC. As of [--], 2003, Mr. Moore owned [--] shares of PNC common stock and held options to acquire an additional [--] shares of PNC common stock. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for PNC by Wachtell, Lipton, Rosen & Katz, PNC's outside legal counsel. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for United National by McCarter & English, LLP, United National's outside legal counsel.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

     United National does not currently expect to hold a 2004 annual meeting of shareholders because United National will not be a separate public company if the merger has been completed by that time. If the merger is not consummated and such a meeting is held, shareholders may propose matters to be presented at the 2004 annual meeting of shareholders and may also nominate persons to be directors.

     New Jersey corporate law requires that the notice of a shareholder's meeting (for either an annual or special meeting) specify the purpose or purposes of the meeting. Accordingly, notices for our annual meetings specify that election of directors is one purpose of the meeting. However, shareholder proposals (as opposed to shareholder nominations for directors) must be specifically referred to in United National's notice of shareholders' meeting for such proposal to be validly considered at an annual meeting of United National.

     Any shareholder proposal intended for inclusion in the proxy materials for the 2004 annual meeting of shareholders must be received by United National, addressed to the Corporate Secretary of United National at 1130 Route 22 East, Bridgewater, New Jersey 08807-0010. Although United National does not currently expect to hold an annual meeting in 2004, the current deadline in case such a meeting is held is Monday, December 22, 2003, subject to change as noted below. Shareholders proposals received after December 22, 2003 shall be considered untimely.

     If United National does hold an annual meeting in 2004, it is expected that it will be held, as is customary, on the third Tuesday of April, which is April 20, 2004. If United National changes its 2004 annual meeting date to a date more than 30 days from the anniversary date of the 2003 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before United National begins to print and mail its proxy materials. If United National changes the date of the 2004 annual meeting in a manner which alters the deadline, United National will so state under Item 5 of the first Quarterly Report on Form 10-Q it files with the SEC after the date change or will notify shareholders by other reasonable means.

                      WHERE YOU CAN FIND MORE INFORMATION

     PNC and United National file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PNC and United National public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov."

     PNC has filed a registration statement on Form S-4 to register with the SEC the shares of PNC common stock to be issued to United National shareholders in the merger. This proxy statement/ prospectus is a part of that registration statement and constitutes a prospectus of PNC and a proxy statement of United National for the United National special meeting.

     As allowed by SEC rules, this proxy statement/prospectus does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

     The SEC allows PNC and United National to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in the proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that PNC and United National have previously filed with the SEC. These documents contain important information about the companies.

UNITED NATIONAL SEC FILINGS (FILE NO. 000-16931)                     PERIOD
------------------------------------------------                     ------
Annual Report on Form 10-K....................    For the year ended December 31, 2002, Form
                                                  10-K/A filed April 28, 2003.
Quarterly Reports on Form 10-Q................    Three and six months ended, respectively,
                                                  March 31, 2003 and June 30, 2003.
Current Reports on Form 8-K...................    Filed April 21, 2003, May 30, 2003, June 18,
                                                  2003, September 4, 2003 (other than
                                                  information furnished under Regulation FD),
                                                  September 18, 2003 and October 2, 2003.

PNC SEC FILINGS (FILE NO. 1-9718)                                 PERIOD
---------------------------------                                 ------
Annual Report on Form 10-K...................  For the year ended December 31, 2002, Form
                                               10-K/A filed May 15, 2003.
Quarterly Reports on Form 10-Q...............  Three and six months ended, respectively,
                                               March 31, 2003 and June 30, 2003.
Current Reports on Form 8-K..................  Filed June 2, 2003, September 2, 2003,
                                               September 15, 2003, September 29, 2003 and
                                               October 1, 2003.

     PNC and United National incorporate by reference additional documents that either company may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     United National has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to United National, and PNC has supplied all such information relating to PNC.

     You may obtain any of the documents incorporated by reference through United National or PNC, as the case may be, or the SEC or the SEC's Internet World Wide Web site, as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this proxy statement/prospectus. Shareholders of United National or PNC may obtain documents incorporated by reference in this proxy state-ment/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

           UNITED NATIONAL BANCORP             THE PNC FINANCIAL SERVICES GROUP, INC.
              1130 Route 22 East                           One PNC Plaza
      Bridgewater, New Jersey 08807-0010                  249 Fifth Avenue
       Attention: Shareholder Relations         Pittsburgh, Pennsylvania 15222-2707
                (908) 429-2406                    Attention: Shareholder Services
                                                           (800) 982-7652

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM EITHER COMPANY, PLEASE DO SO BY [--], 2003 TO RECEIVE THEM BEFORE THE UNITED NATIONAL SPECIAL MEETING OF SHAREHOLDERS. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU PROMPTLY BY FIRST-CLASS MAIL, OR SIMILAR MEANS.

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote your shares at the United National special meeting. PNC and United National have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [--], 2003. You should not assume that the information contained in the proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to United National's shareholders nor the issuance of PNC's securities in the merger will create any implication to the contrary.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                    THE PNC FINANCIAL SERVICES GROUP, INC.,
                                PNC BANCORP INC.
                                      AND
                            UNITED NATIONAL BANCORP
                                  DATED AS OF
                                AUGUST 21, 2003

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I THE MERGER......................................................   A-1
SECTION 1.1   The Merger..................................................   A-1
SECTION 1.2   Closing.....................................................   A-1
SECTION 1.3   Effective Time..............................................   A-2
SECTION 1.4   Effects of the Merger.......................................   A-2
SECTION 1.5   Certificate of Incorporation and By-laws of the Surviving
              Corporation.................................................   A-2
SECTION 1.6   Directors and Officers......................................   A-2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES....................................   A-2
SECTION 2.1   Effect on Capital Stock.....................................   A-2
SECTION 2.2   Proration...................................................   A-4
SECTION 2.3   Company Stock Options.......................................   A-5
SECTION 2.4   Election and Exchange Procedures............................   A-6
SECTION 2.5   Certain Adjustments.........................................   A-9

ARTICLE III REPRESENTATIONS AND WARRANTIES................................   A-9
SECTION 3.1   Representations and Warranties of the Company...............   A-9
SECTION 3.2   Representations and Warranties of Parent....................  A-29

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS......................  A-36
SECTION 4.1   Conduct of Business by the Company..........................  A-36
SECTION 4.2   Advice of Changes...........................................  A-39
SECTION 4.3   No Solicitation by the Company..............................  A-40
SECTION 4.4   Transition..................................................  A-41
SECTION 4.5   No Fundamental Changes in the Conduct of Business by
              Parent......................................................  A-41

ARTICLE V ADDITIONAL AGREEMENTS...........................................  A-42
SECTION 5.1   Preparation of the Form S-4, Proxy Statement; Shareholders
              Meeting.....................................................  A-42
SECTION 5.2   Access to Information; Confidentiality......................  A-43
SECTION 5.3   Reasonable Best Efforts.....................................  A-44
SECTION 5.4   Rule 16b-3 Actions..........................................  A-44
SECTION 5.5   Indemnification, Exculpation and Insurance..................  A-45
SECTION 5.6   Fees and Expenses...........................................  A-45
SECTION 5.7   Public Announcements........................................  A-45
SECTION 5.8   Affiliates..................................................  A-46
SECTION 5.9   Stock Exchange Listing......................................  A-46
SECTION 5.10  Shareholder Litigation......................................  A-46
SECTION 5.11  Standstill Agreements; Confidentiality Agreements...........  A-46
SECTION 5.12  Employee Benefits...........................................  A-46
SECTION 5.13  Tax Matters.................................................  A-48
SECTION 5.14  Advisory Board of Parent....................................  A-48

                                                                            PAGE
                                                                            ----

ARTICLE VI CONDITIONS PRECEDENT...........................................  A-49
SECTION 6.1   Conditions to Each Party's Obligation to Effect the
              Merger......................................................  A-49
SECTION 6.2   Conditions to Obligations of Parent.........................  A-49
SECTION 6.3   Conditions to Obligations of the Company....................  A-50
SECTION 6.4   Frustration of Closing Conditions...........................  A-50

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.............................  A-51
SECTION 7.1   Termination.................................................  A-51
SECTION 7.2   Effect of Termination.......................................  A-52
SECTION 7.3   Amendment...................................................  A-53
SECTION 7.4   Extension; Waiver...........................................  A-53

ARTICLE VIII GENERAL PROVISIONS...........................................  A-53
SECTION 8.1   Nonsurvival of Representations and Warranties...............  A-53
SECTION 8.2   Notices.....................................................  A-53
SECTION 8.3   Definitions.................................................  A-54
SECTION 8.4   Interpretation..............................................  A-56
SECTION 8.5   Counterparts................................................  A-56
SECTION 8.6   Entire Agreement; No Third-Party Beneficiaries..............  A-56
SECTION 8.7   Governing Law...............................................  A-56
SECTION 8.8   Assignment..................................................  A-56
SECTION 8.9   Consent to Jurisdiction.....................................  A-56
SECTION 8.10  Headings....................................................  A-57
SECTION 8.11  Severability................................................  A-57
SECTION 8.12  Enforcement.................................................  A-57

                             INDEX OF DEFINED TERMS

TERM                                                              PAGE
----                                                          ------------
Affiliate...................................................          A-54
Aggregate Cash Amount.......................................           A-3
Aggregate Company Share Amount..............................           A-3
Aggregate Parent Share Amount...............................           A-3
Agreement...................................................           A-1
Bank........................................................          A-10
Bank Combination............................................          A-44
BHCAct......................................................          A-13
Cash Consideration..........................................           A-2
Cash Election...............................................           A-2
Cash Election Shares........................................           A-2
Certificate of Merger.......................................           A-2
Change in the Company Recommendation........................          A-40
Closing.....................................................           A-1
Closing Date................................................          A-54
Closing Parent Share Value..................................       A-3, 54
Closing Transaction Value...................................           A-4
Code........................................................           A-1
Company.....................................................           A-1
Company Acquisition Agreement...............................          A-52
Company Common Stock........................................           A-1
Company DCP.................................................          A-47
Company Disclosure Schedule.................................           A-9
Company ERISA Affiliate.....................................          A-21
Company Filed SEC Documents.................................          A-15
Company Material Contracts..................................          A-14
Company Permit Liens........................................          A-10
Company Plans...............................................          A-21
Company Preferred Stock.....................................          A-10
Company Recommendation......................................          A-43
Company Regulatory Agreement................................          A-16
Company REIT................................................          A-20
Company Rights Agreement....................................           A-1
Company SEC Documents.......................................          A-13
Company Series A Preferred Stock............................          A-10
Company Shareholder Approval................................          A-26
Company Shareholders Meeting................................           A-6
Company Stock Certificates..................................           A-6
Company Stock Options.......................................          A-11
Company Stock Plans.........................................          A-11
Company Takeover Proposal...................................          A-40
Company Title IV Plans......................................          A-21
Continuing Employees........................................          A-46

TERM                                                              PAGE
----                                                          ------------
Conversion Date.............................................          A-47
Credit Facilities...........................................          A-37
Derivative Transactions.....................................          A-27
Determination Date..........................................          A-54
Determination Date Value....................................          A-54
DGCL........................................................           A-1
Disclosing Party............................................          A-43
Effective Time..............................................           A-2
Election....................................................           A-6
Election Deadline...........................................           A-6
Employee....................................................          A-14
Environmental Claims........................................          A-24
ERISA.......................................................          A-21
Excess Option Shares........................................           A-3
Exchange Act................................................          A-11
Exchange Agent..............................................           A-6
Exchange Agent Agreement....................................           A-6
Exchange Fund...............................................           A-7
Exchange Ratio..............................................           A-4
Exchangeable Shares.........................................           A-4
Executive Officers..........................................          A-55
Federal Reserve.............................................          A-13
Final Parent Share Value....................................           A-4
Finance Laws................................................          A-17
Form of Election............................................           A-6
Form S-4....................................................          A-12
GAAP........................................................          A-13
Governmental Entity.........................................          A-12
Holder......................................................           A-6
Indebtedness................................................          A-15
Indemnified Parties.........................................          A-45
Index Price.................................................          A-55
Index Ratio.................................................          A-52
Initial Value...............................................          A-53
Instruments of Indebtedness.................................          A-14
Intellectual Property.......................................          A-24
IRS.........................................................          A-19
Key Employee................................................          A-15
knowledge...................................................          A-55
Leased Properties...........................................          A-28
Leases......................................................          A-28
Letter of Transmittal.......................................           A-9
Liens.......................................................          A-10
Loans.......................................................          A-27

TERM                                                              PAGE
----                                                          ------------
Major Company Shareholder...................................          A-11
Material Adverse Change or Material Adverse Effect..........          A-55
Merger......................................................           A-1
Merger Agreement............................................           A-1
Merger Consideration........................................           A-4
Merger Sub..................................................           A-1
New Jersey Banking Department...............................          A-13
NJBCA.......................................................           A-1
Non-Election Shares.........................................           A-3
NYSE........................................................           A-4
OCC.........................................................          A-13
Other Company Documents.....................................          A-17
Other Parent Documents......................................          A-35
Owned Properties............................................          A-28
Parent......................................................           A-1
Parent Adjustment Event.....................................           A-9
Parent Advisory Board.......................................          A-48
Parent Authorized Preferred Stock...........................          A-30
Parent Average Price........................................          A-55
Parent Common Stock.........................................           A-3
Parent Convertible Securities...............................          A-31
Parent DCP..................................................          A-47
Parent Disclosure Schedule..................................          A-29
Parent ERISA Affiliate......................................          A-34
Parent Permits..............................................          A-34
Parent Plans................................................          A-33
Parent Ratio................................................          A-52
Parent Regulatory Agreement.................................          A-35
Parent Rights Agreement.....................................           A-3
Parent SEC Documents........................................          A-31
Parent Series A Preferred Stock.............................          A-30
Parent Series B Preferred Stock.............................          A-30
Parent Series C Preferred Stock.............................          A-30
Parent Series D Preferred Stock.............................          A-30
Parent Series E Preferred Stock.............................          A-30
Parent Series F Preferred Stock.............................          A-30
Parent Series G Preferred Stock.............................          A-30
Parent Stock Certificate....................................           A-8
Parent Stock Options........................................          A-31
Parent Stock Plans..........................................          A-31
Parent Title IV Plans.......................................          A-33
PBGC........................................................          A-22
Peer Equivalent Value.......................................          A-55
Per Share Amount............................................           A-4

TERM                                                              PAGE
----                                                          ------------
Permits.....................................................          A-16
Person......................................................          A-55
Policies, Practices and Procedures..........................          A-27
Pre-Termination Takeover Proposal Event.....................          A-52
Proxy Statement.............................................          A-12
Receiving Party.............................................          A-43
REIT Preferred Stock........................................          A-10
Representatives.............................................          A-43
Requisite Regulatory Approvals..............................          A-49
Restraints..................................................          A-49
SEC.........................................................          A-54
SERP........................................................          A-48
Securities Act..............................................          A-13
Share Adjustment Amount.....................................           A-4
Shortfall Number............................................           A-5
Software....................................................          A-24
Stock Consideration.........................................           A-3
Stock Conversion Number.....................................           A-4
Stock Election..............................................           A-3
Stock Election Number.......................................           A-5
Stock Election Shares.......................................           A-3
Subsidiary..................................................          A-55
Surviving Corporation.......................................           A-1
Tax, Taxes..................................................          A-20
Tax Return..................................................          A-20
Third Party Leases..........................................          A-29
United States...............................................          A-10
Unlawful Gains..............................................          A-18
Wachtell, Lipton............................................           A-1

     AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of August 21, 2003, by and among The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PARENT"), United National Bancorp, a New Jersey corporation (the "COMPANY"), and PNC Bancorp Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

                                  WITNESSETH:

     WHEREAS, each of Parent, Merger Sub and the Company desires to enter into a transaction whereby the Company will merge with and into Merger Sub (the "MERGER"), with Merger Sub being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $1.25 per share ("COMPANY COMMON STOCK"), of the Company together with the rights attached thereto issued pursuant to that certain Shareholder Rights Plan, dated November 1, 2001, as amended, supplemented, restated or replaced from time to time, among the Company and Registrar and Transfer Company, as Rights Agent (the "COMPANY RIGHTS AGREEMENT"), will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(d));

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the Merger (as defined below) in accordance with the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania, the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA"), as applicable, and determined that the Merger is advisable, and Parent has adopted this Agreement and the Merger as the parent and sole shareholder of Merger Sub;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and the Company are entering into Employment, Non-Compete and Retention Agreements with Thomas C. Gregor, Warren R. Gerleit, Alfred J. Soles, Richard G. Tappen, Raymond C. Kenwell, John J. Cannon, Joanne F. Herb, Richard Minette and
A. Richard Abrahamian; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement be, and is hereby, adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA and the DGCL, the Company shall be merged with and into Merger Sub at the Effective Time. Following the Effective Time, Merger Sub shall be the surviving corporation (the "SURVIVING CORPORATION"), and shall remain a wholly owned subsidiary of Parent and shall succeed to and assume all of the rights and obligations of the Company in accordance with Section 10-6 of the NJBCA.

     SECTION 1.2 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "CLOSING") will take place at 4:00 p.m. on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto; provided, however, that unless otherwise determined by Parent and the Company, the Closing Date shall not occur prior to January 2, 2004. The Closing will be held at the offices of Wachtell, Lipton, Rosen & Katz ("WACHTELL, LIPTON"),

51 West 52nd Street, New York, New York 10019 or at such other location as is agreed to by the parties hereto.

     SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger in accordance with the NJBCA and the DGCL (the "CERTIFICATE OF MERGER") and shall make all other filings or recordings required under the DGCL and the NJBCA to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 10-6 of the NJBCA.

     SECTION 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 Directors and Officers. The directors of Merger Sub shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. The officers of Merger Sub shall, from and after the Effective Time, become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to the provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(b) hereof) shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Section 2.4 below and subject to Sections 2.2 and 2.5, into the right to receive the following, without interest:

             (i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 2.4 (a "CASH ELECTION"), the right to receive in cash from Parent an amount equal to the Per Share Amount (as defined in Section 2.1(d)) (the "CASH CONSIDERATION") (collectively, "CASH ELECTION SHARES");

             (ii) for each share of Company Common Stock with respect to which an election to receive common stock, par value $5.00 per share, of Parent (together with the rights attached thereto issued pursuant to that certain Rights Agreement, dated May 15, 2000, as amended, as it may be further amended, supplemented, restated or replaced from time to time (the "PARENT RIGHTS AGREEMENT"), between Parent and Computershare Investor Services, LLC, as Rights Agent ("PARENT COMMON STOCK"), has been effectively made and not revoked or lost, pursuant to Section 2.4 (a "STOCK ELECTION"), the right to receive from Parent the fraction of a share of Parent Common Stock as is equal to the Exchange Ratio (as defined in Section 2.1(d)) (the "STOCK CONSIDERATION") (collectively, the "STOCK ELECTION SHARES"); and

             (iii) for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost, pursuant to Section 2.4 (collectively, "NON-ELECTION SHARES"), the right to receive from Parent such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 2.2(b).

     Each share of Company Common Stock owned by Parent or a Subsidiary (as defined in Section 8.3) of Parent or of the Company shall be converted pursuant to the Merger as provided in Section 2.1(c) and Section 2.2. Notwithstanding
Section 2.1(c) and Section 2.2, each share of Company Common Stock owned by Parent or a Subsidiary of Parent or the Company shall be converted into Parent Common Stock (as defined below).

          (d) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             (i) "AGGREGATE CASH AMOUNT" means, subject to Section 2.1(e), 50% of the product of (x) the Aggregate Company Share Amount (as defined in this Section 2.1(d)) less the number of shares of Company Common Stock cancelled pursuant to Section 2.1(b) hereof (but excluding from such reduction the 2,180,223 treasury shares as of August 20, 2003) and (y) $34.00; provided, however, that if, at the Effective Time, the aggregate number of shares of Company Common Stock issuable upon exercise of then outstanding Company Stock Options (as defined under Section 3.1(c)) exceeds the difference between (A) 774,015 less (B) the aggregate number of shares of Company Common Stock issued upon exercise of Company Stock Options after August 20, 2003 and prior to the Effective Time (such excess being referred to herein as the "EXCESS OPTION SHARES"), then the "AGGREGATE CASH AMOUNT" shall be reduced by the product of (A) the Excess Option Shares and (B) an amount equal to the excess of $34.00 over the weighted average exercise price of the Excess Stock Options at the Effective Time.

             (ii) "AGGREGATE COMPANY SHARE AMOUNT" shall equal 18,822,954 shares of Company Common Stock; provided, however, that the Aggregate Company Share Amount shall be increased by virtue of the issuance of any shares of Company Common Stock upon the exercise from and after August 20, 2003 and prior to the Effective Time of Company Stock Options outstanding on August 20, 2003.

             (iii) "AGGREGATE PARENT SHARE AMOUNT" shall, subject to Section 2.1(e) and Section 7.1(f), be equal to 6,551,806 shares of Parent Common Stock; provided, however, that the "Aggregate Parent Share Amount" shall be increased by virtue of the issuance of any shares of Company Common Stock upon the exercise from and after August 20, 2003 and prior to the Effective Time of Company Stock Options outstanding on August 20, 2003 and shall be decreased in the event any shares of Company Common Stock are cancelled pursuant to Section 2.1(b) hereof, other than the 2,180,223 treasury shares as of August 20, 2003, in each case on a basis of 0.348 additional shares of Parent Common Stock for each share of Company Common Stock so issued or cancelled.

             (iv) "CLOSING PARENT SHARE VALUE" means the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the New York Stock Exchange

        (the "NYSE") Composite Tape for the five consecutive trading days immediately preceding but not including the trading day prior to the Closing Date.

             (v) "CLOSING TRANSACTION VALUE" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Parent Share Amount by the Closing Parent Share Value.

             (vi) "EXCHANGE RATIO" means that fraction of a share of Parent Common Stock as shall be obtained by dividing the Per Share Amount by the Closing Parent Share Value.

             (vii) "EXCHANGEABLE SHARES" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, rounded to the nearest one-thousandth of a share.

             (viii) "PER SHARE AMOUNT" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

     The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION."

          (e) Adjustments to Preserve Tax Treatment.

             (i) In the event that the quotient obtained by dividing (x) the product of (i) the Aggregate Parent Share Amount and (ii) the Final Parent Share Value by (y) the sum of the Aggregate Cash Amount and the product of (i) the Aggregate Parent Share Amount and (ii) the Final Parent Share Value is less than 0.425, the Aggregate Parent Share Amount shall be increased by the Share Adjustment Amount (as defined in this Section 2.1(e)) and the Aggregate Cash Amount shall be decreased by the product of (x) the Final Parent Share Value and (y) the Share Adjustment Amount, where the "SHARE ADJUSTMENT AMOUNT" shall be equal to the quotient obtained by dividing (x) the difference obtained by subtracting
        (i) the product of (a) 0.425 and (b) the sum of the Aggregate Cash Amount and the product of (1) the Aggregate Parent Share Amount and (2) the Final Parent Share Value from (ii) the product of (a) the Aggregate Parent Share Amount and (b) the Final Parent Share Value by (y) the Final Parent Share Value.

             (ii) In the event that the Aggregate Parent Share Amount and the Aggregate Cash Amount are adjusted as provided for in this Section 2.1(e), all references in this Agreement to the "Aggregate Parent Share Amount" and the "Aggregate Cash Amount" shall refer to the Aggregate Parent Share Amount and the Aggregate Cash Amount as adjusted in this
        Section 2.1(e).

             (iii) For purposes of this Agreement, "FINAL PARENT SHARE VALUE" means the arithmetic average of the high and low sales prices of Parent Common Stock reported on the NYSE Composite Transaction Tape on the date of the Effective Time.

     SECTION 2.2  Proration.

     (a) Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock to be converted into Stock Consideration pursuant to Section 2.1(c) (the "STOCK CONVERSION NUMBER") shall be equal to the quotient obtained by dividing (x) the Aggregate Parent Share Amount by (y) the Exchange Ratio. All of the other shares of Company Common Stock shall be converted into Cash Consideration (in each case, excluding shares of Company Common Stock to be cancelled as provided in Section 2.1(b)).

     (b) Within five business days after the Effective Time (as defined in Section 1.3), Parent shall cause the Exchange Agent (as defined in Section 2.4) to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

          (i) If the aggregate number of shares of Company Common Stock with respect to which Stock Elections shall have been made (the "STOCK ELECTION NUMBER") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

          (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

             (A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

             (B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

     SECTION 2.3 Company Stock Options. As of the Effective Time, each Company Stock Option representing a right to receive Company Common Stock upon exercise of such Company Stock Option outstanding at the Effective Time, whether or not exercisable or vested, shall be cancelled and converted into the right to receive from Parent, subject to required withholding taxes, if any, cash in an amount equal to the excess, if any, of (x) the Cash Consideration over (y) the per share exercise price of such Company Stock Option for each share of Company Common Stock subject to such Company Stock Option. The Board of Directors of the Company has taken action pursuant to Article XII of the Company's 2001 Non-Employee Director Long Term Equity Plan, Article XIII of the Company's 2001 Officer Long Term Equity Plan, Article I of the Company's Long Term Stock Based Incentive Plan, and Article VIII of the Company's 1995 Stock Option Plan for Non-Employee Directors to provide for the termination of such plans as of the Effective Time and the payments contemplated by the preceding sentence of this
Section 2.3.

     SECTION 2.4 Election and Exchange Procedures. Each holder of record of shares of Company Common Stock ("HOLDER") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

          (a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.4 (herein called an "ELECTION") (x) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (y) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

          (b) Parent shall prepare a form reasonably acceptable to the Company (the "FORM OF ELECTION") which shall be mailed to the Company's shareholders entitled to vote at the meeting of the shareholders of the Company at which the shareholders of the Company consider and vote on this Agreement (the "COMPANY SHAREHOLDERS MEETING") so as to permit the Company's shareholders to exercise their right to make an Election prior to the Election Deadline.

          (c) Parent shall make the Form of Election initially available at the time that the Proxy Statement (as defined herein) is made available to the shareholders of the Company, to such shareholders, and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of the Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election be made available less than twenty (20) days prior to the Election Deadline.

          (d) Any Election shall have been made properly only if the Person (as defined under Section 8.3) authorized to receive Elections and to act as exchange agent under this Agreement, which Person shall be designated by Parent and reasonably acceptable to the Company (the "EXCHANGE AGENT"), pursuant to an agreement (the "EXCHANGE AGENT AGREEMENT") entered into prior to Closing and reasonably acceptable to the Company, shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "COMPANY STOCK CERTIFICATES") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent, in its sole discretion. As used herein, "ELECTION DEADLINE" means 5:00 p.m. on the date that is the day prior to the date of the Company Shareholder Meeting. The Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

          (e) Any Company shareholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

          (f) Any Company shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated in accordance with Article VII.

          (g) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a Company Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes (as defined in Section 3.1(j)(xx)) required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Parent) shall be entitled to deduct and withhold from the Merger Consideration (including cash in lieu of fractional shares of Parent Common Stock) otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

          (h) After the Effective Time there shall be no further registration or transfers of shares of Company Common Stock. If after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

          (i) At any time following the first anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed to Holders of shares of Company Common Stock that was deposited with the Exchange Agent at the Effective Time (the "EXCHANGE FUND") (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by Parent), and Holders shall be entitled to look only to the Parent (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions with respect to Parent Common Stock payable upon due surrender of their Company Stock Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Parent nor the Exchange Agent shall be liable to any Holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (j) In the event any Company Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate(s) to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Company Stock Certificate(s), the Exchange Agent will issue the Merger Consideration deliverable in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Company Stock Certificates.

          (k) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (l) below, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with subsection (l) below. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Company Stock Certificate there shall be paid to the Holder of a certificate for Parent Common Stock (a "PARENT STOCK CERTIFICATE") representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such Holder is entitled pursuant to subsection (l), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes, if necessary.

          (l) No Parent Stock Certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates; no dividend or distribution by Parent shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Parent. In lieu of any such fractional shares, each Holder of a Company Stock Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Company Stock Certificate shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such Holder (after taking into account all shares of Company Common Stock held by such holder at the Effective Time) would otherwise be entitled by (B) the Closing Parent Share Value. Notwithstanding any other provision contained in this Agreement, funds utilized to acquire fractional shares as aforesaid shall be furnished by Parent on a timely basis and shall in no event be derived from or diminish the Cash Consideration available for distribution as part of the Merger Consideration.

          (m) Subject to the terms of the Exchange Agent Agreement, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Company Shareholder with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.4, (C) the issuance and delivery of Parent Stock Certificates into which shares of Company Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

          (n) As soon as reasonably practicable following the Effective Time (and in any event within five business days following the Closing), Parent will deposit with the Exchange Agent (i) certificates representing the number of shares of Parent Common Stock sufficient to deliver in a timely manner, and the Parent shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds equal to the aggregate Cash Consideration and Parent shall instruct the Exchange Agent to timely pay the Cash Consideration, and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

          (o) As soon as reasonably practicable, but no later than seven business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a Company Stock Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor who did not complete an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificate(s) shall pass, only upon delivery of the Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates) (the "LETTER OF TRANSMITTAL") to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering the Company Stock Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.4(k) and any dividends or distributions to which such holder is entitled pursuant to Section 2.4(j).

          (p) Upon surrender to the Exchange Agent of its Company Stock Certificate or Company Stock Certificates, accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal a Holder of Company Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (elected or deemed elected by it, subject to Sections 2.1 and 2.2) in respect of the shares of Company Common Stock represented by its Company Stock Certificate. Until so surrendered, each such Company Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.4(k) and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(l).

     SECTION 2.5 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, a "PARENT ADJUSTMENT EVENT"), the Exchange Ratio shall be proportionately adjusted so that each Holder of Company Common Stock shall receive at the Effective Time, in exchange for his Stock Election Shares and, if applicable, his Cash Election Shares and Non-Election Shares which have been converted into the right to receive the Stock Consideration pursuant to Section 2.2(b), such number of shares of Parent Common Stock as such Holder would be entitled to receive if the Effective Time had occurred immediately prior to the consummation of such Parent Adjustment Event. In addition, if Parent enters into an agreement pursuant to which shares of Parent Common Stock would be converted, prior to the Effective Time, into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each holder of Company Common Stock shall be entitled to receive, in exchange for his Stock Election shares and, if applicable, his Cash Election Shares and Non-Election Shares which have been converted into the right to receive the Stock Consideration pursuant to Section 2.2(b), such number of shares or other securities or amount of obligations of such other corporation as such holder of Company Common Stock would have been entitled to receive if the Effective Time had occurred immediately prior to the consummation of such conversion.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Parent as follows:

          (a) Organization, Standing and Corporate Power.

             (i) Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

             (ii) The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws or other organizational documents, as amended to date, of the Company and its Subsidiaries.

             (iii) Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the minute books of the Company and its Subsidiaries, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by the shareholders of the Company and its Subsidiaries, the boards of directors of the Company and its Subsidiaries and all standing committees of the boards of directors of the Company and its Subsidiaries.

          (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Schedule lists all the Subsidiaries of the Company, whether consolidated or unconsolidated. The issued and outstanding securities of UnitedTrust Bank (the "BANK") consists solely of 4,651,193 issued and outstanding shares of common stock, par value $2.50 per share. Except for the securities of the Bank identified above, the issued and outstanding securities of the Subsidiaries of the Company consist of such securities as are set forth in
     Section 3.1(b) of the Company Disclosure Schedule. Except as set forth in
     Section 3.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of, or other equity interests in, each such Subsidiary:
     (i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by the Company (other than the preferred stock of the Company REIT (as defined in Section 3.1(j)(xviii)) (the "REIT PREFERRED STOCK"), which is owned by the Persons and in the amounts set forth in Section 3.1(b) of the Company Disclosure Schedule), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), other than Company Permitted Liens (as defined in this Section 3.1(b)); and (iii) other than Company Permitted Liens, are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as currently conducted. Neither the Company nor any of its Subsidiaries conducts any operations outside of the United States (as defined in this Section 3.1(b)) nor conducts any operations that are subject to any regulatory oversight by Governmental Entities (as defined below in Section 3.1(d)) outside of the United States. Other than the Subsidiaries of the Company, the Company does not own or control, directly or indirectly, a 5% or greater equity interest in any corporation, company, association, partnership, joint venture or other entity. For purpose of this Section 3.1(b) (except as indicated) and elsewhere through this Agreement: (i) "COMPANY PERMITTED LIENS" shall mean (A) Liens described in Section 3.1(b) of the Company Disclosure Schedule; (B) restrictions on transferability pursuant to federal and state securities laws; (C) Liens for Taxes not yet due or delinquent or being contested in good faith and for which reserves appropriate in all material respects have been established in accordance with GAAP (as defined in Section 3.1(e)(ii)); (D) only in the case of Owned Properties or real property subject to a Lease, Liens consisting of zoning or planning restrictions, easements, permits, or any other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or affect the current use of, such property; and (E) other than for purposes of Section 3.1(b), mechanics, workers', landlord's, materialmen's and other like Liens arising in the ordinary course of business consistent with past practice and with respect to non-material obligations which are not due or which are being contested in good faith; and (ii) "UNITED STATES" shall mean the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

          (c) Capital Structure. The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.25 per share, of the Company ("COMPANY PREFERRED STOCK"), of which 162,000 shares have been designated as Series A Junior Participating Preferred Stock ("COMPANY SERIES A PREFERRED STOCK"). As of

     August 20, 2003: (i) 18,822,954 shares of Company Common Stock were issued and outstanding, of which 3,500 shares are restricted shares of Company Common Stock issued pursuant to the Company Stock Plans (as defined in this Section 3.1(c)); (ii) 2,180,223 shares of Company Common Stock were held by the Company in its treasury and no shares of Company Common Stock were held by Subsidiaries of the Company; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) no shares of Company Preferred Stock were held by the Company in its treasury or were held by any Subsidiary of the Company; (v) 1,526,190 shares of Company Common Stock were reserved for issuance pursuant to all plans, agreements or arrangements providing for equity-based compensation to any director, Employee (as defined in Section 3.1(f)), consultant or independent contractor of the Company or any of its Subsidiaries (collectively, the "COMPANY STOCK PLANS"), of which 774,015 shares are subject to outstanding Company Stock Options (as defined in this Section 3.1(c)); and (vi) 162,000 shares of Company Series A Preferred Stock were reserved for issuance pursuant to the Company Rights Agreement. All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued prior to the Closing will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company has delivered to Parent a true and complete list, as of the close of business on August 20, 2003, of all outstanding stock options to purchase or receive Company Common Stock and all other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, the "COMPANY STOCK OPTIONS"), the number of shares subject to each such Company Stock Option, the grant dates, the vesting schedule and the exercise prices of each such Company Stock Option and the names of the holders thereof. The Company has not awarded or authorized the award of any Company Stock Options since August 20, 2003. Except as set forth in this Section 3.1(c) and except for changes since August 20, 2003 resulting from (i) the issuance of shares of Company Common Stock pursuant to and in accordance with Company Stock Options outstanding prior August 20, 2003 or (ii) as expressly contemplated hereby, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of the Company, (B) any securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any Subsidiary of the Company, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests of the Company, and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, other than pursuant to any "cashless exercise" provision of any Company Stock Options. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Subsidiary of the Company, (B) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or other ownership interests in, any Subsidiary of the Company or (C) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party and, to the knowledge of the Company, no other Person having beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of 5% or more of the outstanding Company Common Stock (a "MAJOR COMPANY SHAREHOLDER") is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the securities of the Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, any Major Company

     Shareholder is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

          (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Shareholder Approval (as defined in Section 3.1(r)) to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that
     (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. Except as set forth in
     Section 3.1(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (including the Bank Combination (as defined in Section 5.3)) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any obligation or loss of a benefit or, in the case of clause
     (iii) below, any obligation or loss of a benefit, or payment of any termination or similar fee, under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of the Company, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, vendor agreement, software agreement or other agreement, instrument, Intellectual Property (as defined in Section 3.1(n)) right, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets that is material to the operations of the Company and its Subsidiaries, taken as a whole, or
     (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii), (iii) or (iv) only, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate (x) reasonably be expected to result in a Material Adverse Effect on the Company or (y) reasonably be expected to materially impair or materially delay the ability of the Company to perform its obligations under this Agreement. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any (i) Federal, state, local, municipal or foreign government, (ii) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (iii) any self-regulatory organization, administrative or regulatory agency, commission or authority (each, a "GOVERNMENTAL ENTITY") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (1) the filings with the SEC of (A) a proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "PROXY STATEMENT"), and the clearance thereof by the SEC, and a registration statement on Form S-4 to be prepared and filed in connection with the issuance of Parent Common Stock in the Merger (the "FORM S-4"), and the declaration of effectiveness thereof by the SEC, and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (3) the approval of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE") under the Bank Holding Company Act of 1956, as amended (the "BHC ACT"); (4) the approval of the New Jersey Department of Banking and Insurance (the "NEW JERSEY BANKING DEPARTMENT"); (5) the approval of the Office of the Comptroller of the Currency (the "OCC"); and (6) filings required as a result of the particular status of Parent or Merger Sub. No shareholder of the Company will have any appraisal or dissenters' or similar rights in connection with the Merger.

          (e) Company Documents; Undisclosed Liabilities.

             (i) The Company has filed (A) all required reports with the SEC and
        (B) all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (together with the reports referred to in clause (A), the "COMPANY SEC DOCUMENTS"), except in the case of (A) as would not reasonably be expected to result in a Material Adverse Effect on the Company. As of their respective filing dates, (i) except as set forth in
        Section 3.1(e) of the Company Disclosure Schedule, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and
        (ii) no Company SEC Document, as of its date, except as amended or supplemented by a subsequent Company Filed SEC Document (as defined in Section 3.1(g)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Company SEC Document filed subsequent to the date hereof will contain as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file reports or other materials with the SEC other than reports of the Bank filed on Form 13F.

             (ii) The financial statements of the Company and its consolidated Subsidiaries included in Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements).

             (iii) Except (A) as reflected in the Company's unaudited balance sheet as of June 30, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since June 30, 2003 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, the Company and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

             (iv) The Company's and its Subsidiaries' books and records fairly reflect in all material respects the transactions to which each of the Company and its Subsidiaries are a party or by which its or its Subsidiaries properties or assets are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements.

          (f) Certain Contracts. Except as set forth in the exhibit index for the Company's Annual Report on Form 10-K for the year ended December 31, 2002 or as permitted pursuant to Section 4.1 or as set forth on Section 3.1(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of Indebtedness (as defined in this Section 3.1(f)) by the Company or any of its Subsidiaries in an amount in excess in the aggregate of $1,000,000, including any such agreement which contains provisions that restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, "INSTRUMENTS OF INDEBTEDNESS"), (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) any non-competition or exclusive dealing agreement, or any other agreement or obligation which purports to limit or restrict in any respect (A) the ability of the Company or its businesses to solicit customers or (B) the manner in which, or the localities in which, all or any portion of the business of the Company and its Subsidiaries or, following consummation of the transactions contemplated by this Agreement, Parent and its Subsidiaries, is or would be conducted, (iv) any agreement providing for the indemnification by the Company or a Subsidiary of the Company of any Person other than customary agreements with directors or officers of the Company or its Subsidiaries or with vendors providing goods or services to the Company or its Subsidiaries where the potential indemnity obligations thereunder are not reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, (v) any joint venture or partnership agreement material to the Company and its Subsidiaries taken as a whole, (vi) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business, (vii) any contract or agreement providing for any payments that are conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries, (viii) any collective bargaining agreement,
     (ix) any employment agreement (other than agreements terminable by the Company or any Subsidiary of the Company on not more than 30 days' notice without penalty and which will not in any respect be affected by a change of control of the Company), with, or any agreement or arrangement that contains any severance pay or post-employment liabilities or obligations (other than as required by law) to, any current or former employee of the Company or its Subsidiaries (any such Person, hereinafter, an "EMPLOYEE") who is a Key Employee (as defined under Section 3.1(g)), (x) any agreement regarding any agent bank or other similar relationships with respect to lines of business, (xi) any agreement that contains a "most favored nation" clause or other term providing preferential pricing or treatment to a third party, (xii) any agreement material to the Company and its Subsidiaries, taken as a whole, pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether the Company is the licensee or licensor thereunder, (xiii) any agreements pursuant to which the Company or any of its Subsidiaries leases any real property,
     (xiv) any contract or agreement material to the Company and its Subsidiaries, taken as a whole, providing for the outsourcing or provision of servicing of customers, technology or product offerings of the Company or its Subsidiaries, and (xv) any contract or other agreement not made in the ordinary course of business which (A) is material to the Company and its Subsidiaries taken as a whole or (B) which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (the agreements, contracts and obligations of the type described in clauses (i) through (xv) being referred to herein as "COMPANY MATERIAL CONTRACTS"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and, to the knowledge of the Company, any other party thereto and is in full force and effect. Neither the Company nor any of its Subsidiaries is in breach or default under any Company Material Contract except where any such breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Material Contracts. There are no provisions in any Instrument of Indebtedness that provide any restrictions on the repayment of the outstanding Indebtedness thereunder, or that require that any financial payment (other than payment of outstanding principal and accrued interest) be made in the event of the repayment of the outstanding Indebtedness thereunder prior to expiration. For purposes of this Section 3.1(f) and elsewhere through this Agreement, "INDEBTEDNESS" of a Person shall mean (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes and similar instruments, (iii) all leases of such Person capitalized in accordance with GAAP, and (iv) all obligations of such Person under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions.

          (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.1(g) of the Company Disclosure Schedule, or as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof (as amended to the date hereof, "COMPANY FILED SEC DOCUMENTS"), since June 30, 2003, the Company and its Subsidiaries have conducted their respective businesses, in all respects material to the Company and its Subsidiaries, taken as a whole, only in the ordinary course and there has not been:

             (i) any Material Adverse Change in the Company, including, but not limited to, any Material Adverse Change arising from or relating to fraudulent or unauthorized activity,

             (ii) any issuance of Company Stock Options or restricted shares of Company Common Stock to any Employee receiving aggregate compensation in excess of $100,000 on an annual basis (a "KEY EMPLOYEE") or member of the board of directors of the Company or any of its Subsidiaries (in any event identifying in Section 3.1(g)(ii) of the Company Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances thereto since June 30, 2003),

             (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends not in excess of $0.20 per share on the Company Common Stock and regular cash dividends on the REIT Preferred Stock and the other capital stock of the Company REIT in the amounts and at the times set forth in Section 3.1(g)(iii) of the Company Disclosure Schedule,

             (iv) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock pursuant to the Company Stock Plans or upon the exercise of Company Stock Options awarded prior to the date hereof in accordance with their present terms,

             (v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, or any Executive Officer (as defined in Section 8.3) or Key Employee, of any increase in compensation, bonus or other benefits, except for (x) increases to Employees who are not current or former directors, Executive Officers or Key Employees that were made in the ordinary course of business, (y) as required from time to time by governmental legislation affecting wages and (z) as required by the terms of plans or arrangements existing prior to such date and described in Section 3.1(k) of the Company Disclosure Schedule, (B) any granting by the

        Company or any of its Subsidiaries to any such current or former director, or any Executive Officer or Key Employee, of any increase in severance or termination pay, or (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, or any Executive Officer or Key Employee, except as required from time to time by applicable governmental legislation,

             (vi) other than as described in the Company's Filed SEC Documents, any change in any material respect in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, including any reserving, renewal or residual method, or estimate of practice or policy, other than changes after the date hereof to the extent required by a change in GAAP or regulatory accounting principles,

             (vii) any Tax election or change in or revocation of any Tax election, amendment to any Tax Return (as defined in Section 3.1(j)), closing agreement with respect to Taxes, or settlement or compromise of any income Tax liability by the Company or its Subsidiaries,

             (viii) any material change in investment policies, or

             (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

          (h) Licenses; Compliance with Applicable Laws

             (i) Section 3.1(h) of the Company Disclosure Schedule sets forth a true and complete listing of all states in which the Company and its Subsidiaries are licensed to conduct business. The Company, its Subsidiaries and Employees hold all permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities (the "PERMITS") material to the Company and its Subsidiaries, taken as a whole, which are required for the operation of the respective businesses of the Company and its Subsidiaries as presently conducted. Each of the Company and its Subsidiaries is, and for the last five years has been, in compliance in all respects with the terms of such Permits and all such Permits are in full force and effect and no suspension modification or revocation of any of them is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, do grounds exist for any such action, except where non-compliance or such suspension modification or revocation would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

             (ii) Except as set forth in the Company SEC Documents filed and publicly available prior to the date hereof, and except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, each of the Company and its Subsidiaries is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, Permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to the Company or its Subsidiaries.

             (iii) Neither the Company nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of, any Governmental Entity that restricts in any respect the conduct of its business or that in any respect relates to its capital adequacy, its policies, its management or its business (each, a "COMPANY REGULATORY AGREEMENT"), nor has the Company or any of its Subsidiaries or Affiliates (as defined in Section 8.3(a)) (A) to the Company's knowledge, been advised since January 1, 2000 by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. Neither the Company nor any of its Subsidiaries is in breach or default under any Company Regulatory Agreement in any material respect. Prior to the date hereof, the Company has made available to Parent true and complete copies of all

        Company Regulatory Agreements that currently have, or may in the future reasonably be expected to have, a material impact on the conduct of the business and operations of the Company and its Subsidiaries, taken as a whole.

             (iv) Except for filings with the SEC, which are the subject of
        Section 3.1(e), the Company and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the "OTHER COMPANY DOCUMENTS"), and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. There is no unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent a true and complete copy of each Other Company Document material to the Company and its Subsidiaries, taken as a whole, as requested by Parent.

             (v) Neither the Company nor any of its Subsidiaries has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Company Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of the Company threatened. None of the current directors, Executive Officers or Employees of the Company or its Subsidiaries has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Company Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of the Company threatened, except where non-disclosure, or such preceding or order, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

             (vi) Neither the Company or any of its Affiliates, nor, to the knowledge of the Company, any "affiliated person" (as defined in the Investment Company Act) of the Company or any of its Affiliates, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act of 1940 to act as, or subject to any disqualification which would form a reasonable basis for any denial, suspension or revocation of the registration of or licenses or for any limitation on the activities of the Company or any of its Affiliates as, an investment advisor (or in any other capacity contemplated by said Act) to a registered investment company and so acts. Neither the Company or any of its Affiliates, nor to the knowledge of the Company, any "associated person of a broker or dealer" (as defined in the Exchange Act) of the Company or any of its Affiliates, is ineligible pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person to a registered broker-dealer or is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer and so acts.

             (vii) The Bank is "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i)) and "well managed" (as that term is defined at 12 C.F.R. 225.81(c)), and its examination rating under the Community Reinvestment Act of 1977 is "satisfactory".

             (viii) The business and operations of the Company and of each of the Company's Subsidiaries through which the Company conducts its finance activities have been conducted in compliance with all applicable statutes and regulations regulating the business of consumer lending, including state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other Federal, state, local and foreign laws regulating lending ("FINANCE LAWS"), and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Subsidiaries, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. In addition, there is no pending or, to the knowledge of the Company, threatened charge by any Governmental Entity that the Company or any of its Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any Governmental Entity with respect to possible violations of, any applicable Finance Laws.

             (ix) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any other Person acting on behalf of the Company or any of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws ("UNLAWFUL GAINS"), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains, except insofar as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect on the Company. The Company and each of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (i) Litigation. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule, which contains a true and current summary description of any pending and, to the Company's knowledge, threatened litigation, action, suit, proceeding, investigation or arbitration material to the Company and its Subsidiaries, taken as a whole, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies requested as of the date hereof, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity that is material to the Company and its Subsidiaries, taken as a whole, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of the Company, threatened.

          (j) Taxes. For purposes of this Section 3.1(j) any reference to the Company or the Company's Subsidiaries shall be deemed to include a reference to the Company's predecessors or the Company's Subsidiaries' predecessors, respectively, except where inconsistent with the language of this Section 3.1(j).

             (i) Each of the Company and each of its Subsidiaries has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all Tax Returns material to the Company and its Subsidiaries, taken as a whole, required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (B) timely paid in full (or there has been timely paid in full on its behalf) all Taxes material to the Company and its Subsidiaries, taken as a whole, and (C) made adequate provision in all material respects (or adequate provision in all material respects has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 2002 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in all material respects to cover all Taxes accrued or accruable through the date thereof.

             (ii) There are no material Liens for Taxes upon any property or assets of the Company or any Subsidiary of the Company, except for Company Permitted Liens for Taxes not yet due.

             (iii) Each of the Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws.

             (iv) Except as set forth in Section 3.1(j)(iv) of the Company Disclosure Schedule, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings material to the Company and its Subsidiaries, taken as a whole, are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any Subsidiary of the Company has received a written notice of any pending or proposed claims, audits or proceedings with respect to Taxes that are material to the Company.

             (v) Neither the Company nor any of its Subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

             (vi) Other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return which has not since been filed and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns has been given by or on behalf of the Company or any of its Subsidiaries.

             (vii) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, sharing or indemnification of Taxes (other than such an agreement exclusively between or among the Company and any of its Subsidiaries).

             (viii) None of the Federal income Tax Returns of the Company or any of its Subsidiaries has been examined by the Internal Revenue Service (the "IRS"), and there are no pending disputes with the IRS regarding the Federal income Tax Returns of the Company or any of its Subsidiaries.

             (ix) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company and any of its Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality.

             (x) No election under Section 341(f) of the Code has been made by the Company or any of its Subsidiaries.

             (xi) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within five years of the date of this Agreement.

             (xii) Neither the Company nor any of its Subsidiaries have agreed, or is required, to make any adjustment under Section 481 of the Code affecting any taxable year.

             (xiii) There have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any of its Subsidiaries, (ii) transfers or dispositions of property by the Company or any of its Subsidiaries for which the Company or its Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business.

             (xiv) No claim material to the Company and its Subsidiaries, taken as a whole, has been made by any Governmental Entities in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

             (xv) Each of the Company and each of its Subsidiaries has made available to Parent correct and complete copies of (i) all Tax Returns filed within the past three years material to the Company and its Subsidiaries, taken as a whole, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to the Federal, state, local or foreign Taxes due from or with respect to the Company or any of its Subsidiaries, and (iii) any closing letters or agreements entered into by the Company or any of its Subsidiaries with any Governmental Entities within the past three years with respect to Taxes.

             (xvi) Neither the Company nor any of its Affiliates or Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

             (xvii) Neither the Company nor any of its Subsidiaries has received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and to the knowledge of the Company and its Subsidiaries no such deficiency or assessment is proposed.

             (xviii) Neither the Company nor any of its Subsidiaries has been a party to a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

             (xix) Bridgewater Mortgage Company, Inc. (the "COMPANY REIT") (A) was formed in March, 1997, (B) has been at all times since the date of its formation a "real estate investment trust" as defined in Section 856(a) of the Code, (C) has met at all times since the date of its formation the requirements of Section 857(a) of the Code, (D) has not relied at any time since the date of its formation on Section 856(c)(6) of the Code, (E) has not had at any time since the date of its formation any "net income derived from prohibited transactions" within the meaning of Section 857(b)(6) of the Code and (F) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(l)-3.

             (xx) For purposes of this Agreement (A) "TAX" or "TAXES" shall mean
        (x) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts,
        (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (z) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other Person with respect to the payment of any amounts of the type described in (x) or (y), and (B) "TAX RETURN" shall mean any report, return, document, declaration, election or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns and any documents with respect to or accompanying payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

          (k) Employee Benefit Plans.

             (i) Section 3.1(k) of the Company Disclosure Schedule contains a true and complete list of each (A) deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement (other than any individual employment agreements with Employees who are not directors or former directors of the Company or any of its Subsidiaries, Executive Officers or Key Employees, and which are terminable without penalty and do not provide for any payments in the event of a change of control); (B) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (C) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (D) each employment, termination or severance agreement or arrangement with any director or former director of the Company or any of its Subsidiaries, any Executive Officer or Key Employee and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is party, whether written or oral, for the benefit of any Employee or any director or former director of the Company or any of its Subsidiaries (the "COMPANY PLANS"). Section 3.1(k)(i) of the Company Disclosure Schedule identifies each of the Company Plans or plans sponsored, maintained or contributed to by any trade or business, whether or not incorporated, that together with the Company is a "single employer" within the meaning of Section 4001(b) of ERISA (a "COMPANY ERISA AFFILIATE") that is subject to section 302 or Title IV of ERISA or section 412 of the Code (the "COMPANY TITLE IV PLANS"). Neither the Company nor any Subsidiary of the Company has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Plan other than as may be required by the terms of such Company Plan or applicable law.

             (ii) With respect to each Company Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents:

                (A) a copy of the Company Plan and any amendments thereto (or if the Plan is not a written Company Plan, a description thereof);

                (B) a copy of the most recent annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

                (C) a copy of the most recent Summary Plan Description, if required under ERISA with respect thereto;

                (D) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                (E) the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

             (iii) All contributions required to have been made with respect to any Company Plan have been paid when due, except where the failure to make such contributions would not reasonably be expected to result in a Material Adverse Effect on the Company. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Affiliate or the Company or any Subsidiary of the Company relating to, or change in the Company Plan provisions relating to employee participation or coverage under, any Company Plan that would increase in any material respect the expense of maintaining such

        Company Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

             (iv) Neither the Company nor any Company ERISA Affiliate contributes to, or is obligated to contribute to, a "multiemployer pension plan," as defined in Section 3(37) of ERISA nor has the Company or any Company ERISA Affiliate, during the five year period prior to the date hereof been obligated, to contribute to such plan for which the Company or any of its Subsidiaries could reasonably be expected to have any liability material to the Company and its Subsidiaries, taken as a whole.

             (v) Neither the Company nor any Subsidiary of the Company, any Company Plan, any trust created thereunder, nor, to the knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary of the Company, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to any civil penalty assessed pursuant to
        Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, except where such penalty or tax would not reasonably be expected to have a Material Adverse Effect on the Company.

             (vi) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law in all material respects, including but not limited to ERISA and the Code.

             (vii) The IRS has issued a favorable determination letter with respect to each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked, and, to the knowledge of the Company no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under
        Section 501(a) of the Code of the trust maintained thereunder. Each Company Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements in all material respects.

             (viii) With respect to any Company Title IV Plan, to which the Company or any Company ERISA Affiliate made, or was required to make, contributions on behalf of any Employee or any director or former director during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date, (a) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and (b) to the knowledge of the Company, no condition exists that presents a material risk to the Company and its Subsidiaries, taken as a whole, or any Company ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

             (ix) Except as set forth on Schedule 3.1(k)(ix) of the Company Disclosure Schedule, the PBGC has not, to the knowledge of the Company, instituted proceedings to terminate any Company Title IV Plan and, to the knowledge of the Company, no condition exists that presents a material risk that such proceedings will be instituted. Except as set forth on Schedule 3.1(k)(ix) of the Company Disclosure Schedule, with respect to each Company Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. No Company Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year.

             (x) No Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for Employees for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the Employee (or his beneficiary) or (iv) Company Plans that can be amended or terminated by the Company without consent.

             (xi) The Company is not aware of any basis upon which amounts payable under the Company Plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) of the Code.

             (xii) Except as set forth on Schedule 3.1(k)(xii) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Key Employee or officer of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such Key Employee or officer.

             (xiii) There are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Company Plan by any Employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits), except for claims which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

             (xiv) The Company has provided true and correct copies of (a) all investment policies utilized in connection with any of the Company Plans, if in writing, and (b) all fiduciary committee minutes relating to any of the Company Plans, if any.

             (xv) Except as set forth on Section 3.1(k)(xv) of the Company Disclosure Schedule, no Person will be entitled to a "gross up" or other similar payment in respect of excise taxes under Section 4999 of the Code with respect to the transactions contemplated by this Agreement.

             (xvi) To the extent that the Company or any of its Subsidiaries is deemed to be a fiduciary with respect to any Plan that is subject to ERISA, the Company or such Subsidiary (1) during the past five years has complied in all material respects with the requirements of ERISA and the Code in the performance of its duties and responsibilities with respect to such employee benefit plan and (2) has not knowingly caused any of the trusts for which it serves as an investment manager, as defined in
        Section 3(38) of ERISA, to enter into any transaction that would constitute a "prohibited transaction" under Section 406 of ERISA or
        Section 4975 of the Code, with respect to any such trusts, except for transactions that are the subject of a statutory or administrative exemption.

          (l) Labor Matters. There are no labor or collective bargaining agreements to which the Company or any Subsidiary of the Company is a party. There is no union organizing effort pending or, the Company's knowledge, threatened against the Company or any Subsidiary of the Company. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union Employees), work slowdown, stoppage or lockout pending or, to the Company's knowledge, threatened against the Company or any Subsidiary of the Company. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company (other than routine employee grievances) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not, to the knowledge of the Company, engaged in any unfair labor practice, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (m) Environmental Liability. There are no pending or threatened legal, administrative, arbitral or other proceedings, claims, actions, causes of action, notices, private environmental investigations or remediation activities or governmental investigations of any nature (including claims of alleging potential liability for investigating costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries or penalties) by any Person (collectively, "ENVIRONMENTAL CLAIMS"), or any conditions or circumstances that could form the basis of any Environmental Claim, in each case seeking to impose on the Company or any of its Subsidiaries, or that reasonably would be expected to result in the imposition on the Company or any of its Subsidiaries of, any liability or obligation that would reasonably be expect to result in a Material Adverse Effect on the Company arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or Federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment, human health or safety including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (n) Intellectual Property.

             (i) Section 3.1(n)(i) of the Company Disclosure Schedule sets forth, for the Intellectual Property (as defined below) owned by the Company or any of its Subsidiaries, a complete and accurate list of all U.S. and foreign (A) patents and patent applications, (B) trademark or service mark registrations and applications, (C) copyright registrations and applications, and (D) Internet domain names, material to the Company and its Subsidiaries, taken as a whole. The Company or one of its Subsidiaries owns or has the valid right to use all such patents and patent applications, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined in this Section 3.1(n)), hardware, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, licenses, agreements and other proprietary rights material to the Company and its Subsidiaries, taken as a whole (collectively, the "INTELLECTUAL PROPERTY"), used in the business of the Company as it currently is conducted. "SOFTWARE" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) the technology supporting and content contained on any owned or operated Internet site(s), and (E) all documentation, including user manuals and training materials, relating to any of the foregoing.

             (ii) All of the Intellectual Property owned by the Company or one of its Subsidiaries and material to the Company and its Subsidiaries, taken as a whole, is free and clear of all Liens other than Company Permitted Liens. The Company or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as, the sole owner of record for each application and registration listed in
        Section 3.1(n)(i) of the Company Disclosure Schedule.

             (iii) All of the registrations listed in Section 3.1(n)(i) of the Company Disclosure Schedule and material to the Company and its Subsidiaries, taken as a whole, are valid, subsisting, enforceable, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, except insofar as non-payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. There is no pending or, to the Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications listed in
        Section 3.1(n)(i) of the Company Disclosure Schedule or, to the Company's knowledge, against any other Intellectual Property used by the Company or its Subsidiaries, other than any such proceeding which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

             (iv) To the Company's knowledge, the conduct of the Company's and its Subsidiaries' business as currently conducted or planned by the Company to be conducted does not, in any respect, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned or controlled by any third party, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, and neither the Company nor its Subsidiaries have received written notice alleging such infringement, dilution, misappropriation or violation.

             (v) To the Company's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property material to the Company and its Subsidiaries, taken as a whole, owned by or licensed to or by the Company or its Subsidiaries and no such claims have been made against a third party by the Company or its Subsidiaries.

             (vi) Each item of Software material to the Company and its Subsidiaries, taken as a whole, which is used by the Company or its Subsidiaries in connection with the operation of their businesses as currently conducted, is either (A) owned by the Company or its Subsidiaries, (B) currently in the public domain or otherwise available to the Company without the need of a license, lease or consent of any third party, or (C) used under rights granted to the Company or its Subsidiaries pursuant to a written agreement, license or lease from a third party.

             (vii) Except in the ordinary course of business, neither the Company nor its Subsidiaries have agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to any Intellectual Property, which agreements would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (o) Insurance Matters. Except as set forth in Section 3.1(o) of the Company Disclosure Schedule, the Company and its Subsidiaries have all primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers, liability, health, bonds, earthquake and other forms of insurance providing insurance coverage that is customary in amount and scope for other companies in the industry in which they operate. Each of such policies and other forms of insurance is in full force and effect on the date hereof and shall (or comparable replacements or substitutions therefor) be kept in full force and effect by the Company through the Effective Time. All such policies, considered collectively with other such policies providing the same type of coverage, are sufficient for compliance with all requirements of law and of all requirements under contracts or leases to which the Company is a party, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. All premiums currently payable or previously due and payable with respect to all periods up to and including the Effective Time have been paid to the extent such premiums are due and payable on or prior to the date hereof and, with respect to premiums not due or payable at or prior to the date hereof, subject to Section 4.1 of this Agreement, all premiums due and payable prior to the Effective Time, will have been paid prior to the Effective Time and no notice of cancellation or termination has been received with respect to any such policy material to the Company and its Subsidiaries, taken as a whole.

          (p) Information Supplied. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Form S-4, or the prospectus therein, will, at the time the Form S-4 and any post-effective amendment or supplement thereto, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          (q) Transactions with Affiliates. Except as set forth in Section 3.1(q) of the Company Disclosure Schedule there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any Major Company Shareholder, or director or Executive Officer of the Company, other than as part of the normal and customary terms of such Persons' respective employment or service as a director with the Company or any of its Subsidiaries. Except as set forth in Section 3.1(q) or Section 3.1(k) of the Company Disclosure Schedule neither the Company nor any Subsidiary of the Company is a party to any transaction or agreement with any Major Company Shareholder, or any director or Executive Officer of the Company, other than the terms of such Person's respective employment or service as a director with the Company or any of its Subsidiaries.

          (r) Voting Requirements. The affirmative vote at the Company Shareholders Meeting (the "COMPANY SHAREHOLDER APPROVAL") of a majority of the outstanding shares of Company Common Stock voting at the Company Shareholders Meeting to approve and adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

          (s) Opinions of Financial Advisor. The Company has received the opinion of Keefe, Bruyette & Woods, Inc., dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the shareholders of the Company.

          (t) Brokers. Except for Keefe, Bruyette & Woods, Inc., whose fees in connection with the transactions contemplated hereby shall not exceed the amount set forth on Section 3.1(t) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of such arrangements set forth on Section 3.1(t) of the Company Disclosure Schedule.

          (u) Takeover Laws. The approval of this Agreement and the Merger by the Board of Directors of the Company constitutes approval of this Agreement and the Merger and the transactions contemplated hereby for purposes of Chapter 10A of the NJBCA and Section 2 of Article 5 of the Company's Certificate of Incorporation. No "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state are applicable to the Merger or other transactions contemplated by this Agreement. None of the execution and delivery of this Agreement, the approval of this Agreement and the Merger by the Board of Directors of the Company, the Company Shareholder Approval or the consummation of the transactions contemplated hereby, including the Merger, will result in the ability of any Person to exercise any rights under the Company Rights Agreement or enable or require such rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or unredeemable. No "Triggering Event" or "Stock Acquisition Date" (as such terms are defined in the Company Rights Agreement) has occurred or will occur as a result of any of the approvals or actions referenced in the preceding sentence.

          (v) Derivative Transactions.

             (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, all Derivative Transactions (as defined in this Section 3.1(v)) entered into by the Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of any regulatory authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counter parties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and the Company and each of its Subsidiaries have duly performed in all material respects all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

             (ii) For purposes of this Section 3.1(v), "DERIVATIVE TRANSACTIONS" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

          (w) Investment Securities and Commodities.

             (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except for Company Permitted Liens and except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

             (ii) The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the "POLICIES, PRACTICES AND PROCEDURES") which the Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, the Company has made available to Parent in writing the material Policies, Practices and Procedures.

          (x) Loan Portfolio; Servicing.

             (i) Section 3.1(x)(i) of the Company Disclosure Schedule sets forth
        (A) the aggregate outstanding principal amount, as of the date hereof, of all written or oral loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets), taken as a whole, payable to the Company or its Subsidiaries (collectively, "LOANS"), other than "non-accrual" Loans, and (B) the aggregate outstanding principal amount, as of July 31, 2003, of all "non-accrual" Loans, taken as a whole. Section 3.1(x)(ii) of the Company Disclosure Schedule sets forth (A) a summary of each outstanding Loan and asset classified as "Other Real Estate Owned," that were designated by the Company as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import as of July 31, 2003, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of the Company that, as of July 31, 2003, is classified as "Other Real Estate Owned" and the book value thereof.

             (ii) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All Loans originated by the Company or its Subsidiaries, and all such Loans purchased by the Company or its Subsidiaries, were made or purchased in accordance with customary lending and leasing standards of the Company or its Subsidiaries, as applicable. Except as set forth in Section 3.1(x) of the Company Disclosure Schedule, all such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, other than Company Permitted Liens, and the Company or its Subsidiaries has complied, and on the Closing Date will have complied, with all laws and regulations relating to such Loans except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

             (iii) The Company has not sold any Loans or any participations in any Loans except for such sales as were made without recourse to the Company (with respect to the repayment thereof, servicing thereof or otherwise) and where the Company has no continuing obligation or right with respect to the servicing of any such Loans, and no claims, actions or demands have been brought by any third party in connection with any such sales except for claims, actions and demands which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

             (iv) Except as set forth in Section 3.1(x)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries services any loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) on behalf of any third party.

          (y) Real Property.

             (i) Each of the Company and its Subsidiaries has good title free and clear of all Liens to all real property owned by such entities (the "OWNED PROPERTIES"), except for Company Permitted Liens.

             (ii) A true and complete copy of each agreement pursuant to which the Company or any of its Subsidiaries leases any real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "LEASES") has heretofore been made available to Parent, except as set forth in Section 3.1(y) of the Company Disclosure Schedule. Each Lease is valid, binding and enforceable against the Company or its applicable Subsidiary in accordance with its terms and is in full force and effect, except that
        (x) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no defaults by the Company or any of its Subsidiaries, as applicable, under any of the Leases which, in the aggregate, would result in the termination of such Leases and a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Leases, except for any such default which would not individually or in the aggregate, have a Material Adverse Effect on the Company.

             (iii) The Owned Properties and the properties (the "LEASED PROPERTIES") leased pursuant to the Leases constitute all of the real estate on which the Company and its Subsidiaries maintain their facilities or conduct their business as of the date of this Agreement, except for locations the loss of which would not constitute a Material Adverse Effect on the Company. The Owned Properties and the Leased Properties are in compliance with all laws, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither any agreement relating to the Owned Properties nor any of the Leases requires consent of any third party for the consummation of the transactions contemplated hereby except for such consents which will be obtained prior to Closing.

             (iv) A true and complete copy of each agreement pursuant to which the Company or any of its Subsidiaries leases real property to a third party (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "THIRD PARTY LEASES") has heretofore been made available to Parent. Each Third Party Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, except that (x) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no existing defaults by the tenant under any Third Party Lease which, in the aggregate, would result in the termination of such Third Party Leases except for any such default which would not reasonably be expected to result in a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Third Party Leases, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (z) Administration of Accounts. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries, nor any of their directors, officers, agents or employees, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (aa) Internal Controls. None of the Company or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its Subsidiaries or accountants except as would not, individually or in the aggregate, reasonably be expected to result in a materially adverse effect on the system of internal accounting controls described in the next sentence. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

     SECTION 3.2 Representations and Warranties of Parent. Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power.

             (i) Each of Parent and its Subsidiaries (including, without limitation, Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted except, as to Subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

             (ii) The Parent has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of the articles of incorporation and by-laws, as amended to the date hereof of Parent.

          (b) Subsidiaries. Exhibit 21 of Parent's most recent Annual Report on Form 10-K included in the Parent Filed SEC Documents (as defined in Section 3.2(g)) lists all the Subsidiaries of the Parent, whether consolidated or unconsolidated, required to be listed therein in accordance with Item 601 of Regulation S-K promulgated by the SEC. Except as set forth in said Exhibit or Section 3.2(b) of the Parent Disclosure Schedule, all outstanding shares of capital stock of, or other equity interests in, each such Subsidiary: (i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by Parent, free and clear of all Liens other than (A) Liens described in Section 3.2(b) of the Parent Disclosure Schedule; (B) restrictions on transferability pursuant to federal and state securities laws; and (C) Liens for Taxes not yet due or delinquent or being contested in good faith and for which reserves appropriate in all material respects have been established in accordance with GAAP; and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as currently conducted.

          (c) Capital Structure. The authorized capital stock of Parent consists of 800,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock, par value $1.00 per share, of Parent ("PARENT AUTHORIZED PREFERRED STOCK"), of which, as of August 20, 2003, 98,583 shares have been designated as $1.80 Cumulative Convertible Preferred
     Stock -- Series A ("PARENT SERIES A PREFERRED STOCK"), and 38,542 shares have been designated as $1.80 Cumulative Convertible Preferred Stock -- Series B ("PARENT SERIES B PREFERRED STOCK"), 1,433,935 shares have been designated as $1.60 Cumulative Convertible Preferred Stock-Series C ("PARENT SERIES C PREFERRED STOCK"), 1,766,140 shares have been designated as $1.80 Cumulative Convertible Preferred Stock-Series D ("PARENT SERIES D PREFERRED STOCK"), 338,100 shares have been designated as $2.60 Cumulative Nonvoting Preferred Stock, Series E ("PARENT SERIES E PREFERRED STOCK"), 6,000 shares have been designated as Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F ("PARENT SERIES F PREFERRED STOCK"), and 450,000 shares have been designated as Series G Junior Participating Preferred Share Purchase Rights ("PARENT SERIES G PREFERRED STOCK"). As of August 20, 2003: (i) 279,738,578 shares of Parent Common Stock were issued and outstanding, 73,084,189 shares of Parent Common Stock were held by Parent in its treasury; (ii) 9,093 shares of Parent Series A Preferred Stock were issued and outstanding, no shares of Parent Series A Preferred Stock were held by Parent in its treasury; (iii) 2,356 shares of Parent Series B Preferred Stock were issued and outstanding, no shares of Parent Series B Preferred Stock were held by Parent in its treasury; (iv) 179,641 shares of Parent Series C Preferred Stock were issued and outstanding, no shares of Parent Series C Preferred Stock were held by Parent in its treasury; (v) 255,863 shares of Parent Series D Preferred Stock were issued and outstanding, no shares of Parent Series D Preferred Stock were held by Parent in its treasury; (vi) no shares of Parent Series E Preferred Stock were issued and outstanding, no shares of Parent Series E Preferred Stock were held by Parent in its treasury; (vii) no shares of Parent Series F Preferred Stock were issued and outstanding, no shares of Parent Series F Preferred Stock were held by Parent in its treasury; (viii) no shares of Parent Series G Preferred Stock were issued and outstanding, no shares of Parent Series G Preferred Stock were held by Parent in its treasury; (ix) 25,320,603 shares of Parent Common Stock were reserved for issuance (as of July 31, 2003) pursuant to the stock-based plans identified in Section 3.2(c) of the Parent Disclosure Schedule and all other plans, agreements or arrangements providing for equity-based compensation to any director, employee, consultant or independent contractor of Parent or any of its Subsidiaries (such plans, collectively, the "PARENT STOCK PLANS"), of which 18,825,298 shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock (as of July 31, 2003) granted under the Parent Stock Plans (collectively, "PARENT STOCK OPTIONS"); (x) no shares of Parent Common Stock are reserved for issuance pursuant to securities convertible into or exchangeable for shares of Parent Common Stock ("PARENT CONVERTIBLE SECURITIES"); (xi) 450,000 shares of Parent Series G Preferred Stock were reserved for issuance pursuant to the Parent Rights Agreement; and (xi) other than as set forth above, no other shares of Parent Authorized Preferred Stock have been designated. All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued prior to the Closing, and all shares thereof which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(b) and except for changes since July 31, 2003 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, Parent Employee Stock Options or Parent Convertible Securities and other rights referred to in this Section 3.2(b), as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of other ownership interests of Parent, (B) any securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of other ownership interests of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, and any obligation of Parent or any Subsidiary of Parent to issue, any capital stock, voting securities or other ownership interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of other ownership interests of Parent, and (y) there are no outstanding obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Subsidiary of Parent, (B) warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, or any obligation of Parent or any Subsidiary of Parent to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or other ownership interests in, any Subsidiary of Parent or (C) obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of Parent or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d) Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action on the part of Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub, respectively, in accordance with their terms except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the courts for which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time or both) of any obligation or loss of a benefit, or payment of any termination or similar fee, under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of Parent, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its Subsidiaries (including, without limitation, Merger Sub), (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, software agreement or other agreement, instrument, Intellectual Property, right, permit, concession, franchise, license or similar authorization applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) reasonably be expected to result in a Material Adverse Effect on Parent or (y) reasonably be expected to materially impair or materially delay the ability of Parent or Merger Sub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (1) the filings with the SEC of (A) the Proxy Statement, and the clearance thereof by the SEC, and the Form S-4, and the declaration of effectiveness thereof, by the SEC, and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and the Secretary of Stat e of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (3) the approval of the Federal Reserve under the BHC Act; (4) the approval of the New Jersey Banking Department;
     (5) the approval of the OCC; (6) such filings with and approvals of the NYSE to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plan to be listed on the NYSE; and (7) filings required as a result of the particular status of the Company or its Subsidiaries.

          (e) Parent Documents.

             (i) Parent and each of its Subsidiaries subject to reporting under
        Section 13 or Section 15(d) of the Exchange Act have (A) filed all required reports with the SEC and (B) all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (together with the reports referred to in clause (A), the "PARENT SEC DOCUMENTS"), except in the case of (A) as would not reasonably be expected to have a Material Adverse Effect on Parent. As of their respective filing dates,
        (i) the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and (ii) none of the Parent SEC Documents as of its date, except as amended or supplemented by a subsequent Parent Filed SEC Document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Parent SEC Document filed subsequent to the date hereof will contain as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (ii) The financial statements of Parent and its consolidated Subsidiaries included in the Parent SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements).

             (iii) Except (A) as reflected in Parent's unaudited balance sheet as of June 30, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since June 30, 2003 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, Parent and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

          (f) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form S-4, or the prospectus therein, will, at the time the Form S-4, and any post-effective amendment thereto, becomes effective under the Securities Act and through the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the prospectus therein. The Form S-4, and the prospectus therein. will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

          (g) Brokers. No broker, investment broker, financial advisor or other Person is entitled to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except a fee to be paid to Citigroup Global Markets, Inc. as financial advisor to Parent.

          (h) Tax Matters. Neither Parent nor any of its Affiliates or Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (i) Employee Benefit Plans

             (i) For purposes of this Section 3.2(i), "PARENT PLANS" shall mean its deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan or program, or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(l) of ERISA; each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement or arrangement with any director or former director of the Parent or any of its Subsidiaries or any executive officer thereof and each other employee benefit plan, fund or program, or arrangement applicable to identified groups of employees, in each case that is sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, or to or which Parent or any of its Subsidiaries is a party, whether written or oral, for the benefit of any current or former employee or director of Parent or any of its Subsidiaries; each Parent Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, being the "PARENT TITLE IV PLANS".

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

             (ii) All contributions required to have been made with respect to any Parent Plan have been paid when due, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Parent.

             (iii) Each Parent Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code, except insofar as the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

             (iv) The IRS has issued a favorable determination letter with respect to each Parent Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked, and, to the knowledge of Parent no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under
        Section 501(a) of the Code of the trust maintained thereunder. Each Parent Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements in all material respects.

             (v) With respect to any Parent Title IV Plan to which Parent or any trade or business, whether or not incorporated, that together with Parent is a "single employer" within the meaning of Section 4001(b) of ERISA (a "PARENT ERISA AFFILIATE") made, or was required to make, contributions on behalf of any current or former employee or director during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date, (a) no liability under Title IV or Section 302 of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, except where failure to satisfy such liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, and (b) to the knowledge of Parent, no condition exists that presents a risk to Parent or any Parent ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC) (which premiums have been paid when due), except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

             (vi) The PBGC has not, to the knowledge of Parent, instituted proceedings to terminate any Parent Title IV Plan and, to the knowledge of Parent, no condition exists that presents a material risk that such proceedings will be instituted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. No Parent Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

             (vii) There are no pending or, to the knowledge of Parent, threatened or anticipated claims by or on behalf of any Parent Plan by any employee or beneficiary covered under any such parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits), except for claims which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent.

          (j) Compliance with Laws.

             (i) Parent, its Subsidiaries and employees hold all permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities ("PARENT PERMITS") material to Parent and its Subsidiaries, taken as a whole, which are required for the operation of the respective businesses of Parent and its Subsidiaries as presently conducted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is, and for the last five years has been, in compliance with the terms of such Parent Permits and all such Parent Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, do grounds exist for any such action, except where non-compliance or such suspension, modification or revocation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

             (ii) Except as set forth in the Parent SEC Documents filed and publicly available prior to the date hereof, and except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, each of Parent and its Subsidiaries is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to Parent or its Subsidiaries.

             (iii) Neither Parent nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any respect the conduct of its business or, that in any manner currently relates to its capital adequacy, its policies, its management or its business (each, a "PARENT REGULATORY AGREEMENT"), nor has Parent or any of its Subsidiaries or Affiliates (A) to its knowledge, been advised since January 1, 2001 by any Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. Neither Parent nor any of its Subsidiaries is in breach or default under any Parent Regulatory Agreement in any material respect. Prior to the date hereof, Parent has made available to the Company true and complete copies of all Parent Regulatory Agreements that currently have, or may in the future reasonably be expected to have, a material impact on the conduct of the business and operations of Parent and its Subsidiaries, taken as a whole.

             (iv) Except for filings with the SEC, which are the subject of
        Section 3.2(e), Parent and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the "OTHER PARENT DOCUMENTS"), except where the failure to make such filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. There is no unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

             (v) Parent's bank Subsidiaries are "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i)) and "well managed" (as that term is defined at 12 C.F.R. 225.81(c)), and their examination rating under the Community Reinvestment Act of 1977 is "satisfactory".

             (vi) The business and operations of Parent and of each of Parent's Subsidiaries through which Parent conducts its finance activities have been conducted in compliance with all applicable Finance Laws and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Subsidiaries, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. In addition, there is no pending or, to the knowledge of Parent, threatened charge by any Governmental Entity that Parent or any of its Subsidiaries has violated, nor any pending or, to the knowledge of Parent, threatened investigation by any Governmental Entity with respect to possible violations of, any applicable Finance Laws, except where such violation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

             (vii) Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent any other Person acting on behalf of Parent or any of its Subsidiaries that qualifies as a "financial

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

        institution" under the U.S. Anti-Money Laundering laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any Unlawful Gains, nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. Parent and each of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

          (k) Litigation. Except as set forth in Section 3.2(k) of the Parent Disclosure Schedule, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity, in each case with respect to Parent or any of its Subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of Parent, threatened, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

          (l) Absence of Certain Changes. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as disclosed in the Parent SEC Documents filed and publicly available prior to the date hereof, since June 30, 2003, (A) there has not been any Material Adverse Change in Parent or (B) there are not, to Parent's knowledge, any facts, circumstances or events that make it reasonably likely that Parent will not be able to fulfill its obligations under this Agreement in all material respects.

          (m) Internal Controls. None of Parent or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its Subsidiaries or accountants except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the system of internal accounting controls described in the next sentence. Parent and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 Conduct of Business by the Company. Except (i) as set forth in Section 4.1 of the Company Disclosure Schedule, (ii) as otherwise expressly contemplated by this Agreement, (iii) as consented to by Parent in writing (which consent shall not be unreasonably withheld or delayed), or (iv) as required by applicable law or regulation, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay their respective debts and Taxes when due, pay or perform their other respective obligations when due, and, use all commercially reasonable efforts consistent with the other terms of this Agreement to preserve intact their current business organizations, use all commercially reasonable efforts consistent with the other terms of this Agreement to keep available the services of their current officers and employees and preserve their relationships with those Persons having business dealings with them, all with the goal of preserving unimpaired in all material respects their goodwill and ongoing businesses at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and the Company

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

shall meet on a reasonably regular basis to review the financial and operational affairs of the Company and its Subsidiaries, in accordance with applicable law, and the Company shall give due consideration to Parent's input on such matters, consistent with Section 4.4 hereof, with the understanding that, notwithstanding any other provision contained in this Agreement, Parent shall in no event be permitted to exercise control of the Company prior to the Effective Time. Except as (i) expressly contemplated by this Agreement, (ii) as disclosed in Section
4.1 of the Company Disclosure Schedule, (iii) as consented to by Parent in writing or (iv) required by applicable law or regulation, after the date hereof the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except for regular quarterly cash dividends not to exceed $0.20 per share on the Company Common Stock and regular cash dividends on the REIT Preferred Stock of the Company REIT in the amounts and at the times set forth in Section 3.1(g)(iii) of the Company Disclosure Schedule and otherwise in accordance with the terms thereof, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms);

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (other than Company Permitted Liens) any shares of its capital stock, any other voting securities, including any restricted shares of Company Common Stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any Company Stock Options (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms);

          (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

          (iv) (A) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets except in the ordinary course of business or (B) open, close, sell or acquire any branches;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Company Permitted Liens), or otherwise dispose of any of its properties or assets other than securitizations and other transactions in the ordinary course of business and consistent with past practices or create any security interest in such assets or properties (other than Company Permitted Liens);

          (vi) except for borrowings having a maturity of not more than 30 days under existing credit facilities (or renewals, extensions or replacements therefor that do not provide for any termination fees or penalties, prohibit pre-payments or require any pre-payment penalties, or contain any like provisions limiting or otherwise affecting the ability of the Company or its applicable Subsidiaries or successors from terminating or pre-paying such facilities, or contain financial terms less advantageous than existing credit facilities, such existing credit facilities, and as they may be so renewed, extended or replaced, "CREDIT FACILITIES") that are incurred in the ordinary course of business consistent with past practice and with respect to which the Company consults with Parent on a basis not less frequently than bi-weekly, or for borrowings under Credit Facilities or other lines of credit or refinancing of indebtedness outstanding on the date hereof not to exceed $5,000,000, and except for the incurring of deposit liabilities in the ordinary course of business, incur any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person (other than the Company or any wholly owned Subsidiary thereof), or, other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any Person other than its wholly owned Subsidiaries and as a result of ordinary advances and reimbursements to employees and endorsements of banking instruments;

          (vii) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of the Company for the taxable year ending December 31, 2002, except as required by changes in law or regulation;

          (viii) change in any material respects its investment or risk management or other similar policies of the Company or any of its Subsidiaries;

          (ix) make, change or revoke any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

          (x) create, renew or amend, or take any other action that may result in the creation, renewal, or amendment, of any agreement or contract or other binding obligation of the Company or its Subsidiaries containing (A) any restriction on the ability of the Company and its Subsidiaries, taken as a whole, to conduct its business as it is presently being conducted or
     (B) any restriction on the Company or its Subsidiaries engaging in any type or activity or business;

          (xi) (A) except as set forth in Section 4.1(xi) of the Company Disclosure Schedule, incur any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, (B) enter into any agreement obligating the Company to spend more than $10,000 individually or $50,000 in the aggregate, or (C) enter into any agreement, contract, lease or other arrangement of the type described in Section 3.1(f) or Section 3.1(y) of this Agreement except for any such agreements, contracts, leases or other arrangements (w) of the type described in Section 3.1(f)(i) to the extent not prohibited under Section 4.1(vi) and to the extent not pursuant to any agreement containing provisions that restrict, or may restrict, the conduct of the business of the issuer thereof as currently conducted in a manner more adverse to the Company than the current Credit Facilities, (x) of the type described in Section 3.1(f)(ii) to the extent not prohibited by
     Section 4.1(xi)(A) or (B), (y) of the type described in Section 3.1(f)(xii) or (xiv) and that is terminable on not less than 30 days notice without penalty, but only following prior consultation with Parent, or (z) of the type described in Section 3.1(f)(xiii) to the extent required by the expiration of the term of an existing lease unless reasonably objected to by Parent;

          (xii) terminate, amend or otherwise modify, except in the ordinary course of business, or knowingly violate the terms of, any of the Company Material Contracts, any of the leases for the Leased Properties or the Third Party Leases or any other binding obligations material to the Company and its Subsidiaries, taken as a whole, and except for terminations, amendments or other modifications that would not result in the incurrence of additional costs or expenses, or in the loss of revenue, in excess of $50,000 on an annual basis in the aggregate, and are not made with respect to any of the Company Material Contracts described in Section 3.1(f)(iii),
     (vi), (vii), (ix), (x), (xi) or (xv) (B);

          (xiii) except as required by agreements or instruments in effect on the date hereof, alter in any material respect, or enter into any commitment to alter in any material respect, any interest material to the Company and its Subsidiaries, taken as a whole, in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any equity or ownership interest on the date hereof (other than any interest arising from any foreclosure, settlement in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with past practice);

          (xiv) Except for payments described in Section 4.1 of the Company Disclosure Schedule (A) grant to any current or former director, Executive Officer or Key Employee of the Company or its Subsidiaries any increase in compensation, bonus or other benefits, except for salary, wage, bonus or benefit increases (x) as required from time to time by governmental legislation affecting wages, and (y) as required by the terms existing prior to the date hereof of plans or arrangements described in Section 3.1(k) the Company Disclosure Schedule, (B) grant to any such current or former director, or Executive Officer or Key Employee, any increase in severance or termination pay, (C) enter into, or amend, or take any action to clarify any provision of, any Plan or any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, or Executive Officer or Key Employee, except as required by applicable law, (D) modify any Company Stock Option or (E) without first consulting with Parent, make any discretionary contributions to any pension plan;

          (xv) except pursuant to agreements or arrangements in effect on the date hereof and disclosed in writing and provided or made available to Parent and except for compensation for service as an officer, employee or director consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

          (xvi) agree or consent to any material agreement or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) as required by law or
     (ii) to effect the consummation of the transactions contemplated hereby;

          (xvii) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in an amount not in excess of $50,000 individually or $100,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

          (xviii) issue any broadly distributed communication of a general nature to Employees (including general communications relating to benefits and compensation) or customers without the prior approval of Parent (which will not be unreasonably delayed or withheld), except for communications in the ordinary course of business that do not relate to the Merger or other transactions contemplated hereby;

          (xix) create, renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 3.1(o) material to the Company and its Subsidiaries, taken as a whole, except that the Company shall be permitted to take any such action without Parent's consent in the event that Parent shall fail to reasonably consent to such action; or

          (xx) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied; or

          (xxi) authorize, or commit or agree to take, any of the foregoing actions.

     SECTION 4.2 Advice of Changes. Except to the extent prohibited by applicable law or regulation, the Company, Parent and Merger Sub shall promptly advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could have a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 4.2 shall not constitute a failure to be satisfied of any condition set forth in Article VI unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure to be satisfied of a condition set forth in Article VI.

     SECTION 4.3 No Solicitation by the Company. (a) Except as otherwise provided in this Section 4.3, until the earlier of the Effective Time and the date of termination of this Agreement, neither the Company, nor any of its Subsidiaries or any of the officers, directors, agents, or representatives of it or its Subsidiaries (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) shall (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined in this Section 4.3), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, (iii) enter into any agreement regarding any Company Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal. If and only to the extent that (i) the Company Shareholders Meeting shall not have occurred, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law in light of a bona fide Company Takeover Proposal that has not been withdrawn, (iii) such Company Takeover Proposal was not solicited by it and did not otherwise result from a breach of this Section 4.3(a), and (iv) the Company provides prior written notice to Parent of its decision to take such action, the Company shall be permitted to (A) furnish information with respect to the Company and any of its Subsidiaries to such Person pursuant to a customary confidentiality agreement, (B) participate in discussions and negotiations with such Person and
(C) effect a Change in the Company Recommendation (as defined below).

     For purposes of this Agreement, "COMPANY TAKEOVER PROPOSAL" means any proposal or offer from any Person (other than from Parent and its Affiliates) relating to (A) any direct or indirect acquisition or purchase of (x) assets of the Company and its Subsidiaries that generate 20% or more of the net revenues or net income, or that represent 20% or more of the total assets, of the Company and its Subsidiaries, taken as a whole, or (y) 20% or more of any class of equity securities of the Company, (B) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of any equity securities of the Company, or (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any one or more Subsidiaries of the Company, individually or taken together, whose business constitutes 20% or more of the net revenues, net income or total assets of the Company and its Subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 4.3 or Section 5.1(d), neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger or the Company Recommendation (as defined in Section 5.1(d)) or take any action or make any statement in connection with the Company Shareholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "CHANGE IN THE COMPANY RECOMMENDATION"), or (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the Company Board of a Company

Takeover Proposal, or any failure by the Company Board to recommend against a Company Takeover Proposal.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.3, the Company shall promptly (and in any event within 24 hours) advise Parent orally and in writing of any request for information relating to a Company Takeover Proposal, or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal, and shall promptly (and in any event within 24 hours) provide a copy of any written request or Company Takeover Proposal to Parent. The Company will keep Parent promptly informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

     (d) Nothing contained in this Section 4.3 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would violate its obligations under applicable law; provided, however, any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors of the Company reaffirms the Company Recommendation in such disclosure.

     SECTION 4.4  Transition.

     (a) Commencing following the date hereof, Parent and the Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to facilitate the integration of the Company and its Subsidiaries, including the Bank, with the businesses of Parent and its Subsidiaries to be effective as of the Closing Date or such later date as may be determined by Parent. Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of the Company and its Subsidiaries in the ordinary course of business, the Company shall cause the employees and officers of the Company and its Subsidiaries, including the Bank, to use their reasonable best efforts to provide support, including support from its outside contractors, and to assist Parent in performing all tasks, including equipment installation, reasonably required to result in a successful integration at the Closing or such later date as may be determined by Parent.

     (b) Parent and the Company agree to consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Company shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as Parent shall reasonably request. Parent and the Company shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby, and shall take such charges as Parent shall reasonably request. No party's representations, warranties and covenants contained in this Agreement shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 4.4(b).

     SECTION 4.5  No Fundamental Changes in the Conduct of Business by
Parent. Except (i) as set forth in Section 4.5 of the Parent Disclosure Schedule, (ii) as otherwise expressly contemplated by this Agreement, (iii) as consented to by the Company in writing (which consent shall not be unreasonably withheld or delayed) or required by applicable law or regulation, during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of it Subsidiaries to:

          (i) except as contemplated hereby, amend its certificate of incorporation or by-laws in any manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock; provided that the authorization or issuance of preferred stock in a manner that would not require Parent shareholder approval shall not be deemed to violate this clause (i);

          (ii) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied;

          (iii) knowingly take any action that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined under Section 6.1(b);

          (iv) enter into any agreement directly or indirectly to acquire or purchase all or substantially all of the capital stock or assets of any other Person or business (whether by merger, consolidation, tender offer, exchange offer or otherwise) unless such transaction would not materially delay completion of, or materially impair the prospects of completing, the Merger pursuant to this Agreement;

          (v) materially and adversely change the nature of the business conducted by the Parent and its Subsidiaries, taken as a whole;

          (vi) knowingly take or cause to be taken any action which, individually or in the aggregate, would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

          (vii) authorize, or commit or agree to take, any of the foregoing actions or any other action that would be reasonably likely to prevent Parent from performing or would be reasonably likely to cause Parent not to perform its covenants hereunder in all material respects.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1 Preparation of the Form S-4, Proxy Statement; Shareholders Meeting.

     (a) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act, and for the Proxy Statement to be cleared under the Exchange Act, as promptly as practicable after such filing. Without limiting any other provision hereinabove contained, the Form S-4 and the Proxy Statement will contain, without limitation, such information and disclosure reasonably requested by either Parent or the Company so that (i) the Form S-4 conforms in both form and substance to the requirements of the Securities act, and (ii) the Proxy Statement conforms in both form and substance to the requirements of the Exchange Act. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after the Form S-4 is declared effective.

     (b) If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Proxy Statement or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement, to the Form S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Company.

     (c) Each of the Company and Parent shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Form S-4 and the Proxy Statement as promptly as practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Proxy Statement, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

     (d) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold the Company Shareholders Meeting in accordance with the NJBCA for the purpose of obtaining the Company Shareholder Approval and subject to Section 4.3, the Board of Directors of the Company shall recommend to the Company's shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "COMPANY RECOMMENDATION"); provided, however, that the Company's Board of Directors shall not be required to make such Company Recommendation to the extent that it is permitted to effect a Change in the Company Recommendation pursuant to Section 4.3. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding any Change in the Company Recommendation, unless otherwise directed in writing by Parent, this Agreement and the Merger shall be submitted to the shareholders of the Company at the Company Shareholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation, provided, however, that if the Board of Directors of the Company shall have effected a Change in the Company Recommendation in accordance with this Agreement, then in submitting this Agreement to the Company's shareholders, the Board of Directors of the Company may submit this Agreement to the Company's shareholders without recommendation (although the resolutions adopting this Agreement and the Plan of Merger as of the date hereof may not be rescinded or amended), in which event the Board of Directors of the Company may communicate the basis for its lack of a recommendation to the Company's shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law.

     (e) The Company shall coordinate and cooperate with Parent with respect to the timing of the Company Shareholders Meeting.

     SECTION 5.2  Access to Information; Confidentiality.

     (a) Subject to applicable law, each party shall, and shall cause its Subsidiaries to, afford each other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of each other party, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its Subsidiaries to, furnish promptly to each other party all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (a) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity and (b) the internal or external reports prepared by it and/or its Subsidiaries in the ordinary course that are reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this Section 5.2 shall affect any representation or warranty given by any party.

     (b) Each party will keep, and will cause its Subsidiaries, Affiliates, directors, officers, employees, agents and advisors (collectively, such party's "REPRESENTATIVES") to keep, all information and documents obtained from the other party or its Representatives pursuant to Section 5.2(a) or during the investigations leading up to the execution of this Agreement confidential unless such information (i) was already in the possession of the party receiving the information (the "RECEIVING PARTY"), provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or other direct or indirect obligation of secrecy to, the party disclosing the information or documents (the "DISCLOSING PARTY"), (ii) becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives or (iii) becomes available to the Receiving Party from a source other than the Disclosing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with, or other direct or indirect obligation of secrecy to, the Disclosing Party. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the Disclosing Party which furnished the same or, with respect to information contained in analyses, compilations, studies or other documents or records prepared by the Receiving Party, destroyed (such destruction to be confirmed in writing if requested by the Disclosing Party). In the event that the Receiving Party or any of its Representatives become legally compelled to disclose any such information or documents, the Receiving Party agrees to provide, if practicable, the Disclosing Party with reasonable advance notice under the circumstances prior to any such disclosure to enable the Disclosing Party to seek a protective order or other appropriate remedy. In addition, each party may, at any time, with notice (in advance, if practicable) to the other party, make disclosures of such information and documents as may be required or requested by such party's applicable regulatory authorities. This Agreement shall not be construed to limit in any way either party's ability to consult any tax advisor regarding the tax treatment or tax structure of the Merger or the Bank Combination. These provisions are meant to be interpreted so as to prevent the Merger or the Bank Combination from being treated as offered under "conditions of confidentiality" within the meaning of the Code and the Treasury Regulations thereunder.

     SECTION 5.3 Reasonable Best Efforts. (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) publicly supporting this Agreement and the Merger and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) use their reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

     (c) In connection with and without limiting the foregoing, the Company shall use its reasonable best efforts to assist Parent's reasonable efforts to effect, subsequent to the Effective Time, the combination (the "BANK COMBINATION") of the Bank with Parent Bank, National Association, or another banking subsidiary of Parent, including causing such banks to enter into a merger agreement, obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities (including the OCC Approval) and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including the OCC Approval), with such Bank Combination to be effective immediately following the Effective Time or at such later time as Parent may determine.

     SECTION 5.4 Rule 16b-3 Actions. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock or acquisitions of Parent Common Stock (including derivative securities with respect to Company Common Stock or Parent Common Stock) resulting from the transactions contemplated by Article I and II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or by each individual, if any, who will be so subject, immediately following the Effective Time, with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, in each case to the extent permitted by applicable law and judicial interpretations thereof.

     SECTION 5.5 Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of the Company and its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

     (b) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company or any of its Subsidiaries or their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

     (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, that the Surviving Corporation may substitute therefor policies of Parent or its Subsidiaries (including self insurance) containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.5(c) in excess of 150% of the aggregate premiums paid by the Company in 2003 on an annualized basis for such purpose and, if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to use its reasonable best efforts obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (d) The provisions of this Section 5.5 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other Person named herein and his or her heirs and representatives.

     SECTION 5.6 Fees and Expenses. Except as otherwise provided in Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     SECTION 5.7 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements and any broadly distributed internal communications with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may in good faith determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange and except for any discussions with rating agencies. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.8 Affiliates. Concurrently with the execution of this Agreement, the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit A hereto of all of the Persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act; all of such affiliates, who are affiliates as of the date of this Agreement, are identified in Section 5.8 of the Company Disclosure Schedule. Section 5.8 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use reasonable best efforts to cause each Person added to such schedule after the date hereof to deliver a similar agreement.

     SECTION 5.9 Stock Exchange Listing. Parent shall use best efforts to cause the Parent Common Stock issuable (i) under Article II or (ii) upon exercise of the Company Stock Options assumed pursuant to Section 2.3 to be approved for issuance on the NYSE, in each case subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event on or prior to the Closing Date.

     SECTION 5.10 Shareholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

     SECTION 5.11 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party and which relates to the confidentiality or information regarding the Company or its Subsidiaries or which relate to securities of the Company, other than client and customer agreements entered into by the Company or its Subsidiaries in the ordinary course of business. During such period, the Company shall use reasonably best efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     SECTION 5.12 Employee Benefits. (a) The Surviving Corporation and its Subsidiaries and/or Parent shall employ as of the Closing Date those Employees who are employed by the Company and its Subsidiaries as of the Effective Time (the "CONTINUING EMPLOYEES"), at wage or salary levels, as applicable, at least equal to the wage or salary levels of such Employees as of the date of this Agreement provided that no Continuing Employee shall be, or have the authority of, an officer of such Person unless elected or appointed as such by such Person.

     (b) Following the Effective Time, the Continuing Employees will participate in Parent's Displaced Employee Assistance Plan on the terms and subject to the conditions of such Plan as in effect from time to time except that (i) Continuing Employees will receive service credit in connection with such plan as provided in Section 5.12(c) and (ii) until the first anniversary of the Closing Date, the amounts payable to Continuing Employees entitled to benefits thereunder shall be based on the schedule included as Section 5.12(b) of the Company Disclosure Schedule; provided that the foregoing shall not apply to any Continuing Employee who as of the Effective Time is covered by a specific employment agreement that is binding upon Parent or the Surviving Corporation. The Company shall terminate all severance plans, policies and agreements, other than those agreements with persons having individual agreements set forth in
Section 3.1(k) of the Company Disclosure Schedule, effective as of the close of business on the day prior to the Closing Date.

     (c) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, give Continuing Employees full credit for purposes of eligibility, vesting and benefit accruals under any employee benefit plans, programs, or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of

Parent or the Surviving Corporation (other than any defined benefit pension plan (except to the extent expressly described in Section 5.12(g)), retiree medical plan or retiree life insurance plan) for such Continuing Employees' service with the Company or any Subsidiary of the Company (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries, except as may result in duplication of benefits.

     (d) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs. Furthermore, if Parent or Surviving Corporation terminates any Company Plan that is a group health plan, it shall permit Continuing Employees who actively participate in group health plan to participate immediately in a comparable group health plan with no gap in coverage, and if Parent or Surviving Corporation terminates any Company Plan that is a group health plan providing benefits to existing retirees of the Company and its Subsidiaries, it shall permit such persons to participate in Parent's retiree medical benefit plans having comparable benefits with no gap in coverage.

     (e) Parent shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are, in the aggregate, comparable to those plans, programs and arrangements in which they currently participate until such time as Parent transfers and converts (the "CONVERSION DATE") such Continuing Employees to the compensation and employee benefit plans, programs and arrangements maintained by Parent or its applicable Subsidiary. If Parent or Surviving Corporation terminates any Company Plans, it shall permit Continuing Employees to participate in any then existing comparable Parent Plans as promptly as practicable, to the extent Continuing Employees meet the eligibility requirements (taking credited service levels as provided in Section 5.12(c) into consideration). From and after the Conversion Date, Parent shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are no less favorable than those generally provided to similarly situated employees of Parent or its applicable Subsidiary.

     (f) The Company shall cooperate with Parent in preparing for the transfer and conversion of compensation and employee benefit plans, programs and arrangements, for Employees from those of the Company to those of Parent or its appropriate Subsidiary. Such cooperation shall include, to the extent requested by Parent, (i) distribution to Employees of new employee orientation materials of Parent and ensuring participation by Employees in Parent's orientation meetings, which may be held on the premises of the Company or its Subsidiaries,
(ii) making best efforts to merge the Raritan Savings Bank 401(k) Savings Plan in RSI Retirement Trust and the Vista Bancorp, Inc. Employee Retirement Savings Plan with and into the UnitedTrust Bank Profit Sharing and 401(k) Plan prior to the Closing Date, (iii) preparing for the merger of the Company's merged 401(k) plan with the PNC Incentive Savings Plan, (iv) taking such actions as may be necessary or desirable to cause, as of the Effective Date, all accrued vested balances of Elective Contribution Accounts (as defined in the Company's Executive Deferred Compensation Plan and Executive Deferred Bonus Plans, as amended, (collectively, the "COMPANY DCP"), to be transferred from the Company DCP to the Parent's Deferred Compensation Plan (the "PARENT DCP"), with such funds so transferred, and any future income deferrals that may be made after the Effective Date, to be governed from and after the Effective Date by the terms and conditions of the Parent DCP, and to terminate all other rights under the Company DCP as of the Effective Time, and (v) making best efforts to ensure that Continuing Employees will be in compliance with the applicable employee policies and programs of Parent.

     (g) If Parent or Surviving Corporation freezes or terminates the Company defined benefit pension plan and/or the Vista defined benefit pension plan, it shall permit all Continuing Employees who participate in such plan to participate in Parent's cash balance defined benefit pension plan as soon as practicable and the terms for their participation in such plan shall be no less favorable than the terms of participation for similarly situated employees of the Parent or its Subsidiaries, and such Continuing Employees shall receive credit for all their years of service with the Company or any Subsidiary of the Company (or any predecessor entity) solely for purposes of eligibility and vesting under such plan but not for benefit accrual; provided, however, that for purposes of calculating any future annual earnings credits under the terms of Parent's cash balance defined benefit pension plan, Continuing Employees' prior service with the Company or any Subsidiary of the Company shall be taken into account.

     (h) If Parent or Surviving Corporation freezes or terminates the Bank's Profit Sharing and 401(k) Plan (or the Raritan Savings Bank 401(k) Savings Plan or the Vista Bancorp, Inc. Employee Retirement Savings Plan), or merges such plan into the Parent Incentive Savings Plan, it shall permit all Continuing Employees who participate in such plan to participate as soon as practicable in the Parent Incentive Savings Plan, and the terms for their participation in such plan shall be no less favorable than the terms of participation for similarly situated employees of the Parent or its Subsidiaries.

     (i) All supplemental retirement income agreements and similar plans, policies, programs or agreements of the Company and its Subsidiaries, as amended or supplemented (each, a "SERP"), shall be fully funded by the Company in accordance with their terms, and, as of the Effective Time, none of the Company, Parent, the Surviving Corporation or any of their Affiliates will thereafter have any further obligations whatsoever in connection with any such SERP.

     (j) Parent or the Surviving Corporation shall maintain the Company's Director Deferred Compensation Plan of United National Bancorp, dated October 1, 1997, as amended through the date hereof, and the Bank's Director Deferred Compensation Plan of UnitedTrust Bank, dated October 1, 1997, as amended through the date hereof, and the Restated Director Deferred Compensation Plan for the Raritan Savings Bank, dated June 1, 1997, as amended through the date hereof, in each case in accordance with the terms thereof.

     (k) Except as otherwise provided in Article V of this Agreement, Parent and Surviving Corporation shall honor all obligations under the employment and change-in-control agreements set forth in Company Disclosure Schedule 5.12(k) and shall make the lump-sum payments also set forth in Company Disclosure
Schedule 5.12(k) in each case, except to the extent superseded by agreements entered into in connection with entering into this Agreement.

     SECTION 5.13 Tax Matters. Parent and the Company shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the Tax opinions described in Sections 6.2(d) and 6.3(c) hereof. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g). Officers of Parent, Merger Sub and the Company shall execute and deliver to McCarter & English, LLP, counsel to the Company, and Wachtell, Lipton, counsel to Parent, certificates containing appropriate representations at such time or times as may be reasonably requested by such law firms, including the effective date of the Form S-4 and the Closing Date, in connection with their respective deliveries of opinions, pursuant to Sections 6.2(d) and 6.3(c) hereof, with respect to the Tax treatment of the Merger.

     SECTION 5.14 Advisory Board of Parent. Parent shall establish an advisory board (the "PARENT ADVISORY BOARD") and, prior to the Closing Date, shall offer to each of the members of the Board of Directors of the Company as of the Closing Date an opportunity to become a member of the Parent Advisory Board, subject to entering into an agreement of the type set forth in Section 5.14 of the Parent Disclosure Schedule, with service on the Parent Advisory Board to commence immediately following the Closing Date. The Parent Advisory Board shall be maintained for a period ending no sooner than two years following the Closing Date. Each Parent Advisory Board member shall receive annual compensation for his or her service on the Parent Advisory Board calculated in accordance with the Advisory Board Charter previously provided to the Company.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

          (b) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their Subsidiaries under applicable law or regulation to consummate the Merger and the other transactions contemplated hereby (including, if so determined by Parent in its sole discretion, the Bank Combination), shall have been obtained or made, including approval of the Federal Reserve, the New Jersey Banking Department and, if applicable, the OCC (all such approvals and the expiration of all such waiting periods, the "REQUISITE REGULATORY APPROVALS").

          (c) Other Third Party Approvals. All other notices, consents or waivers from third parties (other than Governmental Employees) with respect to the transactions contemplated by this Agreement shall have been made or obtained except as would not reasonably be expected to have a Material Adverse Effect on Parent or the Company

          (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Merger or, if so determined by Parent in its sole discretion, the Bank Combination; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

          (f) Stock Exchange Listing. The shares of Parent Common Stock issuable to the Company's shareholders as contemplated by Article II shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 6.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Company shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Company, has had or would reasonably be expected to result in a Material Adverse Effect on the Company, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty; and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, to such effect.

          (c) Regulatory Condition. No condition or requirement has been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger or, if so determined by Parent in its sole discretion, the Bank Combination that requires the Company or its Subsidiaries to be operated in a manner that, in the good faith belief of the Board of Directors of Parent, would have a Material Adverse Effect on the Company or Parent.

          (d) Tax Opinion. Parent shall have received the opinion of Wachtell, Lipton, in form and substance reasonably satisfactory to Parent, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of
     Section 368(a) of the Code. In rendering the tax opinion described in this
     Section 6.2(d), Wachtell, Lipton may require and rely upon representations contained in certificates of officers of Parent, Merger Sub and the Company.

     SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of Parent shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Parent, has had or would result in a Material Adverse Effect on Parent, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty; and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect.

          (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect.

          (c) Tax Opinion. The Company shall have received the opinion of McCarter & English, LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.2(d), McCarter & English, LLP may require and rely upon representations contained in certificates of officers of Parent, Merger Sub and the Company.

     SECTION 6.4 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.3.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Company Shareholder Approval (the party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) below shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected):

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

             (i) if the Merger shall not have been consummated by the date that is twelve months following the date hereof, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

             (ii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

             (iii) if any Restraint having any of the effects set forth in
        Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint; or

             (iv) if any Governmental Entity that must grant a Requisite Regulatory Approval has denied the applicable Requisite Regulatory Approval and such denial has become final and nonappealable;

          (c) by Parent, if (i) the Company shall have failed to make the Company Recommendation in the Proxy Statement, (ii) the Company shall have effected a Change in the Company Recommendation or (iii) the Company shall have breached its obligations under this Agreement by reason of a failure to call or convene the Company Shareholders Meeting in accordance with
     Section 5.1(d);

          (d) by Parent, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (ii) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof; or

          (e) by the Company, if Parent shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within 30 days of written notice thereof.

          (f) By the Company, if (either before or after the approval of this Agreement by the shareholders of the Company) its Board of Directors so determines at any time during the three business day period commencing with (and including) the Determination Date (as defined in Section 8.3), if both of the following conditions are satisfied:

             (x) the Determination Date Value (as defined in Section 8.3) is less than the product of 0.85 and the Initial Value (as defined in Section 8.3); and

             (y) (i) the number obtained by dividing the Parent Average Price (as defined in Section 8.3) by $48.84 (such number, the "PARENT RATIO") shall be less than (ii) the number obtained by dividing the Index Price (as defined in Section 8.3) as of the Determination Date by $38.70 and subtracting 0.15 from such number (such number less 0.15, the "INDEX RATIO").

     Notwithstanding the foregoing, if the Company elects to exercise its termination right pursuant to this Section 7.1(f), then during the seventy-two hour period commencing with the receipt by Parent of the notice required pursuant to the last paragraph of this Section 7.1, Parent shall have the option of adjusting the consideration to be paid to the Company shareholders under
Section 2.1 by increasing the Aggregate Parent Share Amount by that number of shares of Parent Common Stock equal to the lesser of (i) the quotient obtained by dividing (x) (A) the product of 0.85 and the Initial Value less (B) the Determination Date Value by (y) the Parent Average Price and (ii) the quotient obtained by dividing (x) the Peer Equivalent Value (as defined in Section 8.3) less the Determination Date Value by (y) the Parent Average Price, in each case, rounded up to the nearest whole share.

     If Parent makes an election contemplated by the preceding sentence within such seventy-two hour period, it shall give prompt written notice to the Company of such election and the revised Aggregate Parent Share Amount, whereupon no termination shall have occurred pursuant to this Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except as Aggregate Parent Share Amount shall have been so modified), and any references in this Agreement to Aggregate Parent Share Amount shall thereafter be deemed to refer to the Aggregate Parent Share Amount as adjusted pursuant to this Section 7.1(f) (together with any additional adjustments pursuant to Section 2.1(e)).

     SECTION 7.2  Effect of Termination.

     (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than that the provisions of Section 5.2 (other than the first sentence thereof), Section 5.6, this Section 7.2 and Article VIII shall survive such termination, provided, however, that nothing herein shall relieve any party from any liability for any willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) (i) In the event that (A) a Company Pre-Termination Takeover Proposal Event (as defined below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(ii), by Parent pursuant to Section 7.1(c) or by Parent pursuant to Section 7.1(d) as a result of a willful breach by the Company and
(B) prior to the date that is twelve (12) months after the date of such termination the Company consummates a Company Takeover Proposal or enters into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "COMPANY ACQUISITION AGREEMENT") related to any Company Takeover Proposal, then the Company shall (1) on the date such Company Takeover Proposal is consummated or such Company Acquisition Agreement is entered into, pay Parent a fee equal to $25 million by wire transfer of same day funds, and (2) within two business days following a written request by Parent, reimburse Parent for all out-of-pocket expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including all costs (excluding the fees and disbursements of counsel and accountants) incurred in connection with the preparation (including copying and printing) of the Form S-4 and the Proxy Statement and applications to Governmental Entities for the approval of the Merger and the Bank Combination and all listing, filing or registration fees, including fees paid for filing the Form S-4 and the Proxy Statement with the SEC and fees paid for filings with Governmental Entities), by wire transfer of same day funds.

     (ii) For purposes of this Section 7.2(b), a "PRE-TERMINATION TAKEOVER PROPOSAL EVENT" shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, a bona fide Company Takeover Proposal shall have been made known to the Company or any of its Subsidiaries or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, and such Company Takeover Proposal or public announcement shall not have been irrevocably withdrawn not less than five business days prior to the Company Shareholders Meeting. The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 7.2(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.2(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

     SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that after such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and shall expire at the Effective Time and be of no further effect thereafter. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Merger Sub, to

       The PNC Financial Services Group, Inc.
       One PNC Plaza
       249 Fifth Avenue
       Pittsburgh, Pennsylvania 15222
       Attention: Mergers & Acquisitions Department
       Telecopy No.: (412) 762-6238

       and

       Attention: General Counsel
       Telecopy: (412) 705-2679
        with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Telecopy No.: (212) 403-2000
       Attention: Edward D. Herlihy, Esq.

       if to the Company, to

       United National Bancorp
       1130 Route 22 East
       Bridgewater, New Jersey 08807
       Telecopy No.: (908) 429-0357
       Attention: Thomas C. Gregor

          with a copy to:

          McCarter & English, LLP
          Four Gateway Center
          100 Mulberry Street
          Newark, New Jersey 07102
          Telecopy No.: (973) 624-7070
          Attention: Todd M. Poland, Esq.

     SECTION 8.3  Definitions.  For purposes of this Agreement:

          (a) an "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control " means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that (x) any investment account advised or managed by such Person or one of its Subsidiaries or Affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such Person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an Affiliate of such Person.

          (b) "CLOSING PARENT SHARE VALUE" shall have the meaning set forth in
     Section 2.1(d)(iv) hereof; provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Parent Share Value shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations.

          (c) "DETERMINATION DATE" means the fifth business day prior to the first date on which receipt of the approval of the Federal reserve of the Merger and, if a condition to Closing, the approval of the Bank Combination, without regard to any waiting period in respect thereof; provided, however, that if the Determination Date would occur more than fifteen days prior to the Closing Date, the Determination Date shall mean the third business day prior to the Closing Date. For the avoidance of doubt, there shall be only one Determination Date.

          (d) "DETERMINATION DATE VALUE" means the "Closing Transaction Value" determined in accordance with Section 2.1, but (i) without regard to any adjustments under Section 2.1(e), (ii) calculating such Value using a deemed Closing Parent Share Value equal to the Parent Average Price, and
     (iii) calculating such Value using deemed share numbers of 18,822,954 shares of Company Common Stock and 6,551,806 shares of Parent Common Stock.

          (e) "EXECUTIVE OFFICERS" shall mean those Persons identified in
     Section 8.3(d) of the Company Disclosure Schedule.

          (f) "INDEX PRICE" means the weighted average (weighted in accordance with the factors listed on Exhibit B hereto) of the closing prices of the companies listed on such Exhibit B, calculated in accordance with such Exhibit B, for the five consecutive trading days ending at the close of trading on the Determination Date.

          (g) "INITIAL VALUE" shall mean $639,980,436.

          (h) "KNOWLEDGE" means, (i) with respect to the Company, the knowledge of the individuals listed on Section 8.3(f) of the Company Disclosure Schedule and (ii) with respect to Parent, the knowledge of Parent's executive officers.

          (i) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its consolidated subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general,
     (ii) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting such Person to a materially greater extent than it affects other Persons in industries in which such Person competes, (iii) any change, effect, event or occurrence relating to the announcement hereof, (iv) any change in banking, savings association and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (v) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally.

          (j) "PARENT AVERAGE PRICE" means the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the NYSE Composite Transaction Tape for the five consecutive NYSE trading days ending at the close of trading on the Determination Date, taking into account any Parent Adjustment Event.

          (k) "PEER EQUIVALENT VALUE" means the "Closing Transaction Value" determined in accordance with Section 2.1, but (i) without regard to any adjustments under Section 2.1(e), (ii) calculating such Value using a deemed Closing Parent Share Value equal to (x) the Parent Average Price multiplied by (y) the quotient obtained by dividing (A) the Index Ratio by
     (B) the Parent Ratio, rounded to the nearest one-ten-thousandth, and (iii) calculating such Value using deemed share numbers of 18,822,954 shares of Company Common Stock and 6,551,806 shares of Parent Common Stock.

          (l) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (m) a "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; provided, however, that (i) any investment account advised or managed by such Person or one of its subsidiaries or Affiliates on behalf of third parties, and (ii) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such Person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent, shall not be deemed a subsidiary of such Person; provided further that, in the case of Parent, "Subsidiary" shall not include any Subsidiary (other than Merger Sub) that would not constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

     SECTION 8.4 Interpretation. Any reference herein to any requirement of performance by Merger Sub shall be deemed to include the undertaking of Parent to cause such performance. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, in the case of any agreement or instrument, such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and, in the case of statutes, such statutes as in effect on the date of this Agreement. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local or foreign statute or law shall be deemed to also refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

     SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

     SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement (including the Confidentiality Agreement dated as of July 18, 2003 between Parent and the Company) and (b) except for the provisions of Section 5.5, which shall inure to the benefit of and be enforceable by the Persons referred to therein, is not intended to confer upon any Person other than the parties any rights or remedies.

     SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, provided, however, that Parent may assign Merger Sub's rights and obligations, in whole or in part, under this Agreement to Parent or any other, wholly-owned, direct subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the non-exclusive personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or any court of the Commonwealth of Pennsylvania in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          THE PNC FINANCIAL SERVICES GROUP, INC.

                                          By        /s/ JAMES E. ROHR
                                            ------------------------------------
                                             Name: James E. Rohr
                                             Title:   Chairman and Chief
                                             Executive Officer

                                          PNC BANCORP INC.

                                          By        /s/ JAMES E. ROHR
                                            ------------------------------------
                                             Name: James E. Rohr
                                             Title:   President

                                          UNITED NATIONAL BANCORP

                                          By      /s/ THOMAS C. GREGOR
                                            ------------------------------------
                                             Name: Thomas C. Gregor
                                             Title:   Chairman of the Board,
                                                      Chief
                                                      Executive Officer and
                                                      President

                                                                       EXHIBIT A

                            FORM OF AFFILIATE LETTER

                                                                          , 2003

The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Attention: General Counsel

Ladies and Gentlemen:

     I have been advised that I may be deemed to be an "affiliate" of United National Bancorp, a New Jersey corporation (the "Company"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger dated as of August 20, 2003 (the "Merger Agreement"), by and among The PNC Financial Services Group, Inc., a Pennsylvania corporation ("Parent"), PNC Bancorp Inc., a Delaware corporation and a subsidiary of Parent ("Merger Sub") and the Company, the Company plans to merge with and into Merger Sub (the "Merger") with Merger Sub being the surviving corporation. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

     I further understand that, as a result of the Merger, in exchange for shares of common stock, par value $1.25 per share, of the Company ("Company Common Stock") I may receive common stock, par value $5.00 per share, of Parent ("Parent Common Stock").

     I have read this letter and discussed the requirements hereof to the extent I felt necessary with my counsel or counsel for the Company.

     I represent, warrant and covenant with and to Parent that in the event I receive any Parent Common Stock as a result of the Merger:

          1. I shall not make any sale, transfer, or other disposition of such Parent Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter or interpretive letter from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act, or (iii) I have the right to have the legend set forth in Sections 3 and 4 below removed pursuant to Section 4 below.

          2. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Securities Act or, other than as set forth below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          3. I understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to me as a result of the Merger and that there will be placed on the certificates, if any, for such shares, or any substitutions therefor, a legend stating in substance:

           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and The PNC Financial Services Group, Inc., a copy of which agreement is on file at the principal offices of PNC"

          4. I understand that, unless the transfer by me of the Parent Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates, if any, issued to my transferee:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under, or in accordance with an exemption from the registration requirements of, the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legend and/or any stop transfer instructions will be lifted (A) if one year (or such other period as may be required by Rule 145(d)(2) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) (or any successor thereto) are then available to me, (B) if two years (or such other period as may be required by Rule 145(d)(3) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) (or any successor thereto) are then available to me or (C) if I shall have delivered to Parent (i) a copy of a "no-action" letter or interpretative letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) a written statement from me representing that the Parent Common Stock represented by such certificates are being or have been sold in conformity with the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act.

     Execution of this letter should not be considered an admission on my part of "affiliate" status as described in the first paragraph of this letter agreement, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          By:
                                            ------------------------------------
                                              Name:

Accepted this      day of
          , 2003.

The PNC Financial Services Group, Inc.

By:
    --------------------------------------------------------
     Name:
     Title:

                                                                       EXHIBIT B

                                                                                  INITIAL SHARE PRICE:
                                                                                        08/12/03
                                                                               --------------------------
                                                   SHARES          SHARE        CLOSING        WTD BY
TICKER                COMPANY                   OUTSTANDING      WEIGHTING       PRICE       SHARES OUT
------  ------------------------------------   --------------   ------------   ----------   -------------
                                               (DOLLARS IN AND SHARES IN MILLIONS EXCEPT PER SHARE DATA)
USB     U.S. Bancorp........................      1,926.4           0.22         $24.25        $ 5.25
WFC     Wells Fargo & Co. ..................      1,679.5           0.19          50.36          9.51
WB      Wachovia Corp. .....................      1,332.2           0.15          43.72          6.55
NCC     National City Corp. ................        614.2           0.07          32.55          2.25
FITB    Fifth Third Bancorp.................        569.8           0.06          54.39          3.48
BBT     BB&T Corp. .........................        548.0           0.06          35.50          2.19
KEY     KeyCorp.............................        420.8           0.05          27.10          1.28
ASO     AmSouth Bancorp. ...................        350.7           0.04          21.40          0.84
SOTR    SouthTrust Corp. ...................        337.5           0.04          28.87          1.10
STI     SunTrust Banks, Inc. ...............        281.5           0.03          60.04          1.90
MI      Marshall & Ilsley Corp. ............        227.3           0.03          30.89          0.79
RF      Regions Financial Corp. ............        222.7           0.03          35.60          0.89
CMA     Comerica Inc. ......................        175.3           0.02          47.19          0.93
MTB     M&T Bank Corp. .....................        119.6           0.01          86.62          1.16
ZION    Zions Bancorp. .....................         89.7           0.01          56.99          0.57
                                                  -------           ----         ------        ------
        WEIGHTED INDEX SHARE PRICE                                                             $38.70

In the event that any of the bank holding companies listed above (1) ceases to be publicly traded or (2) announces after August 12, 2003 and prior to the Determination Date, a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of August 12, 2003, such company will be removed from this Exhibit B, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. If any company belonging to this group or Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the August 12, 2003 and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of this Exhibit B.

                                                                         ANNEX B

                                                                 August 21, 2003

The Board of Directors
United National Bancorp
1130 Route 22 East
Bridgewater, NJ 08807

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of United National Bancorp ("United National") of the merger consideration in the proposed merger (the "Merger") with and into PNC Financial Services Group, Inc. ("PNC"), pursuant to the Agreement and Plan of Merger, dated as of August 21, 2003, between United National and PNC (the "Agreement"). Pursuant to the terms of the Agreement, each outstanding share of United National common stock, par value $1.25 per share, of United National (the "United National Common Shares") will be entitled to elect to receive merger consideration in the form of PNC common stock, par value $5.00 per share (the "PNC Common Shares"), cash, or a combination of PNC Common Shares and cash as more fully described in the Agreement. The total amount of consideration payable in the merger is fixed as $319,990,218 cash and 6,551,806 PNC Common Shares. The amount of cash or Common Shares to be received pursuant to the election of stockholders of United National is also subject to adjustment to the extent that aggregate elections of cash or Common Shares exceed either of these amounts.

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, United National and PNC, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of United National and PNC for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to you. We have acted exclusively for the Board of Directors of United National in rendering this fairness opinion and will receive a fee from United National for our services.

     In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of United National and PNC and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2002, of United National and PNC;
(iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of United National and PNC and certain other communications from United National and PNC to its respective stockholders; and (iv) other financial information concerning the businesses and operations of United National and PNC furnished to us by United National and PNC for purposes of our analysis. We have also held discussions with senior management of United National and PNC regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for United National and PNC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of United National and PNC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for United National and PNC are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of United National or PNC, nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of United National and PNC; (ii) the assets and liabilities of United National and PNC; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the merger consideration in the Merger is fair, from a financial point of view, to holders of United National Common Shares.

                                          Very truly yours,

                                           /s/ KEEFE, BRUYETTE & WOODS, INC.
                                          KEEFE, BRUYETTE & WOODS, INC.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (the "PBCL"), PNC has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification will have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     PNC's by-laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. PNC's by-laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law. PNC has purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.  See Exhibit Index.

     (b) Financial Statement Schedules.  Not applicable.

     (c) Reports, Opinions or Appraisals. Opinion of Keefe, Bruyette & Woods, Inc. (included as Annex B to this proxy statement/prospectus which is a part of this registration statement).

ITEM 22.  UNDERTAKINGS

     (a)(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) The undersigned registrant hereby undertakes as follows: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The PNC Financial Services Group, Inc. has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on October 8, 2003.

                                          THE PNC FINANCIAL SERVICES GROUP, INC.

                                          By:       /s/ JAMES E. ROHR
                                            ------------------------------------
                                              Name:    James E. Rohr
                                              Title:   Chairman and Chief
                                                       Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints James E. Rohr and William S. Demchak, and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on October 8, 2003.

              SIGNATURES                                       TITLE
              ----------                                       -----

          /s/ JAMES E. ROHR                 Chairman, Chief Executive Officer (Principal
--------------------------------------            Executive Officer) and Director
            James E. Rohr


        /s/ WILLIAM S. DEMCHAK               Vice Chairman and Chief Financial Officer
--------------------------------------             (Principal Financial Officer)
          William S. Demchak


       /s/ SAMUEL R. PATTERSON               Controller (Principal Accounting Officer)
--------------------------------------
         Samuel R. Patterson


        /s/ PAUL W. CHELLGREN                                 Director
--------------------------------------
          Paul W. Chellgren


          /s/ ROBERT N. CLAY                                  Director
--------------------------------------
            Robert N. Clay


          /s/ J. GARY COOPER                                  Director
--------------------------------------
            J. Gary Cooper

              SIGNATURES                                       TITLE
              ----------                                       -----


     /s/ GEORGE A. DAVIDSON, JR.                              Director
--------------------------------------
       George A. Davidson, Jr.


        /s/ RICHARD B. KELSON                                 Director
--------------------------------------
          Richard B. Kelson


         /s/ BRUCE C. LINDSAY                                 Director
--------------------------------------
           Bruce C. Lindsay


        /s/ ANTHONY A. MASSARO                                Director
--------------------------------------
          Anthony A. Massaro


        /s/ THOMAS H. O'BRIEN                                 Director
--------------------------------------
          Thomas H. O'Brien


          /s/ JANE G. PEPPER                                  Director
--------------------------------------
            Jane G. Pepper


        /s/ LORENE K. STEFFES                                 Director
--------------------------------------
          Lorene K. Steffes


         /s/ DENNIS F. STRIGL                                 Director
--------------------------------------
           Dennis F. Strigl


        /s/ STEPHEN G. THIEKE                                 Director
--------------------------------------
          Stephen G. Thieke


         /s/ THOMAS J. USHER                                  Director
--------------------------------------
           Thomas J. Usher


       /s/ MILTON A. WASHINGTON                               Director
--------------------------------------
         Milton A. Washington


        /s/ HELGE H. WEHMEIER                                 Director
--------------------------------------
          Helge H. Wehmeier

                                 EXHIBIT INDEX

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBIT
-------                     ----------------------
    5.1  Form of Opinion of Thomas R. Moore, Esq. as to the legality of the shares of PNC Common Stock to be issued in the merger
         (to be filed by amendment)
    8.1  Form of Opinion of Wachtell, Lipton, Rosen & Katz as to
         certain tax matters (to be filed by amendment)
    8.2  Form of Opinion of McCarter & English, LLP as to certain tax matters (to be filed by amendment)
   23.1  Consent of Deloitte & Touche LLP (filed herewith)
   23.2  Consent of Ernst & Young LLP (filed herewith)
   23.3  Consent of KPMG LLP (filed herewith)
   23.4  Consent of Thomas R. Moore, Esq. (to be included in Exhibit
         5.1)
   23.5  Consent of Wachtell, Lipton, Rosen & Katz (to be included in
         Exhibit 8.1)
   23.6  Consent of McCarter & English, LLP (to be included in
         Exhibit 8.2)
   23.7  Consent of Keefe, Bruyette & Woods, Inc. (to be filed by amendment)
   24.1  Powers of Attorney (included on the signature page hereto)
   99.1  Agreement and Plan of Merger, dated as of August 21, 2003, by and among The PNC Financial Services Group, Inc., PNC
         Bancorp, Inc., a wholly owned subsidiary of The PNC
         Financial Services Group, Inc., and United National Bancorp
         (attached as Annex A to the proxy statement/prospectus)
   99.2  Form of Proxy Card of United National Bancorp Common Stock
         (filed herewith)
   99.3  Form of Election and instructions for completing Form of
         Election (filed herewith)
   99.4  Form of Notice of Guaranteed Delivery (filed herewith)
   99.5  Instructions for completing Substitute Form W-9 (filed herewith)
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